As filed with the Securities and Exchange Commission on June 14, 2011
Registration Nos. 333-173928, 333-173928-01, 333-173928-02

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FORD CREDIT AUTO LEASE TWO LLC
(Depositor for the Trusts described herein)
CAB EAST LLC
(Issuer with respect to the Exchange Note described herein)
CAB WEST LLC
(Issuer with respect to the Exchange Note described herein)
(Exact Names of Co-Registrants as Specified in Their Charters)

Delaware	Ford Credit Auto Lease Two LLC 13-4347114 CAB East LLC 38-3670462 CAB West LLC 38-3670460

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
One American Road
Dearborn, Michigan 48126
(313) 322-3000
(Address of co-registrants’ principal executive offices)

SUSAN J. THOMAS
Ford Motor Credit Company LLC
One American Road
Dearborn, Michigan 48126
(313) 322-2000
(Name and Address of Agent for Service)

Copy to:
JOSEPH P. TOPOLSKI
Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
(212) 940-6312

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Aggregate Price Per	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered	Unit(2)	Price(1)	Registration Fee
Asset Backed Securities	$8,000,000,000	100%	$8,000,000,000	$928,800(2)
Exchange Notes(3)	(4)	(4)	(4)	(4)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	$116.10 (filing fee relating to $1,000,000 of amount of securities to be registered) was paid by wire transfer on May 4, 2011 and $928,683.90 was paid by wire transfer on June 8, 2011.

(3)	Each exchange note (“Exchange Note”) issued by CAB East LLC and CAB West LLC will be backed by a reference pool of leases and leased vehicles owned by CAB East LLC and CAB West LLC. Each Exchange Note will be sold to Ford Credit Auto Lease Two LLC and sold by Ford Credit Auto Lease Two LLC to one of the Trusts, the issuer of the Asset Backed Securities. The Exchange Notes are not being offered to investors hereunder.

(4)	Not applicable.
The Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Co-Registrants file a further amendment that specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This prospectus supplement and the prospectus are not complete and may be changed. This prospectus supplement and the prospectus are not an offer to sell these securities and we are not seeking an offer to buy these securities in any state where the offer or sale is not permitted.

[Form of Prospectus Supplement]
SUBJECT TO COMPLETION, DATED                     , 20__
Prospectus Supplement to Prospectus dated ______, 20__
$
Ford Credit Auto Lease Trust 20__-__
Issuing Entity or Trust

Ford Credit Auto	Ford Motor
Lease Two LLC	Credit Company LLC
Depositor	Sponsor and Servicer
The trust will issue:

Before you purchase any notes, be sure you understand the structure and the risks. You should review carefully the risk factors beginning on page S-[14] of this prospectus supplement and on page 8 of the prospectus.
The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.
This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Final Scheduled
	Principal Amount	Interest Rate	Payment Date
Class A-1 notes(1)	$	%
Class A-2a notes		%
[Class A-2b notes		one-month LIBOR + ___%]
Class A-3a notes		%
[Class A-3b notes		one-month LIBOR + ___%]
Class A-4a notes		%
[Class A-4b notes		one-month LIBOR + ___%]
Class B notes		%
Class C notes		%
Class D notes		%
Total	$

(1)	The Class A-1 notes are not being offered by this prospectus supplement or the prospectus.
•	The notes will be backed by an exchange note, which will be backed by a reference pool of car, light truck and utility vehicle leases and leased vehicles purchased by Ford Credit’s titling companies from dealers.

•	The trust will pay interest and principal on the notes on the 15th day of each month (or, if not a business day, the next business day). The first payment date will be _______, 20__. The trust will pay each class of notes in full on its final scheduled payment date (or, if not a business day, the next business day) if not paid in full prior to such date.

•	The trust will pay principal sequentially to each class of notes in order of seniority (starting with the Class A-1 notes) until each class is paid in full.

•	The credit enhancement for the notes will be a reserve account, subordination, overcollateralization and excess spread.

•	[The trust will enter into interest rate swaps to hedge the interest rate risk on the floating rate notes.]
The pricing terms of the offered notes are:

			Underwriting	Proceeds to the
	Price to Public		Discount	Depositor(1)
Class A-2a notes		%	%	%
[Class A-2b notes		%	%	%]
Class A-3a notes		%	%	%
[Class A-3b notes		%	%	%]
Class A-4a notes		%	%	%
[Class A-4b notes		%	%	%]
Class B notes		%	%	%
Class C notes		%	%	%
Class D notes		%	%	%
Total	$		$	$

(1)	Before deducting expenses estimated to be $_______ and any selling concessions rebated to the depositor by any underwriter due to sales to affiliates.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
[NAMES OF UNDERWRITERS]

The date of this prospectus supplement is                     , 20__

Reading this Prospectus Supplement and the Prospectus	S-3
Forward-Looking Statements	S-3
Transaction Structure Diagram	S-4
Transaction Parties and Documents Diagram	S-5
Summary	S-6
Risk Factors	S-14
Transaction Parties	S-20
Depositor	S-20
Issuing Entity	S-20
Owner Trustee	S-20
Indenture Trustee	S-21
Titling Companies	S-21
Collateral Agent	S-21
Administrative Agent	S-21
Sponsor	S-22
Material Changes to Origination, Purchasing and Underwriting Policies and Procedures	S-22
Vintage Originations Information	S-23
Static Pool Information – Prior Securitized Pools	S-24
Servicer	S-24
Material Changes to Servicing Policies and Procedures	S-26
Ratings of the Servicer	S-26
Reference Pool	S-27
Criteria for Selecting the Reference Pool	S-27
Composition of the Reference Pool	S-27
Representations about the Reference Pool and Obligation to Remove Ineligible Leases and Leased Vehicles Upon Breach	S-27
Maturity and Prepayment Considerations	S-28
General	S-28
Weighted Average Life of the Notes	S-29
Description of the Exchange Note	S-35
Available Funds	S-35
Priority of Payments on the Exchange Note	S-37
Shared Amounts	S-39
Description of the Notes	S-39
Payments of Interest	S-39
Payments of Principal	S-40
Priority of Payments	S-41
Events of Default and Acceleration	S-44
Post-Acceleration Priority of Payments.	S-44
Residual Interest; Issuance of Additional Securities	S-45
Optional Redemption or “Clean Up Call” Option	S-45
Credit Enhancement	S-46
Reserve Account	S-46
Subordination	S-46
Excess Spread	S-47
Overcollateralization	S-47
[Description of the Interest Rate Hedges and the Hedge Counterparty	S-47
General	S-47
Net Payments	S-47
Early Termination of the Interest Rate Hedges	S-48
Description of the Hedge Counterparty	S-49
Transaction Fees and Expenses	S-49
Monthly Investor Reports	S-50
Annual Compliance Reports	S-51
Affiliations and Certain Relationships and Related Transactions	S-51
Tax Considerations	S-52
ERISA Considerations	S-52
Underwriting	S-53
Legal Opinions	S-54
Glossary of Certain Terms	S-55
Index of Defined Terms in the Prospectus Supplement	S-57
Annex A: Composition of the Reference Pool	A-1
Annex B: Vintage Originations Information	B-1
Annex C: Static Pool Information – Prior Securitized Pools	C-1

READING THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
     This prospectus supplement provides information about Ford Credit Auto Lease Trust 20__-__ and the terms of the notes to be issued by the trust. You should rely only on the information provided or referenced in this prospectus supplement and the prospectus. Ford Credit has not authorized anyone to provide you with different information.
     This prospectus supplement begins with the following brief introductory sections:
•	Transaction Structure Diagram — illustrates the structure of this securitization transaction, including the credit enhancement available to the notes,

•	Transaction Parties and Documents Diagram — illustrates the role that each transaction party and transaction document plays in this securitization transaction,

•	Summary — describes the main terms of the notes, the cash flows in this securitization transaction and the credit enhancement available to the notes, and

•	Risk Factors — describes the most significant risks of investing in the offered notes.
     The other sections of this prospectus supplement contain more detailed descriptions of the offered notes and the structure of this securitization transaction. Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus supplement. The Table of Contents on the preceding page contains references to key topics.
     A glossary of certain terms is at the end of this prospectus supplement and an index of defined terms is at the end of this prospectus supplement and at the end of the prospectus.
FORWARD-LOOKING STATEMENTS
     Any projections, expectations and estimates contained in this prospectus supplement are not purely historical in nature but are forward-looking statements based upon information and certain assumptions Ford Credit and the depositor consider reasonable, subject to uncertainties as to circumstances and events that have not as yet taken place and are subject to material variation. Neither Ford Credit nor the depositor has any obligation to update or otherwise revise any forward-looking statements including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments that may arise after the date of this prospectus supplement.

TRANSACTION STRUCTURE DIAGRAM
     The following diagram provides a simplified overview of the structure of this securitization transaction and the credit enhancement available for the notes. You should read this prospectus supplement and the prospectus in their entirety for a more detailed description of this securitization transaction.

(1)	The titling companies will allocate a reference pool of leases and leased vehicles to the exchange note. The reference pool will have an initial total securitization value of $ and the exchange note will have an initial note balance of $________.

(2)	The reserve account will be funded on the closing date at ___% of the initial total securitization value. On each payment date, any amounts remaining after all higher priority payments have been made will be deposited in the reserve account until the reserve account balance reaches the targeted reserve amount of $ which is % of the initial total securitization value, as described under “Credit Enhancement — Reserve Account” in this prospectus supplement.

(3)	Overcollateralization is the amount by which the initial total securitization value exceeds the principal amount of the notes on the closing date.

(4)	Excess spread representing the excess of the collections on the reference pool over senior amounts payable from those collections will be available to pay principal on the exchange note or to cover any shortfall in payment on the notes. Excess spread representing the excess of interest payments on the exchange note over the fees and expenses of the trust, including interest payments on the notes, will be available to pay principal on the notes.

(5)	All notes other than the Class D notes benefit from subordination of more junior classes to more senior classes. The subordination varies depending on whether interest or principal is being paid[, whether there is an interest rate hedge on a more senior class] or whether an event of default that results in acceleration has occurred. For a more detailed description of subordination within this securitization, you should read “Description of the Notes — Priority of Payments, ” “— Post-Acceleration Priority of Payments” and “Credit Enhancement — Subordination” in this prospectus supplement.

(6)	[Each month on a net basis, the trust will make fixed rate payments on the notional amounts related to the floating rate notes and will receive floating rate payments on those notional amounts under the interest rate swaps. For a more detailed description of the interest rate hedges, you should read ”Description of the Interest Rate Hedges and the Hedge Counterparty” in this prospectus supplement.]

(7)	The residual interest will be held initially by the depositor and represents the right to all funds not needed to make required payments on the notes, pay fees and expenses of the trust or make deposits in the reserve account.

TRANSACTION PARTIES AND DOCUMENTS DIAGRAM
     The following diagram shows the role of each transaction party and the obligations that are governed by each transaction document in this securitization transaction. Forms of the documents identified in this diagram are included as exhibits to the registration statement filed with the SEC that includes the prospectus.

SUMMARY
     This summary describes the main terms of the issuance of and payments on the notes, the assets of the trust, the cash flows in this securitization transaction and the credit enhancement available to the notes. It does not contain all of the information that you should consider in making your investment decision. To understand fully the terms of the offered notes and the transaction structure, you should read this prospectus supplement, especially “Risk Factors” beginning on page S-[14], and the prospectus in its entirety.
Transaction Overview
The depositor will use the proceeds from the sale of the offered notes to purchase an exchange note from Ford Credit. The exchange note will be issued by the titling companies and backed by a reference pool of leases and leased vehicles purchased by the titling companies from motor vehicle dealers. The trust will issue the notes to the depositor in exchange for the exchange note on the closing date. The depositor will sell the offered notes to the underwriters who will sell them to investors.
Transaction Parties
Sponsor, Servicer, Lender, Titling Company Servicer, Titling Company Administrator, Collateral Agent Administrator and Indenture Administrator
Ford Motor Credit Company LLC, or “Ford Credit”
Depositor
Ford Credit Auto Lease Two LLC
Issuing Entity or Trust
Ford Credit Auto Lease Trust 20__-__
Owner Trustee
U.S. Bank Trust National Association
Indenture Trustee
The Bank of New York Mellon
Titling Companies
CAB East LLC
CAB West LLC
Collateral Agent
HTD Leasing LLC
Administrative Agent
U.S. Bank National Association
[Hedge Counterparty
        ]
For more information about the transaction parties, you should read “Transaction Parties” in this prospectus supplement.
Closing Date
The trust expects to issue the notes on or about ________, 20__, the “closing date.”
Cutoff Date
Collections on the leases and leased vehicles included in the reference pool on or after ________, 20__, the “cutoff date,” will be applied to make payments on the exchange note. Payments on the exchange note will be applied to make payments on the notes.
Notes
The trust will issue the following classes of notes:

Principal
	Amount	Interest Rate
Class A-1 notes(1)	$	%
Class A-2a notes	$	%
[Class A-2b notes	$	one-month LIBOR + ___%]
Class A-3a notes	$	%
[Class A-3b notes	$	one-month LIBOR + ___%]
Class A-4a notes	$	%
[Class A-4b notes	$	one-month LIBOR + ___%]

Principal
	Amount	Interest Rate
Class B notes	$	%
Class C notes	$	%
Class D notes	$	%

(1)	The Class A-1 notes are not being offered by this prospectus supplement.
The Class A-2a, [Class A-2b,] Class A-3a, [Class A-3b,] Class A-4a, [Class A-4b], Class B, Class C and Class D notes are being offered by this prospectus supplement and the prospectus and are referred to as the “offered notes.” [The Class A-2b, Class A-3b and Class A-4b notes are sometimes referred to as the “floating rate notes.” Each of (a) the Class A-2a notes and the Class A-2b notes, (b) the Class A-3a notes and the Class A-3b notes and (c) the Class A-4a notes and the Class A-4b notes, constitute a single class and have equal rights to payments of principal and interest.]
The depositor initially will retain the residual interest in the trust.
Payment Dates
The trust will pay interest and principal on the notes on “payment dates,” which will be the 15th day of each month (or, if not a business day, the next business day). The first payment date will be ________, 20__.
The notes, except the Class A-1 notes [and the floating rate notes], will accrue interest on a “30/360” basis from the 15th day of the preceding month to the 15th day of the current month (or from the closing date to _______, for the first period).
The Class A-1 notes [and the floating rate notes] will accrue interest on an “actual/360” basis from the preceding payment date (or from the closing date, for the first period) to the following payment date.
The final scheduled payment date for each class of notes is listed below. It is expected that each class of notes will be paid in full earlier than its final scheduled payment date.

Final Scheduled
Payment Date
Class A-1 notes
Class A-2 notes
Class A-3 notes
Class A-4 notes
Class B notes
Class C notes
Class D notes
For a more detailed description of the payment of interest and principal on each payment date, you should read “Description of the Notes — Payments of Interest” and “— Payments of Principal” in this prospectus supplement.
Optional Redemption or “Clean Up Call” Option
The servicer will have a “clean up call” option to purchase the exchange note on any payment date that the note balance is 5% or less of the initial note balance. The servicer may exercise its clean up call option only if the purchase price for the exchange note will be sufficient to pay in full the notes[, all payments due to the hedge counterparty] and all fees and expenses of the trust. Upon the servicer’s exercise of its clean up call option, the notes will be redeemed and paid in full.
[Calculation Agent
The “calculation agent” will be the indenture trustee. The calculation agent will determine LIBOR and calculate the interest rate for the floating rate notes.]
Form and Minimum Denomination
The notes will be issued in book-entry form. The offered notes will be available in minimum denominations of $100,000 and in multiples of $1,000.
Exchange Note
The primary asset of the trust will be an “exchange note” issued by the titling companies to Ford Credit. The exchange note will be issued under a revolving credit facility provided by Ford Credit to the titling companies to finance their purchase of leases and leased vehicles from dealers.
On the closing date, the note balance of the exchange note will be $_________. The exchange note will accrue interest at a rate of __%.

The titling companies will use amounts received on a “reference pool” of leases and leased vehicles to make payments on the exchange note. These amounts include:
•	payments by or on behalf of the lessees on the leases,

•	net proceeds from sales of leased vehicles, and

•	proceeds from claims on insurance policies covering the lessees, the leases or the leased vehicles.
For a more detailed description of the Exchange Note you should read “Description of the Exchange Note” in this prospectus supplement.
Reference Pool
The leases in the reference pool are retail closed-end lease contracts for new cars, light trucks and utility vehicles. A lessee who complies with the terms of the lease will not be responsible for the value of the leased vehicle at the end of the lease.
The “securitization value” of a lease is the sum of the present values of (1) the remaining scheduled base monthly payments and (2) the base residual value of the related leased vehicle. The base residual value of a leased vehicle is the lesser of the contract residual value and the ALG base residual value for the leased vehicle. The “total securitization value” is the aggregate securitization value of all leases in the reference pool.
For more information about the calculation of securitization value, you should read the definition of securitization value in the “Glossary of Certain Terms” in this prospectus supplement.
Summary characteristics of the reference pool on the cutoff date:

Number of leases
Initial total securitization value	$
Residual portion of securitization value	$
Residual portion of securitization value(1)		%
Base monthly payments plus base residual value	$
Base residual value	$
Base residual value(2)		%
Base residual value(1)		%
Weighted average(3) remaining term		months
Weighted average(3) original term		months
Weighted average(3) FICO® score

(1)	As a percentage of the initial total securitization value.

(2)	As a percentage of base monthly payments plus base residual value.

(3)	Weighted averages are weighted by the securitization value of each lease on the cutoff date.
For more information about the characteristics of the reference pool, you should read “Composition of the Reference Pool” attached as Annex A to this prospectus supplement.
Trust Assets
The trust assets will include:
•	the exchange note,

•	rights to funds in the reserve account and the collection account,

•	rights under the transaction documents for the removal of ineligible and certain other leases and leased vehicles, and

•	rights under the transaction documents for servicer advances.
Servicer
Ford Credit will be the servicer of the leases and leased vehicles in the reference pool.
The trust will pay the servicer on each payment date (1) a servicing fee for each month equal to 1/12 of ___% of the total securitization value at the beginning of the preceding month and (2) an administration fee equal to 1/12 of ___% of the note balance of the notes at the end of the preceding month.
For more information about the servicer, you should read “Transaction Parties — Servicer” in this prospectus supplement.

Priority of Payments on the Exchange Note
On each payment date, the indenture trustee will apply available funds to make payments on the exchange note in the order of priority listed below. Available funds generally will include all amounts collected on the reference pool from the preceding month. This priority will not apply to the proceeds from the sale of any portion of the reference pool if the exchange note is accelerated after a facility default or an exchange note event of default.
(1)	Servicing Fee and Advance Reimbursement — to the servicer, the servicing fee and reimbursement of outstanding advances,

(2)	Interest — to the trust, interest due on the exchange note,

(3)	Principal — to the trust, principal on the exchange note equal to the excess of (a) the total securitization value at the beginning of the preceding month, over (b) the total securitization value at the beginning of the month that includes the payment date, plus any principal required to be paid on prior payment dates that remains unpaid,

(4)	Shortfall Payments — to the trust, all amounts necessary to cover any shortfall in payments on the notes on such payment date,

(5)	Reserve Account — to the reserve account, the amount, if any, required to reach the targeted reserve amount,

(6)	Shared Amounts — to be applied as shared amounts with respect to any exchange note other than the exchange note owned by the trust if there has been a failure to pay principal or interest owed on such other exchange note, and

(7)	Remaining Amounts — to be applied under the revolving credit facility, all remaining collections.
For a more detailed description of the priority of payments on the exchange note and the allocation of funds on each payment date you should read “Description of the Exchange Note — Priority of Payments on the Exchange Note” and “— Shared Amounts” in this prospectus supplement.
Priority of Payments on the Notes
On each payment date, the trust will apply the amounts received on the exchange note on such payment date [and any net hedge receipts] to make payments in the order of priority listed below. This priority will not apply to the proceeds from the sale of the exchange note if the notes are accelerated after an event of default:
(1)	Trustee Fees and Expenses — to the indenture trustee and the owner trustee, all fees, expenses and indemnities due, and to or at the direction of the trust, any expenses of the trust, up to a maximum amount of $_______ per year,

(2)	Administration Fee — to the servicer, the administration fee,

(3)	[Net Hedge Payments — ratably to the hedge counterparty, any net hedge payments due,]

(4)	[Senior Hedge Termination Payments — to the hedge counterparty, senior hedge termination payments due to the hedge counterparty,]

(5)	Class A Note Interest — to the Class A noteholders, interest due on the Class A notes, pro rata based on the principal amount of the Class A notes,

(6)	First Priority Principal Payment — to the Class A noteholders, sequentially by class, the amount equal to the excess of (a) the principal amount of the Class A notes, over (b) the total securitization value at the beginning of the month that includes the payment date,

(7)	Class B Note Interest — to the Class B noteholders, interest due on the Class B notes,

(8)	Second Priority Principal Payment — to the Class A and Class B noteholders, sequentially by class, the amount equal to the excess of (a) the principal amount of the Class A and Class B notes, over (b) the total securitization value at the beginning of the month that includes the payment date, which amount will be reduced by any first priority principal payment on that payment date,

(9)	Class C Note Interest — to the Class C noteholders, interest due on the Class C notes,

(10)	Third Priority Principal Payment — to the Class A, Class B and Class C noteholders, sequentially by class, the amount equal to the excess of (a) the principal amount of the Class A, Class B and Class C notes, over (b) the total securitization value at the beginning of the month that includes the payment date, which amount will be reduced by any first and second priority principal payments on that payment date,

(11)	Class D Note Interest — to the Class D noteholders, interest due on the Class D notes,

(12)	Regular Principal Payment — to the noteholders, sequentially by class, the amount equal to the excess of (a) the total securitization value at the beginning of the preceding month, over (b) the total securitization value at the beginning of the month that includes the payment date, which amount will be reduced by any priority principal payment on that payment date, plus any principal required to be paid on prior payment dates that remains unpaid,

(13)	Reserve Account — to the reserve account, the amount required to reach the targeted reserve amount,

(14)	[Subordinated Hedge Termination Payments — to the hedge counterparty, any hedge termination payments due to the hedge counterparty to the extent not paid in (4) above,]

(15)	Additional Fees and Expenses — to the indenture trustee, the owner trustee and the trust, all amounts due to the extent not paid in (1) above, and

(16)	Residual Interest — to the holder of the residual interest in the trust, all remaining amounts.
The trust will not pay principal on any class of notes until the principal amounts of all more senior classes of notes are paid in full.
For a more detailed description of the priority of payments on each payment date, you should read “Description of the Notes — Priority of Payments” in this prospectus supplement.
Credit Enhancement
Credit enhancement provides protection for the notes against losses on the leases and leased vehicles in the reference pool and potential shortfalls in the amount of cash available to the trust to make required payments. If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date will bear a greater risk of loss than notes having an earlier final scheduled payment date.
The following credit enhancement will be available to the trust.
Reserve Account
On the closing date, the depositor will deposit $_______ in the reserve account, which is __% of the initial total securitization value. The targeted reserve amount will be $_______, which is __% of the initial total securitization value.
If collections on the exchange note are insufficient to cover all amounts payable under priorities (1) through (4) under “— Priority of Payments on the Exchange Note” above, the indenture trustee will withdraw funds from the reserve account to cover the shortfall. The indenture trustee will also withdraw funds from the reserve account to the extent needed to pay any class of notes in full on its final scheduled payment date or to pay the notes following the sale of the exchange note upon an event of default and acceleration of the notes.
If, on any payment date, the targeted reserve amount is not on deposit in the reserve account, the reserve account will be funded from collections on the reference pool and payments on the exchange note until the targeted reserve amount is reached, in each case, after all higher priority payments have been made.
For more information about the reserve account, you should read “Credit Enhancement — Reserve Account” in this prospectus supplement.

Subordination
The trust will pay interest to all classes of the Class A notes and then will pay interest sequentially to the remaining classes of notes in order of seniority. The trust will not pay interest on the Class B, Class C or Class D notes until all interest due on the Class A notes is paid in full.
The trust will pay principal sequentially to each class of notes in order of seniority (beginning with the Class A-1 notes). The trust will not pay principal on any class of notes until the principal amounts of all more senior classes of notes are paid in full.
In addition, if a priority principal payment is required on any payment date, the trust will pay principal to the most senior class of notes outstanding prior to the payment of interest on the affected subordinated notes on that payment date.
For a more detailed description of the priority of payments, including changes to the priority after an event of default and acceleration of the notes, you should read “Description of the Notes — Priority of Payments,” “— Post-Acceleration Priority of Payments” and “Credit Enhancement — Subordination” in this prospectus supplement.
Excess Spread
For any payment date, there are two types of excess spread. First, there is the excess spread representing the excess of collections on the reference pool over the sum of the servicing fee, the interest payments on the exchange note plus the reduction in the total securitization value. This excess spread will be available to pay principal on the exchange note or to cover any shortfall in payment on the notes. Second, there is the excess spread representing the excess of the interest payments on the exchange note received by the trust over the senior fees and expenses of the trust[, the senior payments to the hedge counterparty,] and the interest payments on the notes. This excess spread will be available to pay principal on the notes.
For a more detailed description of the use of excess spread as credit enhancement, you should read “Credit Enhancement — Excess Spread” in this prospectus supplement.
Overcollateralization
Overcollateralization is the amount by which the total securitization value exceeds the principal amount of the notes. Overcollateralization means there will be additional leases and leased vehicles generating collections that can be used to cover losses on the reference pool. On the closing date, overcollateralization will be $________, which is ___% of the initial total securitization value.
For a more detailed description of the overcollateralization, you should read “Credit Enhancement — Overcollateralization” in this prospectus supplement.
Removal of Leases and Leased Vehicles from the Reference Pool
Ford Credit, as servicer, may be required from time to time to remove certain leases and leased vehicles from the reference pool and to make a corresponding payment to the collection account. Ford Credit will be required to remove a lease and leased vehicle from the reference pool if (1) the representations it made about the lease and leased vehicle are later discovered to have been untrue, are not cured and have a material adverse effect on the lease or leased vehicle, (2) its servicing materially impairs the lease or leased vehicle, (3) it changes the amount of the monthly payment [or the number of monthly payments due under the lease] or (4) the leased vehicle is no longer owned by a titling company.
For a more detailed description of the servicer’s obligations to remove ineligible leases and leased vehicles you should read “Reference Pool – Representations about the Reference Pool and Obligation to Remove Ineligible Leases and Leased Vehicles upon Breach” in this prospectus supplement. For a more detailed description of the servicer’s other obligations to remove leases and leased vehicles, you should read “Servicing the Reference Pool and the Securitization Transaction — Obligations to Remove Leases and Leased Vehicles” in the prospectus.
Controlling Class
Holders of the Controlling Class will control certain decisions regarding the trust, including whether to declare or waive events of default and events of servicer termination, or accelerate the notes, cause a sale of the exchange note or direct the indenture trustee to exercise other remedies following an event of default. Holders of notes that are not part of the Controlling Class will not have these rights.
The “Controlling Class” will be the outstanding classes of the Class A notes, voting as a single class, as long as any Class A notes are outstanding. After the Class A notes are paid in full, the most senior class of notes outstanding will be the Controlling Class.
[Interest Rate Hedges and Hedge Counterparty
The trust will enter into interest rate swaps to hedge the interest rate risks relating to the floating rate notes. The initial notional amounts of the interest rate swaps will equal the principal amounts of the floating rate notes on the closing date.
__________ will be the hedge counterparty under the interest rate hedges for each class of floating rate notes.
The hedge counterparty may transfer or assign its rights and obligations under the interest rate hedges only if the rating agency condition has been satisfied or it has provided prior notice to the rating agencies as required by the interest rate hedges.
For a more detailed description of the interest rate hedges and the hedge counterparty, you should read “Description of the Interest Rate Hedges and the Hedge Counterparty” in this prospectus supplement.]
Ratings
The depositor expects that the offered notes will receive credit ratings from ______ nationally recognized statistical rating organizations, or “rating agencies.”
The ratings of the offered notes will address the likelihood of the timely payment of interest and the ultimate payment of principal on the notes according to their terms. Each rating agency rating the offered notes will monitor the ratings using its normal surveillance procedures. Any rating agency may change or withdraw an assigned rating at any time. Any rating action taken by one rating agency may not necessarily be taken by the other rating agency. No transaction party will be responsible for monitoring any changes to the ratings on the offered notes.
Tax Status
If you purchase an offered note, you agree by your purchase that you will treat your offered note as debt for U.S. federal, state and local income and franchise tax purposes.
___________ will deliver its opinion that, for U.S. federal income tax purposes:
•	the offered notes will be treated as debt, and

•	the trust will not be classified as an association or publicly traded partnership taxable as a corporation.
For more information about the application of U.S. federal, state and local tax laws, you should read “Tax Considerations” in this prospectus supplement and in the prospectus.
ERISA Considerations
The offered notes generally will be eligible for purchase by employee benefit plans.
For more information about the treatment of the notes under ERISA, you should read “ERISA Considerations” in this prospectus supplement and in the prospectus.
Contact Information for the Depositor
Ford Credit Auto Lease Two LLC
c/o Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 800-B3
One American Road
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office
Telephone number: (313) 594-3495
Fax number: (313) 390-4133
Contact Information for the Servicer
Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 800-B3
One American Road
Dearborn, Michigan 48126
Attention: Securitization Operations Supervisor
Telephone number: (313) 206-5899
Fax number: (313) 390-4133

Website: www.fordcredit.com
CUSIP Numbers

CUSIP
Class A-2a notes

[Class A-2b notes]

Class A-3a notes

[Class A-3b notes]

Class A-4a notes

[Class A-4b notes]

Class B notes

Class C notes

Class D notes

RISK FACTORS
     In addition to the risk factors starting on page [8] of the prospectus, you should consider the following risk factors in deciding whether to purchase any of the offered notes.

[The Class B, Class C and Class D notes will be subject to greater risk because of subordination]	[The Class B notes will bear greater risk than the Class A notes because no interest will be paid on the Class B notes until all interest on the Class A notes [and all payments due to the hedge counterparty (other than certain subordinated hedge termination payments)] are paid in full, and no principal will be paid on the Class B notes until the principal amount of the Class A notes is paid in full. The Class C and Class D notes bear even greater risk because of similar subordination to all more senior classes of notes.]

Residual value losses could result in losses on your notes	Because the leases in the reference pool are closed-end leases, you will bear the risk that the leased vehicles are worth less than their base residual values at the end of the leases. The base residual values of the leased vehicles equal ____% of the sum of the base residual values plus the total base monthly payments, which is the total amount that will be available to pay your notes assuming each base monthly payment is made as scheduled and each leased vehicle is returned and sold for an amount equal to its base residual value. The base residual value of ____% of the leased vehicles by securitization value equals the ALG base residual value of the leased vehicle.

In order to establish residual values, Ford Credit and ALG each take into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease (such as the term of the lease, the month in which the lease is scheduled to terminate and the maximum allowable mileage) and the leased vehicle (such as the vehicle make, type and model and the manufacturer’s suggested retail price). Certain factors that can be expected to affect the value of a leased vehicle in the future can be predicted with a high degree of certainty, although it is impossible to predict with certainty the magnitude of the effect. For example, a vehicle leased under a lease that has a longer term or a higher maximum allowed mileage would generally be expected to have a lower residual value than an identical vehicle leased under a lease that has a shorter term or a lower maximum allowed mileage. There are other factors that cannot be predicted with a high degree of certainty that will also affect the value of a leased vehicle in the future. For example, it is impossible to predict with certainty the residual value of a vehicle of a certain make, type or model relative to the residual value of a vehicle of a different make, type or model.

In order to establish residual values, Ford Credit and ALG each make predictions about a number of factors that may affect the supply and demand for used vehicles, including changes in consumer tastes and economic factors, vehicle manufacturer decisions and government actions as described under “Risk Factors — Performance of the reference pool is uncertain” in the prospectus. In making forecasts of the value of used vehicles in the future, Ford Credit and ALG each also make predictions about a number of factors that affect used vehicle pricing, including housing prices, commodity prices, wage growth, consumer sentiment, interest rates, gas and oil prices and new vehicle sales. None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events.

In addition, almost all the leases in the reference pool were originated under Ford-sponsored marketing programs. Under these programs, the contract residual values of the leased vehicles were set higher than the contract residual values Ford Credit would otherwise have set. As a result, the price at which a lessee may purchase one of these leased vehicles was also set higher than it would otherwise have been set, making it more likely that the purchase price will exceed the market value of the leased vehicle and less likely that a lessee will purchase one of these leased vehicles. Consequently, a large portion of the leased vehicles will likely be returned at lease end. The net sales proceeds on these returned vehicles may be less than their base residual values. Finally, you may not receive the full benefit if the market value is greater than the base residual value because the lessee has the right to purchase the leased vehicle for an amount that exceeds the contract residual value by no more than $500.

Because residual values cannot be predicted with certainty and you will bear the risk if the leased vehicles are worth less than their base residual values and may not receive the full benefit if they are worth more than their base residual values, you may experience losses on your notes.

An event of default and acceleration of the notes may result in earlier than expected payment of your notes or losses on your notes	An event of default may result in an acceleration of payments on your notes. You will suffer losses if collections on the reference pool and the proceeds of any sale of the leases and leased vehicles or the exchange note are insufficient to pay the amounts owed on your notes [and any payments due to the hedge counterparty]. If your notes are paid earlier than expected, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes. If the notes are accelerated after an event of default, the trust will not pay interest or principal on any notes that are not part of the Controlling Class until all interest and principal on the notes of the Controlling Class [and any payments due to the hedge counterparty for the Controlling Class (other than certain subordinated hedge termination payments)] are paid in full.

For a more detailed description of events of default and acceleration of the notes, you should read “Description of the Notes — Events of Default and Acceleration” in this prospectus supplement and “Description of the Notes — Events of Default and Remedies” in the prospectus. For a more detailed description of the change in the priority of payments following certain events of default and acceleration of the notes, you should read “Description of the Notes — Priority of Payments” and “— Post-Acceleration Priority of Payments” in this prospectus supplement.

Geographic concentration may result in more risk to you	As of the cutoff date, the billing addresses of the lessees of the leases in the reference pool were concentrated in ______ (____%), _______ (____%), _______ (____%), _______ (____%), _______ (____%), _______ (____%) and _______ (____%). No other state constituted more than 5% of the initial total securitization value. Economic conditions or other factors affecting these states in particular could adversely impact the delinquency, credit loss, repossession or residual loss experience on the reference pool and could result in delays in payments or losses on your notes.

Financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your notes and/or limit your ability to resell your notes	Over the past several years, major disruptions in the global financial markets caused a significant reduction in liquidity in the secondary market for asset-backed securities. While conditions in the financial markets and the secondary markets have recently improved, there can be no assurance that future events will not occur that could have a similar adverse effect on liquidity of the secondary market. If the lack of liquidity in the secondary market recurs, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

For more information about how illiquidity may impact your ability to resell your notes, you should read “Risk Factors — The absence of a secondary market for your notes could limit your ability to resell them” in the prospectus.

The continuing economic downturn may adversely affect the performance of the reference pool, which could result in losses on your notes	Over the past few years, the United States experienced a severe economic downturn that adversely affected the performance of the leases and the value of the leased vehicles in the reference pool. During this downturn, high unemployment and a lack of availability of credit led to increased delinquency and default rates by lessees, as well as decreased consumer demand for cars, trucks and utility vehicles and reduced used vehicle prices, which increased the amount of losses on leased vehicles returned at lease end and defaulted leases. While certain economic factors have improved recently, other factors, such as unemployment, have not yet improved. If the economic downturn worsens or continues for a prolonged period of time, delinquencies and losses on the leases could increase again, which could result in losses on your notes.

For more information about the delinquency, repossession and credit loss experience for Ford Credit’s portfolio of U.S. retail lease contracts, you should read “Transaction Parties — Servicer — Delinquency, Repossession and Credit Loss Experience” in this prospectus supplement.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes
The ratings on the offered notes are not recommendations to purchase, hold or sell the offered notes and do not address market value or investor suitability. The ratings reflect the rating agency’s assessment of the future performance of the reference pool, the credit enhancement on the notes and the likelihood of repayment of the offered notes. There can be no assurance that the reference pool and/or the offered notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the reference pool, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the offered notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has hired [two] nationally recognized statistical rating organizations, or “NRSROs,” and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under SEC rules, information provided to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to non-hired NRSROs in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement. NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the offered notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the offered notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

You should make your own evaluation of the future performance of the reference pool and the credit enhancement on the offered notes, and not rely solely on the ratings on the offered notes.

Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust	The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” is extensive legislation that impacts financial institutions and other non-bank financial companies, such as Ford Credit. In addition, the Dodd-Frank Act will impact the offering, marketing and regulation of consumer financial products and services, and will increase regulation of the securitization and derivatives markets. Many of the new requirements will be the subject of implementing regulations which have yet to be released.

Until implementing regulations are issued, there can be no assurance that the new requirements will not have an adverse impact on the servicing of the leases and leased vehicles, on Ford Credit’s securitization programs or on the regulation and supervision of Ford Credit, the depositor or the trust.

For a discussion of the alternative liquidation framework established by the Dodd-Frank Act for certain non-bank financial companies, you should read "Risk Factors — Federal financial reform could have an adverse impact on Ford Credit, the depositor and the trust” and "Some Important Legal Considerations — The Dodd-Frank Act” in the prospectus.

[Retention of any of the notes by the depositor or an affiliate of the depositor could adversely affect the market value of your notes and/or limit your ability to resell your notes]	[Some or all of one or more classes of the notes may be retained by the depositor or conveyed to an affiliate of the depositor. As a result, the market for such a retained class of notes may be less liquid than would otherwise be the case and, if any retained notes are subsequently sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of your notes and/ or limit your ability to resell your notes.]

[Risks associated with the interest rate hedges]	[The trust will enter into interest rate swaps with a hedge counterparty to hedge the interest rate risk relating to the floating rate notes because the exchange note owned by the trust bears interest at a fixed rate while the floating rate notes will bear interest at a floating rate.

If the floating rate payable by the hedge counterparty under an interest rate swap is substantially greater than the fixed rate payable by the trust, the trust will be more dependent on receiving payments from the hedge counterparty in order to make interest payments on the notes without using amounts that would otherwise be used to pay principal on the notes.

If the floating rate payable by the hedge counterparty under an interest rate swap is less than the fixed rate payable by the trust, the trust will be obligated to make payments to the hedge counterparty. The amount payable to the hedge counterparty may rank higher in priority than payments on your notes.

If the hedge counterparty fails to make any payments required under an interest rate hedge when due, payments on your notes may be reduced or delayed.

An interest rate hedge generally may not be terminated except upon the failure of either party to make payments when due, the insolvency of either party, illegality, an occurrence of an event of default that results in acceleration of the notes and liquidation of the pool of receivables, the making of an amendment to the transaction documents that adversely affects the hedge counterparty without its consent, or the failure of the hedge counterparty to post collateral, assign the interest rate hedge to an eligible substitute counterparty or take other corrective action if the hedge counterparty’s credit ratings drop below the levels set forth in the rating agency’s criteria sufficient, in each case, to maintain the then-current ratings of the classes of notes. Upon termination of an interest rate swap, a termination payment may be due to the trust or due to the hedge counterparty. Any such termination payment could be substantial if market interest rates and other conditions have changed materially. To the extent not paid by a replacement hedge counterparty, any termination payments will be paid by the trust from funds available for such purpose, and payments on your notes may be reduced or delayed.

If a hedge counterparty’s credit rating drops below the levels set forth in a rating agency’s criteria and a termination event occurs under the interest rate hedges because the hedge counterparty fails to take one of the required corrective actions, that rating agency may place its ratings on the notes on watch or reduce or withdraw its ratings if the trust does not declare a termination event and replace the hedge counterparty. In these circumstances, ratings on both fixed rate notes and floating rate notes could be affected.]

TRANSACTION PARTIES
     The following information identifies certain transaction parties for this securitization transaction. For a description of the other transaction parties, and a description of the rights and responsibilities of all transaction parties, you should read “Sponsor and Servicer,” “Depositor,” “Issuing Entity,” “Indenture Trustee,” “Owner Trustee,” “Titling Companies,” “Collateral Agent” and “Administrative Agent” in the prospectus.
Depositor
     The depositor is Ford Credit Auto Lease Two LLC. Ford Credit is the sole member of the depositor.
Issuing Entity
     The issuing entity for this securitization transaction is Ford Credit Auto Lease Trust 20__-__. The trust’s fiscal year is the calendar year.
     On the closing date, the depositor will sell the exchange note to the trust and make an initial deposit in the reserve account in exchange for the notes and the residual interest in the trust. The following table shows the capitalization of the trust on the closing date after issuance of the notes.

Principal Amount
Class A-1 notes	$
Class A-2a notes
[Class A-2b notes]
Class A-3a notes
[Class A-3b notes]
Class A-4a notes
[Class A-4b notes]
Class B notes
Class C notes
Class D notes
Residual Interest — Overcollateralization

Total — Exchange Note Initial Note Balance	$

Owner Trustee
     U.S. Bank Trust National Association, or “U.S. Bank Trust,” will act as the “owner trustee” under the trust agreement. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association, or “U.S. Bank,” the ____ largest commercial bank in the United States. U.S. Bancorp, with total assets exceeding $_________ as of _________, 20__, is the parent company of U.S. Bank. As of _________, 20__, U.S. Bancorp served approximately __________ customers and operated over ______ branch offices in __ states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.
     U.S. Bank Trust has provided owner trustee services since 2000. As of ________, 20__, U.S. Bank Trust was acting as owner trustee with respect to over ____ issuances of securities. This portfolio includes mortgage-backed and asset-backed securities.
     For a description of the duties and responsibilities of the owner trustee, you should read “Owner Trustee” in the prospectus.

Indenture Trustee
     The Bank of New York Mellon, a New York banking corporation, will act as the “indenture trustee” under the indenture. Its principal corporate trust office is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of auto leases. The Bank of New York Mellon is one of the largest corporate trust providers of trust services on securitization transactions.
     For a description of the duties and responsibilities of the indenture trustee, you should read “Indenture Trustee” in the prospectus.
Titling Companies
     The titling companies are CAB East LLC and CAB West LLC. The titling companies purchase leases and the related leased vehicles from dealers. Each leased vehicle is titled in the name of one of the titling companies and the collateral agent is named as secured party on the certificate of title.
     CAB East Holdings, LLC is the sole member of CAB East LLC. CAB West Holdings Corporation is the sole member of CAB West LLC.
     For a description of the duties and responsibilities of the titling companies, you should read “Titling Companies” in the prospectus.
Collateral Agent
     HTD Leasing LLC, or “HTD,” is the collateral agent under the credit and security agreement. U.S. Bank National Association is the sole member of HTD.
     For a description of the duties and responsibilities of the collateral agent, you should read “Collateral Agent” in the prospectus.
Administrative Agent
     U.S. Bank is the administrative agent under the credit and security agreement. U.S. Bancorp, with total assets exceeding $_______ as of _________, 20__, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of ________, 20__, U.S. Bancorp served approximately ____ customers and operated over ____ branch offices in ___ states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.
     U.S. Bank has one of the largest corporate trust businesses in the country with offices in ___ U.S. cities. The credit and security agreement will be administered from U.S. Bank’s corporate trust office located at 209 S. LaSalle Street, Suite 300, Chicago, Illinois 60604.
     U.S. Bank has provided corporate trust services since 1924. As of _______, 20__, U.S. Bank was acting as trustee with respect to over ___ issuances of securities. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.
     For a description of the duties and responsibilities of the administrative agent, you should read “Administrative Agent” in the prospectus.

Sponsor
     Ford Credit is the sponsor of this securitization transaction and is responsible for structuring the transaction.
     The following table contains information about the leases purchased by Ford Credit and the titling companies from dealers during each of the periods indicated.
Origination Characteristics

___ Months Ended
	_______,		Year Ended December 31,
	20__	20__	20__	20__	20__	20__	20__
Number of leases originated(1)
Total acquisition cost (in millions)	$	$	$	$	$	$	$
Weighted average(2) original term (in months)
Weighted average(2) FICO® score(3) at origination

(1)	This is the total number of leases originated during the year, including those for which Ford Credit does not have an ALG residual value.

(2) Weighted averages are weighted by the acquisition cost of each lease.

(3)	This weighted average excludes leases that have lessees who do not have FICO® scores because they (a) are not individuals and use the leased vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read “Sponsor and Servicer – Origination, Purchasing and Underwriting” in the prospectus.
Material Changes to Origination, Purchasing and Underwriting Policies and Procedures
     [During the period covered in the above table, Ford Credit changed its origination and purchasing policies and procedures for leases to respond to market conditions and competitive pressures and to pursue different business strategies. Although Ford Credit’s origination and purchasing policies focus on supporting the sale of new Ford vehicles, due to the residual risk associated with closed-end leases, Ford Credit generally establishes a target for its lease purchases based on a percentage of Ford’s retail vehicle sales forecast and works with Ford to design marketing programs to achieve this target. The relative cost and availability of funding sources also impact Ford Credit’s willingness to purchase leases. Ford’s pricing policies encourage higher credit quality lessees. These policies have contributed to an increase in credit scores and other credit quality measurements since 2006.
     Almost all of the leases purchased by Ford Credit’s titling companies are originated under Ford-sponsored marketing programs. Changes in Ford-sponsored marketing programs from programs for leasing to programs for retail installment financing and vice versa are the primary reasons for increases or decreases in the number of leases purchased.
     Changes in auction values of used vehicles impact the economics of leases and lease payments. Lower expected auction values generally make leasing more expensive for lease customers, resulting in lower demand for leases and fewer lease originations. Higher expected auction values, on the other hand, generally make leasing more affordable for lease customers, resulting in higher demand for leases and more lease originations.
     During 2006 and 2007, Ford Credit’s purchases of leases increased due to Ford-sponsored marketing programs for leasing and generally favorable funding conditions.
     Following the significant decline in auction values in mid-2008 and financial market disruptions, Ford shifted its marketing programs to focus primarily on retail installment financing and Ford Credit lowered its purchase target for leases. Ford Credit’s purchases of leases declined in 2009 due to lower sales of Ford vehicles, ongoing marketing programs for retail installment financing, lower purchase targets and continuing funding constraints. In addition, Ford Credit discontinued purchasing leases of Mazda vehicles in January 2009, of Jaguar and Land Rover vehicles in February 2009 and of Volvo vehicles in December 2009. In late 2009, however, Ford Credit increased its purchase target for leases.
     In the second quarter of 2007, Ford Credit launched a new advisory tool that provides the credit analyst with an analysis of each offered lease, including an analysis of application and credit bureau information and an automated approval recommendation index based on factors not included in Ford Credit’s scoring model to assist the analyst in making better credit decisions.
     As part of its normal cycle plan, Ford Credit launched new origination scoring models for both commercial and consumer credit applications in the second quarter and third quarter of 2008, respectively, and a business entity’s commercial credit risk score, if available, was added as a new variable in the origination scoring models for commercial credit applications. In April 2009, Ford Credit adjusted its models to more accurately reflect portfolio performance and macroeconomic conditions. As part of its normal cycle plan, Ford Credit launched its latest generation origination scoring models for consumer credit applicants in July 2010. In April 2011, Ford Credit began using FICO® scores generated by a new model launched by Fair Isaac Corporation.
     Ford Credit launched enhanced electronic decisioning models in March 2007 that increased the percentage of credit applications approved or rejected through the models. In the third quarter of 2008, Ford Credit adopted a more conservative electronic decisioning strategy that reduced the percentage of applications approved through the models. This updated strategy resulted in the credit analyst reviewing a higher percentage of applications, which allows for increased scrutiny of various credit indicators and segments of the portfolio.
     In 2006 and 2007, Ford Credit completed a series of transformations and consolidations of its U.S. sales and originations into six business centers that manage all originations. These transformation and consolidation actions were implemented to provide cost efficiencies, ensure consistency and control in origination processes, increase dealer and customer satisfaction and make it easier to implement new technologies. As part of these transformations and consolidations, Ford Credit introduced new technologies that improved Ford Credit’s origination operations and increased operating efficiencies and dealer support. These technologies include workforce scheduling software that better monitors staffing requirements, telephony upgrades and call monitoring software to improve accessibility for customers, and performance monitoring software to improve process discipline and consistency of lease originations.
     In July 2009, Ford Credit completed a restructuring of its operations to meet the changing business conditions, including the decline in its lease and retail installment sale contract portfolios. The restructuring included the consolidation of its origination operations into four of its existing business centers in order to achieve cost effectiveness consistent with its smaller portfolio of leases and retail installment sale contracts.
     In October 2009, Ford Credit completed the consolidation of its underwriting for commercial customers and support for commercial lines of credit into two of its business centers, which improves process consistency and leverages the skills of personnel with commercial expertise.]
     For more information about Ford Credit’s origination and underwriting policies and procedures, you should read “Sponsor and Servicer — Origination, Purchasing and Underwriting” in the prospectus.
Vintage Originations Information
     Information about leases that were originated by Ford Credit in prior periods is in Annex B to this prospectus supplement. Only retail leases for which Ford Credit has an ALG residual value are included in Annex B. The information in Annex B consists of residual performance and cumulative loss data for leases originated by Ford Credit during the period listed and summary information for the original characteristics of such leases. No assurance can be made that the residual performance or loss experience of a particular pool of leases will be similar to the information shown in Annex B for leases originated during any particular period.
Static Pool Information – Prior Securitized Pools
     Static pool information about prior pools of leases that were securitized by Ford Credit is in Annex C. The information in Annex C consists of prepayment, delinquency, termination and loss data for the prior securitized pools and summary information about the original characteristics of the prior pools. No assurance can be made that the prepayment, delinquency, termination or loss experience of a particular pool of leases will be similar to the information shown in Annex C for the prior securitized pools of leases.
Servicer
     Ford Credit will be the servicer of the leases and leased vehicles in the reference pool and the securitization transaction. Ford Credit will be responsible for all servicing functions, except that the indenture trustee will be responsible for making payments on the exchange note and to the noteholders based on information and calculations provided by the servicer.
     The following table shows Ford Credit’s delinquency, repossession and credit loss experience for its portfolio of leases. The table includes leases included in securitizations that Ford Credit continues to service. Delinquency, repossession or credit loss experience may be influenced by a variety of economic, social, geographic and other factors beyond the control of Ford Credit. No assurance can be made that the delinquency, repossession or credit loss experience of a static pool of leases will be similar to the historical experience shown below or that any trends shown in the table will continue for any period.
     [Since late 2008, the net loss rate has declined, primarily due to lower average net losses on leases charged off and a small decrease in the charge off rate. The decline in average net losses on leases charged off is primarily due to higher auction values, but auction values remain volatile.]
     Delinquencies, repossessions and credit losses are shown as a percentage of Ford Credit’s portfolio of leases. Over the periods shown, the portfolio size increases as new leases are originated and decreases as existing leases are paid down or liquidated. The delinquency, repossession and credit loss percentages for a static pool of leases originated in any period would differ from the portfolio experience shown in the following table.

Delinquency, Repossession and Credit Loss Experience

___ Months Ended
_______,			Year Ended December 31,
20__	20__		20__		20__		20__		20__		20__
Average number of leases outstanding(1)
Average portfolio outstanding (in millions)(2) $	$		$		$		$		$		$
Delinquencies
Average number of delinquencies(3)
31 - 60 days
61 - 90 days
Over 90 days
Average number of delinquencies as a percentage of average number of leases outstanding
31 - 60 days %		%		%		%		%		%		%
61 - 90 days %		%		%		%		%		%		%
Over 90 days %		%		%		%		%		%		%
Repossessions and Credit Losses
Repossessions as a percentage of average number of leases outstanding(6)%		%		%		%		%		%		%
Aggregate net losses (in millions)(4) $	$		$		$		$		$		$
Net losses as a percentage of average portfolio outstanding(6)%		%		%		%		%		%		%
Net losses as a percentage of gross liquidations(5)%		%		%		%		%		%		%
Number of leases charged off
Number of leases charged off as a percentage of average number of leases outstanding(6)%		%		%		%		%		%		%
Average net loss on leases charged off $	$		$		$		$		$		$

(1)	Average of the number of leases outstanding at the beginning and end of each month in the period.

(2)	Average of the aggregate lease balance of leases outstanding at the beginning and end of each month in the period.

(3)	The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding bankrupt accounts.

(4)	Net losses are equal to the aggregate lease balance (including lease and other charges) of all leases that are determined by the servicer to be uncollectible in the period less any amounts received in the period on leases charged off in the period or any prior periods. Net losses exclude all external costs associated with repossession and disposition of the vehicle prior to charge off and include all external costs associated with continued collection efforts or repossession and disposition of the vehicle after charge off. An estimated loss is recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold. Realized losses for a securitized pool of leases are equal to the securitization value of all leases that are determined to be uncollectible in the period less any amounts received on leases charged off in the period or any prior periods. In addition, realized losses for a securitized pool of leases include all external costs associated with the repossession and disposition of the vehicles in that pool because the servicer is entitled to be reimbursed for these costs. Therefore, realized losses for a securitized pool of leases may be higher or lower than net losses for those leases.

(5)	Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a lease.

(6)	For the non-annual periods, the percentages are annualized.

Material Changes to Servicing Policies and Procedures
     [In the fourth quarter of 2008, Ford Credit consolidated its account services and vehicle liquidations operations into two business centers. This consolidation was done to eliminate variability and achieve greater efficiencies in these operations given lower portfolio levels.
     In July 2009, Ford Credit completed a restructuring of its operations to meet changing business conditions, including the decline in its lease and retail installment sale contract portfolios. As a part of the restructuring plan, Ford Credit converted two of its business centers to loss prevention specialty centers, leveraging the skills of its seasoned loss prevention teams to address increased delinquencies and manage portfolio losses.
     As part of its normal cycle plan, in the first quarter of 2008, Ford Credit launched an updated behavior scoring model used to predict the probability that an account will default. This model was adjusted in March 2009 to improve its performance. In December 2009, Ford Credit launched a new behavior scoring model for its commercial portfolio. Consistent with its servicing practices, Ford Credit has modified its collection efforts and increased collection activities in response to macroeconomic conditions that led to the increase in delinquencies since 2007.
     In May 2006, Ford Credit made Accelerate available to all Ford dealers and expanded it for vehicle sales for all Ford brands. In the first half of 2009, Ford Credit made Accelerate available to non-Ford dealers. As online purchasing has become more accepted, the portion of eligible vehicles purchased through Accelerate has increased over time, reaching 35% of eligible vehicles in 2008 but declining to approximately 25% of eligible vehicles in 2009 and has continued to decline in 2010 due to strong auction values and lower return rates.
     In 2007 and 2008, Ford offered an early lease termination program in quarterly intervals to all lessees whose leases were scheduled to terminate in the succeeding twelve months. Since 2009, Ford has offered quarterly regional programs on specific models. Approximately 6 to 7% of all lessees eligible for these programs terminated their leases early.]
     For more information about Ford Credit’s servicing policies and procedures, you should read “Sponsor and Servicer — Servicing and Collections” in the prospectus.
Ratings of the Servicer
     As of the date of the prospectus supplement, Ford Credit’s senior unsecured debt ratings are:

	DBRS	Fitch	Moody’s	S&P
Short-term debt ratings
Long-term debt ratings
Outlook
     [Although the rating agencies have raised or indicated a more favorable outlook on Ford Credit’s debt ratings recently, the rating agencies had previously lowered Ford Credit’s debt ratings and may change the ratings or downgrade Ford Credit at any time.]
     Based on its current ratings, Ford Credit, as servicer, will be required to remit collections on the leases and leased vehicles in the reference pool to the trust’s collection account within two business days of applying collections to the obligor’s account.
     For more information about the deposit of collections, you should read “Servicing the Reference Pool and the Securitization Transaction — Deposit of Collections” in the prospectus.

REFERENCE POOL
Criteria for Selecting the Reference Pool
     The leases and leased vehicles in the reference pool were selected by Ford Credit from the leases and leased vehicles owned by the titling companies that meet the selection criteria. The selection criteria include that each leased vehicle was a new car, light truck or utility vehicle at the beginning of the lease (Ford Credit considers a vehicle that has never been titled and has not been driven more than 6,000 miles to be a new vehicle), and that as of the cutoff date:
•	no lease is currently more than 30 days delinquent (Ford Credit considers a lease delinquent if more than $49.99 of a monthly payment is overdue) although it may have been more than 30 days delinquent in the past,

•	no more than three payment extensions have been granted under the lease,

•	each lease has an original term of not more than 48 months, and

•	no lease is subject to a bankruptcy proceeding.
     Ford Credit’s portfolio of leases changes over time as a result of changes in Ford Credit’s origination, purchasing and underwriting policies, Ford-sponsored marketing programs and Ford Credit’s lease securitization transactions, some of which use different selection criteria than this program.
Composition of the Reference Pool
     Information regarding the composition of the reference pool and the characteristics of the leases and leased vehicles in the reference pool is in Annex A to this prospectus supplement.
Representations about the Reference Pool and Obligation to Remove Ineligible Leases and Leased Vehicles Upon Breach
     Ford Credit, as servicer, will make representations about the leases and leased vehicles in the reference pool on which the depositor and the trust will rely in acquiring the exchange note. Generally, these representations relate to legal standards for origination of the leases and leased vehicles and the terms of the leases. Ford Credit also will represent that the leases and leased vehicles in the reference pool satisfy the selection criteria, including those described under “Reference Pool — Criteria for Selecting the Reference Pool” in this prospectus supplement and that the data relating to the composition of the reference pool and the characteristics of the leases and leased vehicles in the reference pool in Annex A to this prospectus supplement are true and correct in all material respects.

     In addition, Ford Credit will represent that:
•	it did not use selection procedures believed to be adverse to the holder of the exchange note in selecting the leases and leased vehicles in the reference pool from other leases and leased vehicles that meet the selection criteria,

•	each lease and leased vehicle in the reference pool is owned by one of the titling companies,

•	each lease in the reference pool is the enforceable payment obligation of the lessee and no lessee has asserted any right of rescission, setoff or defenses against the lease,

•	the collateral agent has a first priority perfected security interest in the leases and leased vehicles in the reference pool, and

•	the leases and leased vehicles in the reference pool were originated and have been serviced in compliance with applicable laws in all material respects.
     If any of the representations made by Ford Credit about a lease or leased vehicle was untrue when made, the lease or leased vehicle was not eligible to be included in the reference pool. If Ford Credit has actual knowledge, or receives notice from the trust or the indenture trustee, that any representation made by Ford Credit was untrue when made and the breach has a material adverse effect on the lease or leased vehicle, Ford Credit will be allowed to cure the breach. If Ford Credit fails to cure the breach in all material respects by the end of the second month following the month it learns of the breach, it must remove the lease and leased vehicle from the reference pool on or before the payment date following the end of the cure period. Ford Credit must deposit in the collection account an amount generally equal to (1) the securitization value of the lease, plus (2) the amount of any outstanding servicer advances, minus (3) any monthly payments received but not yet due.
     Ford Credit will be deemed to have actual knowledge of a breach if a designated employee of Ford or Ford Credit who is responsible for the securitization transaction, or a “responsible person,” learns of the breach. Ford Credit will designate to the indenture trustee its responsible persons for this purpose. A noteholder may obtain a list of responsible persons by request to the indenture trustee or the depositor.
     Ford Credit’s obligation to remove ineligible leases and leased vehicles from the reference pool will be the sole remedy of the trust, the indenture trustee, the noteholders and the collateral agent for any losses resulting from a breach of the representations of Ford Credit. None of the indenture trustee, the owner trustee, the servicer or the depositor will have any duty to investigate whether any lease or leased vehicle may be an ineligible lease or leased vehicle.
MATURITY AND PREPAYMENT CONSIDERATIONS
General
     The final scheduled payment date for each class of notes is listed on the cover of this prospectus supplement. Ford Credit determined these dates (1) for the Class A-1 notes, by selecting the latest payment date falling in the 397-day period following the date of pricing of such notes, (2) for the Class A-2 notes and Class A-3 notes, by selecting the payment date that is [six months after the date calculated assuming all leases pay as scheduled with no delays, defaults or prepayments], (3) for the Class A-4 notes, by selecting the payment date that is [nine months after the date calculated assuming all leases pay as scheduled with no delays, defaults or prepayments], (4) for the Class B notes, by selecting the payment date that is [_________], (5) for the Class C notes, by selecting the payment date that is [_________] and (6) for the Class D notes, by selecting the payment date that is [_________]. [Ford Credit expects that the final payment of each class of notes will occur before its final scheduled payment date. The final payment of any class of notes could occur significantly earlier (or could occur later) than such class’s final scheduled payment date because the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayment) by the lessees on the leases in the reference pool and the rate at which returned or repossessed leased vehicles in the reference pool are sold.

     Higher than anticipated rates of prepayment and defaults on the leases in the reference pool will cause principal to be paid to the noteholders faster than expected. Noteholders will bear the risk of not being able to reinvest any principal repaid faster than expected at a rate of return that is equal to or greater than the rate of return on the notes. In the case of notes purchased at a discount, noteholders should consider the risk that a slower than anticipated rate of prepayments on the receivables could result in an actual rate of return that is less than the anticipated rate of return.]
Weighted Average Life of the Notes
     Prepayments on the leases can be measured relative to a prepayment standard or model. This securitization transaction uses the Absolute Prepayment Model commonly referred to as “ABS,” which uses an assumed rate of prepayment each month relative to the original number of leases in a pool. For example, in a pool of leases originally containing 10,000 leases, a 1% ABS rate means that 100 leases prepay in full each month. ABS assumes that the leases that prepay in any period have the same characteristics as the leases remaining in the pool. ABS is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets.
     The ABS tables below were prepared based on the reference pool having the characteristics in the “Payment Schedule of Leases” table in Annex A to this prospectus supplement, which shows the decline in securitization value and the payments received each month on the leases in the reference pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is made.
     Ford Credit developed the prepayment curve and the prepayment assumptions described below, or the “100% Prepayment Assumption,” for the leases in the reference pool based on the historical performance of Ford Credit’s portfolio of leases. The 100% Prepayment Assumption assumes that:
•	[prepayments on the reference pool (1) occur at __% ABS for the ____ quarter of 20__ (___ through ___), (2) occur at __% ABS for the ____ quarter of 20__ (___ through ___), (3) occur at __% ABS for the ____ quarter of 20__ (___ through ___), (4) occur at __% ABS for the ____ quarter of 20__ (___ through ___), (5) occur at ____% ABS in _____ 20__, (6) occur at ____% ABS in _____ 20__, (7) occur at ____% ABS in _____ 20__, (8) occur at ____% ABS in _____ 20__, (9) occur at ____% ABS in _____ 20__ and (10) remain at that level until all the leases in the reference pool are paid in full,]

•	if a lease prepays in full, an amount equal to the remaining securitization value of the lease is received,

•	unless a lease prepays in full, each base monthly payment is made as scheduled, with no delays, defaults or prepayments,

•	unless a lease prepays in full, the related leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is made, and

•	no lease is removed from the reference pool by the servicer.
     The actual characteristics and performance of the reference pool will differ from the assumptions used in constructing the prepayment tables. The ABS tables only give a general sense of how each class of notes may amortize at different assumed prepayment rates with other assumptions held constant. It is unlikely that the leases in the reference pool will prepay based on the 100% Prepayment Assumption. The diverse terms of the leases could produce slower or faster principal payments than indicated in the ABS tables. Any difference between those assumptions and the actual characteristics and performance of the leases, or actual prepayment experience, will affect the weighted average life and period during which principal is paid on each class of notes.
     The ABS tables show the percent of the initial principal amount of the offered notes that would be outstanding after each payment date based on various percentages of the 100% Prepayment

Assumption. For example, the 0% Prepayment Assumption means that none of the leases will prepay and the 75% Prepayment Assumption means that the leases will prepay at 75% of the 100% Prepayment Assumption.
     Ford Credit intends to establish the interest rates for the notes based on their weighted average lives determined by applying the [100]% Prepayment Assumption.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions(1)

	Class A-1						Class A-2[/Class A-2b]
Payment Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%
Closing Date
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
Weighted Average Life to Call (years)(2)
Weighted Average Life to Maturity (years)

(1)	The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)	The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.
     The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases. You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions(1)

	Class A-3[/Class A-3b]						Class A-4[/Class A-4b]
Payment Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%
Closing Date
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
Weighted Average Life to Call (years)(2)
Weighted Average Life to Maturity (years)

(1)	The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)	The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.
     The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases. You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions(1)

	Class B						Class C
Payment Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%
Closing Date
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
Weighted Average Life to Call (years)(2)
Weighted Average Life to Maturity (years)

(1)	The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)	The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.
     The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases. You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions(1)

Class D
Payment Date	0%	50%	75%	100%	125%	150%
Closing Date
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
_________ 15, 20__
Weighted Average Life to Call (years)(2)
Weighted Average Life to Maturity (years)

(1)	The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)	The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.
     The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases. You should be sure you understand these assumptions when reading the ABS Tables.

DESCRIPTION OF THE EXCHANGE NOTE
     The titling companies will issue the exchange note under an exchange note supplement between the titling companies, the administrative agent, the collateral agent and Ford Credit. The following summary is not a complete description of all the provisions of the exchange note or the exchange note supplement. For more information about the exchange note and the exchange note supplement, you should read “Description of the Exchange Notes” in the prospectus, the credit and security agreement and the form of exchange note supplement that is included as an exhibit to the registration statement filed with the SEC that includes the prospectus.
     On the closing date, the titling companies will issue the exchange note to Ford Credit under a supplement to the credit and security agreement, or the “exchange note supplement.” Ford Credit will sell the exchange note to the depositor which will, in turn, sell the exchange note to the trust. The trust will pledge the exchange note and all of its other assets to the indenture trustee for the benefit of the noteholders. The primary asset of the trust will be the exchange note.
     As holder of the exchange note, the trust will be entitled to all amounts received on the exchange note, which will be based on the amounts received on the leases and leased vehicles in the reference pool. These amounts include:
•	payments by or on behalf of the lessees on the leases in the reference pool,

•	net proceeds from the sale of the leased vehicles in the reference pool, and

•	proceeds from claims on any insurance policies relating to the lessees, the leases or the leased vehicles in the reference pool.
     Interest will accrue on the exchange note at a rate of ___%. This interest rate equals the interest rate on the Class B notes plus ___%. The exchange note will accrue interest on an actual/360 basis from the closing date to the date on which the exchange note balance is reduced to zero. The trust will make interest and principal payments on the exchange note on each payment date from Available Funds as set forth below under “— Priority of Payments on the Exchange Note.”
     As long as any of the notes are outstanding, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, will be entitled to exercise all rights and remedies of the trust as holder of the exchange note.
Available Funds
     Payments on the exchange note will be made from “Available Funds,” which for any payment date generally will be equal to collections on the reference pool for the preceding month, amounts withdrawn from the reserve account and, to the extent available, shared amounts from other reference pools allocated to the exchange note.
     Collections. For each month, “collections” on the reference pool will consist of the following amounts:
•	all base monthly payments on the leases in the reference pool for such month that are received by the servicer, plus

•	all advances of base monthly payments for such month made by the servicer on the leases, minus all reimbursements of advances previously made by the servicer on the leases in the reference pool, plus

•	all proceeds from the sale or other disposition of leased vehicles in the reference pool, plus

•	all amounts paid by the servicer in connection with the removal of leases and leased vehicles from the reference pool, plus

•	all other amounts received by the servicer on leases in the reference pool, including excess mileage and excess wear and use charges, insurance proceeds and recoveries on any lease that has been charged off, plus

•	all amounts assessed by the servicer to the lessees of leases in the reference pool in connection with a payment extension, minus

•	the following amounts relating to the leases in the reference pool (1) payments of sales and use taxes on the base monthly payments and amounts to cover personal property taxes and similar government charges, (2) late fees, returned check fees and any other similar fees or charges, (3) amounts required to reimburse the servicer for fees or fines paid by the servicer on behalf of a lessee, (4) amounts expended by the servicer and charged to the account of a lessee, (5) amounts paid to third parties in connection with repossession, transportation, reconditioning and disposition of a leased vehicle, (6) amounts required to be refunded to a lessee and (7) external costs of collection on charged off accounts.
     Any base monthly payments that are received by the servicer before the month in which they are due will be held in the collection account and included in collections for the month in which they are due.
     The following diagram shows the sources of Available Funds for each payment date. Available Funds, including amounts withdrawn from the reserve account to cover shortfalls and any shared amounts from other reference pools allocated to the exchange note, are the only funds that will be used to make payments on the exchange note on each payment date.

     For more information about the exchange note, you should read “Description of the Exchange Notes” in the prospectus.
Priority of Payments on the Exchange Note
     General Rule. On each payment date, the servicer will instruct the indenture trustee to apply Available Funds for the preceding month to make payments in the order of priority listed below. This priority will not apply to the proceeds from the sale of any portion of the reference pool if the exchange note is accelerated after a facility default or an exchange note event of default.
(1)	to the servicer, all servicing fees due and reimbursement of outstanding advances,

(2)	to the trust, interest due on the exchange note,

(3)	to the trust, principal on the exchange note in an amount equal to the excess of the total securitization value at the beginning of the preceding month over the total securitization value at the beginning of the month that includes the payment date, plus any principal that was required to be paid on prior payment dates but that remains unpaid,

(4)	to the trust, the amount required to cover all amounts payable under items (1) through ([12]) under “Description of the Notes — Priority of Payments” in this prospectus supplement,

(5)	to the reserve account, the amount required for the reserve account balance to equal the targeted reserve amount,

(6)	to be applied as shared amounts with respect to any other exchange note that is in default as a result of a failure to pay principal or interest, and

(7)	all remaining funds, to be applied under the revolving credit facility.
     If collections on the reference pool on any payment date are insufficient to cover all amounts payable under items (1) through (4), the servicer will direct the indenture trustee to withdraw the amount of the shortfall from the reserve account to the extent available and use it to pay amounts payable under items (1) through (4) that remain unpaid.
     If an exchange note default as a result of failure to pay principal or interest has occurred and is continuing, the servicer will direct the indenture trustee to use any shared amounts allocated to the exchange note to pay amounts payable under items (1) through (5) that remain unpaid.

     The following diagram shows how Available Funds are distributed on each payment date. The priority of payments shown in this diagram will not apply to the proceeds from the sale of any portion of the reference pool if the exchange note is accelerated after a facility default or an exchange note event of default.

     Post-Acceleration Exchange Note Priority of Payments. If the exchange note is accelerated after a facility default or an exchange note default and any portion of the reference pool is sold, on the payment date following the month in which the sale occurs the servicer will instruct the indenture trustee to apply the proceeds of the sale to make payments in the following order of priority:
(1)	to the collateral agent, all amounts due to the collateral agent with respect to the exchange note or the reference pool,

(2)	to the administrative agent, all amounts due to the administrative agent with respect to the exchange note or the reference pool,

(3)	to the servicer, all servicing fees due and reimbursement of all outstanding advances,

(4)	to the trust, all interest due on the exchange note,

(5)	to the trust, principal on the exchange note until paid in full,

(6)	to be applied as shared amounts with respect to any other exchange note that is in default as a result of non-payment of principal or interest, and

(7)	all remaining funds, to be applied under the revolving credit facility.
Shared Amounts
     Collections remaining after making the payment described in item (5) in “— Priority of Payments on the Exchange Note — General Rule” above will be available for allocation to other exchange notes. This excess, plus any similar excesses from other exchange notes are called “shared amounts” and will be allocated to cover shortfalls in interest and principal payments owed on other exchange notes for which an exchange note default as a result of a failure to pay principal or interest has occurred and is continuing. In addition, if a default occurs and is continuing on the exchange note issued for this securitization transaction as a result of a failure to pay principal or interest, any such amounts from other exchange notes will be available to the exchange note issued for this securitization transaction on each payment date.
     If a default as a result of a failure to pay principal or interest has occurred and is continuing on any exchange note, the defaulted exchange note will be allocated an amount equal to the shared amounts from all exchange notes multiplied by a fraction the numerator of which is the outstanding note balance of the defaulted exchange note and the denominator of which is the sum of the outstanding balance under the revolving credit facility plus the aggregate note balance of all the exchange notes.
     Shared amounts, to the extent available and allocated to the exchange note issued for this securitization transaction will cover shortfalls in the payments described in items (1) through (5) in “— Priority of Payments on the Exchange Note — General Rule” above.
DESCRIPTION OF THE NOTES
     The trust will issue the notes under an indenture between the trust and the indenture trustee. The following summary is not a complete description of all the provisions of the notes or the indenture. For more information about the notes and the indenture, you should read “Description of the Notes” in the prospectus and the form of indenture that is included as an exhibit to the registration statement filed with the SEC that includes the prospectus.
Payments of Interest
     Interest will accrue on the notes at the per annum interest rate for each class specified on the cover of this prospectus supplement and will be due and payable to the noteholders on each payment date. The

Class A-1 [and the floating rate notes] notes will accrue interest on an “actual/360” basis from the preceding payment date to the following payment date (or from the closing date to ________, 20__, for the first period). All other classes of notes will accrue interest on a “30/360” basis from the preceding payment date to the following payment date (or from the closing date to ________, 20__, for the first period).
     All interest that is due but not paid on any payment date will be due on the next payment date, together with interest on such unpaid amount at the applicable interest rate. Failure to pay interest that is due on the Controlling Class that continues for five days will be an Event of Default. Failure to pay interest that is due on any class of notes that is not part of the Controlling Class will not be an Event of Default.
     The trust will make interest payments on the notes on each payment date from amounts paid to the trust on the exchange note on such payment date. Interest payments will not be made on any subordinate class of notes until all interest payments due on all more senior classes of notes [and any payments due to the hedge counterparty related to such class (other than certain subordinated hedge termination payments)] are paid in full.
     If the amount paid to the trust on the exchange note is insufficient to pay all interest due on any class of notes on any payment date, each holder of that class of notes will receive its pro rata share of the amount that is available. Any priority principal payments on all more senior classes of notes will be made before the payment of interest due on the Class B, Class C or Class D notes.
     For a more detailed description of the priority of payments made from amounts paid on the exchange note on each payment date, including priority payments of principal on senior classes of notes, you should read “Description of the Notes — Priority of Payments” in this prospectus supplement.
     If the notes are accelerated after an Event of Default, interest due on the Class B notes will not be paid until interest and principal on the Class A notes [and any hedge payments (other than certain subordinated hedge termination payments)] are paid in full. Thereafter, interest due on any subordinated classes of notes will not be paid until both interest and principal on all more senior classes of notes are paid in full.
     For a more detailed description of the payment priorities following an acceleration of the notes, you should read “ Description of the Notes — Post-Acceleration Priority of Payments” in this prospectus supplement.
Payments of Principal
     The trust will make principal payments on the notes on each payment date in the amounts described below. Principal payments will be made sequentially to each class of notes in order of seniority, starting with the Class A-1 notes. [Each of (a) the Class A-2a notes and the Class A-2b notes, (b) the Class A-3a and the Class A-3b notes and (c) the Class A-4a notes and the Class A-4b notes constitute a single class and have equal rights to payments of principal and interest.] The trust will not make principal payments on any class of notes until the principal amounts of all more senior classes are paid in full. The principal amount of each class of notes is expected to be repaid by that class’s final scheduled payment date. On the final scheduled payment date for each class of Class A notes, no interest will be paid on the Class B, Class C or Class D notes until both interest and principal on the maturing class of Class A notes are paid in full. If the principal amount of any class of notes is not repaid in full by its final scheduled payment date an Event of Default will occur and the principal amount of all classes of notes may be declared immediately due and payable.
     Unless a priority principal payment is required, principal will be paid to the noteholders on each payment date only after interest due on the notes is paid in full. Priority principal payments will be required when the total securitization value is less than the principal amount of one or more classes of notes. Priority principal payments will also be required when any class of notes is not paid in full before its final scheduled payment date. These priority principal payments will be made on all more senior classes of notes before payments of interest on subordinated classes of notes. The “priority principal payments” for a payment date are:

•	a “First Priority Principal Payment” payable to the Class A noteholders, equal to the excess of the principal amount of the Class A notes at the end of the preceding payment date (after giving effect to payments on such date) over the total securitization value at the beginning of the month that includes the payment date, except that on and after the final scheduled payment date for each class of Class A notes, this amount will be the principal amount of that class of Class A notes until paid in full,

•	a “Second Priority Principal Payment” payable to the Class A and Class B noteholders, equal to (1) the excess of the principal amount of the Class A and Class B notes at the end of the preceding payment date (after giving effect to payments on such date) over the total securitization value at the beginning of the month that includes the payment date, minus (2) the amount of any First Priority Principal Payment, except that on and after the final scheduled payment date for the Class B notes, this amount will be the principal amount of the Class B notes until paid in full, and

•	a “Third Priority Principal Payment” payable to the Class A, Class B and Class C noteholders, equal to (1) the excess of the principal amount of the Class A, Class B and Class C notes at the end of the preceding payment date (after giving effect to payments on such date) over the total securitization value at the beginning of the month that includes the payment date, minus (2) the amount of any First Priority Principal Payment and Second Priority Principal Payment, except that on and after the final scheduled payment date for the Class C notes, this amount will be the principal amount of the Class C notes until paid in full.
     The Regular Principal Payment will be paid to the notes after all interest due on the notes is paid in full. The “Regular Principal Payment” is equal to:
•	the excess of the total securitization value at the beginning of the preceding month over the total securitization value at the beginning of the month that includes the payment date plus any principal that was required to be paid on prior payment dates but that remains unpaid, minus

•	the sum of any First Priority Principal Payment, Second Priority Principal Payment and Third Priority Principal Payment made on that payment date, except that on and after the final scheduled payment date for the Class D notes, the Regular Principal Payment will be the principal amount of the Class D notes until paid in full.
Priority of Payments
     On each payment date, the servicer will instruct the indenture trustee to apply amounts paid on the exchange note [and any net hedge receipts] to make payments and deposits in the order of priority listed below and, unless otherwise indicated below, pro rata based on the respective amounts due. This priority will not apply to the proceeds from the sale of the exchange note if the notes are accelerated after an Event of Default:
(1)	to the indenture trustee and the owner trustee all amounts due, including indemnities, and to or at the direction of the trust, any expenses incurred in accordance with the transaction documents, in each case, to the extent not paid by the depositor or administrator, up to a maximum of $________ per year,

(2)	to the servicer, all administration fees due,

(3)	[to the hedge counterparty, any net hedge payments due,]

(4)	[to the hedge counterparty, any hedge termination payments due to the hedge counterparty (excluding any hedge termination payments where the termination results from either (a) an event of default under the related interest rate hedge where the hedge counterparty is the defaulting party or (b) a termination event under the related interest rate hedge, other than “illegality” or “tax event,” for which the hedge counterparty is the sole affected party),]

(5)	to the Class A noteholders, interest due on the Class A notes, pro rata, based on the principal amount of the Class A notes as of the end of the preceding payment date,

(6)	to the Class A noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the First Priority Principal Payment, if any,

(7)	to the Class B noteholders, interest due on the Class B notes,

(8)	to the Class A and Class B noteholders, sequentially by class, principal in an amount equal to the Second Priority Principal Payment, if any,

(9)	to the Class C noteholders, interest due on the Class C notes,

(10)	to the Class A, Class B and Class C noteholders, sequentially by class, principal in an amount equal to the Third Priority Principal Payment, if any,

(11)	to the Class D noteholders, interest due on the Class D notes,

(12)	to the noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the Regular Principal Payment,

(13)	to the reserve account, the amount required for the reserve account balance to equal the targeted reserve amount,

(14)	[to the hedge counterparty, any hedge termination payments due to the hedge counterparty but not paid under item (4) above,]

(15)	to the indenture trustee, the owner trustee and the trust to pay all amounts due but not paid under item (1), and

(16)	to the holder of the residual interest in the trust, all remaining amounts.

     The following diagram shows how payments made to the trust on the exchange note are applied on each payment date. The priority of payments shown in the diagram will not apply to the proceeds from the sale of the exchange note if the notes are accelerated after an Event of Default.

Amounts Received on the Exchange Note [and any Net Hedge Receipts] for the Payment Date
Indenture trustee, owner trustee and trust amounts due up to a maximum
Administration fees
[Net hedge payment, if any]
[Hedge termination payments, if any, excluding subordinated hedge termination payments]
Interest due on the Class A notes, pro rata based on the principal amount
First Priority Principal Payment, if any
Interest due on the Class B notes
Second Priority Principal Payment, if any
Interest due on the Class C notes
Third Priority Principal Payment, if any
Interest due on the Class D notes
Regular Principal Payment
Amount, if any, required to be deposited to the reserve account
[Subordinated hedge termination payments]
Indenture trustee, owner trustee and trust amounts due, to the extent not paid above
Remaining amounts to the holder of the residual interest in the trust
Principal payments on the notes will be made in the following order of priority:
First, to pay principal on the Class A-1 notes until paid in full
Second, to pay principal on the Class A-2a notes[and the Class A-2b notes, pro rata] until paid in full
Third, to pay principal on the Class A-3a notes[and the Class A-3b notes, pro rata] until paid in full
Fourth, to pay principal on the Class A-4a notes[and the Class A-4b notes, pro rata] until paid in full
Fifth, to pay principal on the Class B notes until paid in full
Sixth, to pay principal on the Class C notes until paid in full
Seventh, to pay principal on the Class D notes until paid in full

Events of Default and Acceleration
     Each of the following events will be an “Event of Default” under the indenture:
•	failure to pay interest due on the notes of the Controlling Class within five days after any payment date,

•	failure to pay the principal amount of any class of notes in full by its final scheduled payment date,

•	failure by the trust to observe or perform any material covenant or agreement made in the indenture or any representation of the trust made in the indenture is later determined to have been incorrect in any material respect and, in either case, is not cured for a period of 60 days after notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the note balance of the notes, or

•	bankruptcy or dissolution of the trust.
     Upon a bankruptcy or dissolution of the trust, the notes will be accelerated automatically. Upon any other Event of Default, the indenture trustee or the holders of a majority of the note balance of the Controlling Class may accelerate the notes and declare the notes to be immediately due and payable.
     If the notes are accelerated after an Event of Default, the priority of payments will change and the trust will not pay interest on notes that are not part of the Controlling Class until both interest and principal on the Controlling Class are paid in full.
     For a more detailed description of Events of Default and the rights of noteholders following an Event of Default, you should read “Description of the Notes — Events of Default and Remedies” in the prospectus.
Post-Acceleration Priority of Payments.
     If the notes are accelerated after an Event of Default and the exchange note is sold, on the payment date following the month in which the exchange note is sold, the servicer will instruct the indenture trustee to apply the proceeds of the sale and all amounts on deposit in the reserve account to make payments in the order of priority listed below and, unless otherwise indicated below, pro rata based on the respective amounts due:
(1)	to the indenture trustee and the owner trustee, all amounts due, and to or at the direction of the trust, any expenses incurred in accordance with the transaction documents,

(2)	to the servicer, all unpaid administration fees,

(3)	[to the hedge counterparty (pro rata based on the respective amounts due), any net hedge payments due,]

(4)	[to the hedge counterparty, any hedge termination payments due to the hedge counterparty (other than any hedge termination payments where the termination results from either (a) an event of default under the related interest rate hedge where the hedge counterparty is the defaulting party or (b) a termination event under the related interest rate hedge, other than “illegality” or “tax event,” for which the hedge counterparty is the sole affected party),]

(5)	to the Class A noteholders, interest due on the Class A notes, pro rata, based on the principal amount of the Class A notes as of the end of the preceding payment date,

(6)	to the Class A noteholders, sequentially by class, principal of the Class A notes until paid in full,

(7)	to the Class B noteholders, interest due on the Class B notes,

(8)	to the Class B noteholders, principal of the Class B notes until paid in full,

(9)	to the Class C noteholders, interest due on the Class C notes,

(10)	to the Class C noteholders, principal of the Class C notes until paid in full,

(11)	to the Class D noteholders, interest due on the Class D notes,

(12)	to the Class D noteholders, principal of the Class D notes until paid in full,

(13)	[to the hedge counterparty, any hedge termination payments due to the hedge counterparty but not paid under item (4) above,] and

(14)	to the holder of the residual interest in the trust, any remaining amounts.
     For a more detailed description of Events of Default and your rights following Events of Default, you should read "Description of the Notes — Events of Default and Remedies” in the prospectus.
Residual Interest; Issuance of Additional Securities
     The depositor initially will hold the residual interest in the trust and will be entitled to any amounts not needed on any payment date to make required payments on the notes, pay the fees and expenses of the trust or make deposits in the reserve account.
     The depositor may exchange all or a portion of its residual interest for additional notes or certificates issued by the trust if certain conditions are satisfied. The depositor may register the additional securities and sell them publicly or may sell them in a private placement. Because any additional securities will be subordinated to the notes and paid only from amounts otherwise payable to the depositor, no approval of the noteholders will be required and no notice of the issuance will be provided to the noteholders.
     For more information about the issuance of additional securities and the conditions to an additional issuance, you should read “Description of the Notes — Residual Interest; Issuance of Additional Securities” in the prospectus.
Optional Redemption or “Clean Up Call” Option
     The servicer will have a “clean up call” option to purchase the exchange note from the trust on any payment date after the note balance of the notes at the end of any month is 5% or less of the initial note balance of the notes. The servicer will notify the indenture trustee, the owner trustee and the rating agencies at least ten days before the payment date on which the option is exercised. The servicer will exercise the option by depositing the purchase price for the exchange note in the collection account on the business day preceding the payment date on which the option is exercised, and the trust will transfer the exchange note to the servicer. The indenture trustee will notify the noteholder of the redemption and provide instructions for surrender of the notes for final payment of interest and principal on the notes. The servicer may exercise its clean up call option only if the purchase price for the exchange note plus the collections in the collection account in the final month will be sufficient to pay in full the notes[, all payments due to the hedge counterparty] and all fees and expenses of the trust. The purchase price paid by the servicer for the exchange note will be the remaining note balance of the exchange note. [It is expected that the clean up call option will become available to the servicer when the Class B, Class C and Class D notes are still outstanding.]

CREDIT ENHANCEMENT
     This securitization transaction is structured to provide credit enhancement that increases the likelihood that the trust will make timely payments of interest and principal on the notes and decrease the likelihood that losses on the leases and leased vehicles in the reference pool will impair the trust’s ability to do so. The amount of credit enhancement will be limited and there can be no assurance it will be sufficient in all circumstances. The noteholders will have no recourse to the sponsor, the depositor, the servicer, the indenture trustee or the owner trustee as a source of payment.
Reserve Account
     The servicer will establish the reserve account with the indenture trustee for the benefit of the noteholders. On the closing date, the depositor will make a deposit in the reserve account from the net proceeds from the sale of the notes equal to $________, which is ___% of the initial total securitization value. If sufficient funds are available, deposits will be made to the reserve account on each payment date until the amount on deposit in the reserve account equals the “targeted reserve amount” of $________, which is ____% of the initial total securitization value.
     If, on any payment date, collections are insufficient to pay the servicing fee, other senior fees, interest and principal payments on the exchange note and any amount necessary to cover any shortfall in payments on the notes, the servicer will direct the indenture trustee to withdraw amounts in the reserve account to cover the shortfall. If the amount in the reserve account is less than this shortfall, sufficient amounts might not be available to make the payments due on the exchange note and, in turn, the trust may not have sufficient funds to pay all amounts due on the notes and these payments will be delayed. Depletion of the reserve account ultimately could result in losses on the notes.
     If on any payment date the targeted reserve amount is not on deposit in the reserve account, amounts will be deposited in the reserve account from (1) collections on the reference pool after making all senior ranking payments due on the exchange note on such payment date and (2) amounts paid to the trust on the exchange note after making all senior ranking payments on such payment date, in each case until the targeted reserve amount is reached.
     Upon payment of the notes in full, the servicer will withdraw any amounts remaining in the reserve account and distribute them to the titling companies. Investment earnings on amounts in the reserve account will be paid to the servicer on each payment date, as described under "Servicing the Reference Pool and the Securitization Transaction — Transaction Bank Accounts” in the prospectus and will not be available to make payments on the exchange note.
     For information about how amounts in the reserve account may be invested you should read "Servicing the Reference Pool and the Securitization Transaction — Transaction Bank Accounts” in the prospectus.
Subordination
     This securitization transaction is structured so that the trust will pay [any net hedge payments and any hedge termination payments (other than certain subordinated hedge termination payments),] interest on all classes of the Class A notes, and then will pay interest on the Class B, Class C and Class D notes.
     The trust will pay principal sequentially, beginning with the Class A-1 notes, and will not pay principal on any class of notes until the principal amount of all more senior classes of notes is paid in full. In addition, if a priority principal payment is required on any payment date, the trust will pay principal on the most senior classes of notes outstanding prior to the payment of interest on the affected subordinated notes on that payment date.
     If the notes are accelerated after an Event of Default, the priority of payments will change and the trust will pay interest and principal sequentially by class, beginning with the Class A notes (paying interest on the Class A notes, pro rata, and principal on the Class A notes sequentially, beginning with the Class A-1 notes), and will not pay interest or principal on the Class B, Class C and Class D notes until all more senior classes of notes are paid in full. These subordination features provide credit enhancement to more senior classes of notes, with the Class A notes benefiting the most.
Excess Spread
     Excess spread with respect to the exchange note for any payment date will be the amount by which the collections on the reference pool during the preceding month exceed the sum of the reduction in the total securitization value for that month plus the servicing fee, advance reimbursements and interest payments due on the exchange note for that payment date and any required deposit in the reserve account. Excess spread with respect to the notes for any payment date will be the amount by which interest paid to the trust as holder of the exchange note exceeds the sum of the indenture trustee and owner trustee fees and expenses, the administration fee[, the senior payments to the hedge counterparty,] and the interest payments due on the notes for that payment date. Any excess spread with respect to the exchange note will be available to pay principal on the exchange note or to cover any shortfall in payment on the notes. Any excess spread with respect to the notes will be available to pay principal on the notes. Generally, excess spread provides a source of funds to absorb any losses on the reference pool and to reduce the likelihood of losses on the notes.
Overcollateralization
     Overcollateralization is the amount by which the total securitization value exceeds the principal amount of the notes. On the closing date, overcollateralization will be $_________ or ____% of the initial total securitization value. The overcollateralization for the notes has two parts. First, there is the overcollateralization representing the excess of the total securitization value over the principal amount of the exchange note. Second, there is the overcollateralization representing the excess of the principal amount of the exchange note over the principal amount of the notes. On the closing date, these amounts will be $________, or ___% of the initial total securitization value, and $_________, or ____% of the initial total securitization value, respectively.
[DESCRIPTION OF THE INTEREST RATE HEDGES AND THE HEDGE COUNTERPARTY
General
     The trust will enter into interest rate hedges to hedge the interest rate risk relating to the floating rate notes. The initial notional amounts of the interest rate hedges will equal the principal amounts on the closing date of the floating rate notes.
     _____________ will be the hedge counterparty under the interest rate hedges with respect to the floating rate notes. The interest rate hedges may be amended and the hedge counterparty may transfer or assign its rights and obligations under the interest rate hedges only if [(a) S&P confirms that such amendment, transfer or assignment will not cause S&P to reduce or withdraw its then-current rating on any of the notes and (b) the hedge counterparty has provided notice of such action to [Moody’s] [Fitch] [DBRS] at least ten days prior to its effectiveness.]
Net Payments
     On each payment date the trust will make and receive payments under the interest rate hedges calculated for the period from the preceding payment date to the current payment date and exchanged on a net basis. The trust will pay to the hedge counterparty the amounts determined by the rate payable to the hedge counterparty set forth below with respect to the related interest rate hedge, in each case, on a notional amount equal to the outstanding principal amount of the related class of notes, and the hedge counterparty will pay to the trust the amounts determined by the rate payable to the trust set forth below on such notional amount:

Rate Payable to Hedge
Applicable Class of Notes	Counterparty	Rate Payable to Trust
Class A-2b notes	%	one-month LIBOR + ____%
Class A-3b notes	%	one-month LIBOR + ____%
Class A-4b notes	%	one-month LIBOR + ____%
     The depositor has determined based on its reasonable good-faith estimate of maximum probable exposure that the significance percentage, as defined in Item 1115 of Regulation AB under the Securities Act of 1933, of the interest rate hedges is less than 10%.
     The obligations of the trust under the interest rate hedges are secured under the indenture.
Early Termination of the Interest Rate Hedges
     If an event of default specified in any interest rate hedge occurs, the non-defaulting party may elect to terminate such interest rate hedge, in which case the related interest rate hedges will also automatically terminate. These events include failure to make payments due under the related interest rate hedge and the occurrence of certain bankruptcy events.
     Each interest rate hedge also may be terminated if a termination event specified in such interest rate hedge occurs, in which case the related interest rate hedges will also automatically terminate. These termination events include:
(1)	illegality,

(2)	certain tax events,

(3)	an acceleration of the notes resulting from an Event of Default,

(4)	the making of an amendment to the transaction documents that has a material adverse effect on the hedge counterparty without its consent,

(5)	failure of the hedge counterparty, or if applicable, its guarantor [(a)(i) to have a specified level of required ratings from (A) ____ and ____ — generally equal to a short-term, unsecured debt rating of “__” or “__” or better and/or a long-term, unsecured debt rating of “__” or “__” or better from ____or ____, respectively, and (B____ — generally equal to a long-term, unsecured debt rating of “__” or, if such person does not have a long-term, unsecured debt rating, a short-term rating of “__”] and (ii) to perform, within the time periods specified in the interest rate hedge agreement after such failure to have the required ratings, one of the actions specified in clauses (x), (y) or (z) below or [(b)(i) to have a specified level of required ratings from (A) ____ and ____ — generally equal to a short-term, unsecured debt rating of “__” or “__” or better and/or a long-term, unsecured debt rating of “__”, “__” or “__” or better from ____ or ____, respectively, and (B) ____ — generally equal to a long-term, unsecured debt rating of “__” or, if such person does not have a long-term, unsecured debt rating, a short-term rating of “__”] and (ii) to perform, within the time periods specified in the interest rate hedge agreement after such failure to have the required ratings, the action specified in clause (z) below and then one of the actions specified in clauses (x) or (y) below:
(x)	to obtain a guarantee from a guarantor having the applicable required ratings,

(y)	to transfer the hedge to an eligible hedge counterparty having the applicable required ratings and reasonably acceptable to the trust, or

(z)	to post collateral in the amount and manner as set forth in the credit support annex,
(6)	failure of the hedge counterparty to obtain semi-annual external independent valuations of any collateral posted pursuant to the credit support annex, and

(7)	failure of the hedge counterparty, within 30 days of the date of notification by the depositor that the significance percentage of the interest rate hedge or hedges provided by such hedge counterparty has reached 9%, to (a) provide the financial disclosure required by Regulation AB, (b) assign its rights and obligations under the interest rate hedge agreement to an entity reasonably acceptable to the trust that is able to provide the required financial disclosure or (c) obtain a guaranty from an affiliated entity that is able to provide the required disclosure, subject in the case of clauses (b) and (c) to confirmation from each rating agency that such action will not cause such rating agency to reduce or withdraw its then-current rating on any of the notes.
     If any interest rate hedge is terminated because of an event of default or a termination event under the interest rate hedge, a termination payment may be due either to the hedge counterparty or the trust depending on market conditions at the time of termination. The amount of any hedge termination payment will be determined by the method described in the applicable interest rate hedge and could be substantial if market rates or other conditions have changed materially. Any hedge termination payment payable by the trust will be payable in the priority described under "Description of the Notes— Priority of Payments” in this prospectus supplement. If the hedge counterparty is the defaulting party or the sole affected party with respect to a termination event (other than illegality or tax event) under an interest rate hedge (including a termination event that occurs because the hedge counterparty fails to take action following a downgrade of the hedge counterparty’s rating or following an increase in the significance percentage to 9% or higher), the termination payment due to the hedge counterparty will not be payable on any payment date until interest on the notes and all required principal payments on that payment date have been paid.
     Promptly following the early termination of any interest rate hedge due to an event of default or termination event, the administrator on behalf of the trust is required to use reasonable efforts to enter into a replacement interest rate hedge on similar terms with an eligible hedge counterparty unless an Event of Default has occurred and the indenture trustee sells the exchange note.
     For further discussion of termination payments under the interest rate hedges you should read “Risk Factors — Risks associated with the interest rate hedges” in this prospectus supplement.
Description of the Hedge Counterparty
     [Information about the hedge counterparty required by Item 1115(a)(1) of Regulation AB under the Securities Act of 1933.]
TRANSACTION FEES AND EXPENSES
     The following table shows the fees payable to the indenture trustee, the owner trustee, the administrator and the servicer. On each payment date the servicer will instruct the indenture trustee to make the payments below to the indenture trustee and the owner trustee to the extent these fees have not been paid by the depositor or the administrator and to the servicer, in respect of the administration fee, from amounts paid to the trust in respect of the exchange note on such payment date in the order of priority described under “Description of the Notes — Priority of Payments” in this prospectus supplement. The fees payable to the servicer will be paid from collections as described under “Description of the Exchange Note — Priority of Payments on the Exchange Note” in this prospectus supplement. These fees will not change during the term of this securitization transaction. The fees to the indenture trustee and owner trustee may be paid monthly, annually or on another schedule as agreed by the administrator and the indenture trustee or owner trustee.

Fee	Monthly Amount
Indenture trustee fee	1/12 of $________
Owner trustee fee	1/12 of $________
Administration fee	1/12 of ___% of the note balance of the notes
Servicing fee	1/12 of ___% of the total securitization value

     The indenture trustee fee is paid to the indenture trustee for performance of the indenture trustee’s duties under the indenture. The owner trustee fee is paid to the owner trustee for performance of the owner trustee’s duties under the trust agreement. The trust will pay and reimburse the indenture trustee and the owner trustee for its fees and reasonable out of pocket expenses incurred under the indenture and the trust agreement, respectively, each to the extent not paid by the depositor or the administrator. The trust also will pay any indemnities owed to the indenture trustee or owner trustee to the extent not paid by the depositor or the administrator. For information about indemnities applicable to the indenture trustee and the owner trustee you should read “Indenture Trustee” and “Owner Trustee” in the prospectus. The administration fee is paid to Ford Credit for its role in administering the trust. In that capacity, Ford Credit will handle all payments, administer defaults and delinquencies and perform other duties relating to the trust. The servicing fee is paid to the servicer for the servicing of the reference pool under the servicing agreement. The servicer will be responsible for its own expenses under the servicing agreement except (1) amounts charged to the account of a lessee, (2) external costs in connection with the repossession, transportation, reconditioning and disposition of a leased vehicle and (3) external costs of collection on a charged off account.
MONTHLY INVESTOR REPORTS
     At least two business days before each payment date, the servicer will prepare and deliver an investor report to the owner trustee, the indenture trustee, the depositor and, if requested, the rating agencies. Each investor report will contain information about payments to be made on the exchange note and the notes on the payment date and the performance of the reference pool during the preceding month. An officer of the servicer will certify the accuracy of the information in each investor report. For so long as the trust is required to file reports under the Securities Exchange Act of 1934, the servicer will file the investor reports with the SEC on Form 10-D within 15 days after each payment date. The servicer will post each investor report on its website located at www.fordcredit.com/institutionalinvestments/index.jhtml. The investor report will contain the following information for each payment date:
•	collections on the leases and leased vehicles in the reference pool for the preceding month,

•	fees and expenses payable to the indenture trustee, the owner trustee and the trust,

•	fees payable to the servicer and administrator,

•	[net hedge payments payable to the hedge counterparty or net hedge receipts payable by the hedge counterparty to the trust,]

•	[hedge termination payments, if any, payable to the hedge counterparty,]

•	distributions on the exchange note,

•	amount of interest and principal payable and paid on each class of notes, in each case expressed as an aggregate amount and per $1,000 of principal amount,

•	the Regular Principal Payment and any priority principal payment,

•	the principal amount of each class of notes at the beginning of the period and the end of the period and the note factors needed to compute the principal amount of each class of notes, in each case giving effect to all payments to be made on the payment date,

•	the balance of servicer advances and the amount of any additional advances or advance reimbursements,

•	the balance of lessee payaheads and the amount of any payahead draws or additional payaheads,

•	the balance of the reserve account and the amount of any withdrawals from or deposits in the reserve account to be made on the payment date,

•	information on the performance of the reference pool for the preceding month, including the total securitization value, collections and the aggregate amount paid by Ford Credit to remove leases and leased vehicles from the reference pool, the number of leases and leased vehicles remaining in the reference pool and the pool factor,

•	delinquency, repossession, credit loss and residual performance information on the leases and leased vehicles in the reference pool for the preceding month,

•	lease termination information for the reference pool, including number of leased vehicles purchased or returned by lessees, number of leases charged off and return rate, and

•	the amount released to the holder of the residual interest.
     If any required payments are past due and unpaid, the investor report will indicate any changes to the amount unpaid. The servicer will use the investor report to instruct the indenture trustee on payments to be made to the noteholders on each payment date. The indenture trustee will have no obligation to verify calculations made by the servicer.
ANNUAL COMPLIANCE REPORTS
     The servicer will prepare a number of annual reports, statements or certificates for the trust. No later than 90 days after the end of the calendar year (or April 30 if the trust is no longer reporting under the Securities Exchange Act of 1934), the servicer will provide to the depositor, the owner trustee, the indenture trustee and the rating agencies:
•	Compliance Certificate: a certificate stating that the servicer has fulfilled all of its obligations under the servicing agreement and the servicing supplement in all material respects throughout the preceding calendar year or, if there has been a failure to fulfill any such obligation in any material respect, specifying the nature and status of each failure,

•	Assessment of Compliance: a report on an assessment of compliance with the minimum servicing criteria regarding general servicing, cash collection and administration, investor remittances and reporting and pool asset administration during the preceding calendar year, including disclosure of any material instance of noncompliance identified by the servicer, and

•	Attestation Report: a report by a registered public accounting firm that attests to, and reports on, the assessment made by the servicer of compliance with the minimum servicing criteria, which must be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.
     For so long as the trust is required to report under the Securities Exchange Act of 1934, the servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the trust’s annual report on Form 10-K within 90 days after the end of the calendar year. A copy of any of these items may be obtained by any noteholder by request to the indenture trustee.
AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Ford Credit is the sponsor of this securitization transaction, the servicer of the leases and leased vehicles in the reference pool and the seller of the exchange note to the depositor. As the sponsor, Ford Credit has caused the depositor to be formed for purposes of participating in securitization transactions. Ford Credit is the sole member of the depositor. Ford Credit has caused the depositor to form the trust and will be the administrator of the trust. The depositor initially will be the sole beneficiary of the trust and the holder of the residual interest in the trust.
     In the ordinary course of business from time to time, Ford Credit and its affiliates have business relationships and agreements with affiliates of the owner trustee, the administrative agent, the collateral agent and the indenture trustee [and the hedge counterparty and its affiliates], including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements, and investment and financial advisory services, all on arm’s length terms and conditions.
TAX CONSIDERATIONS
     Prospective investors should consider the following discussion of certain anticipated material U.S. federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with the discussion under “Tax Considerations” in the prospectus. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities, all of which are subject to change, perhaps with retroactive effect. This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited discussions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets. Prospective investors are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.
     In the opinion of ______________, tax counsel to the depositor:
•	the notes will be treated as debt for U.S. federal income tax purposes, and

•	assuming compliance with the terms of the applicable trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
     Each noteholder, by its acceptance of a note, agrees to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.
     The trust does not anticipate issuing the notes with any original issue discount, as described under “Tax Considerations — Tax Characterization and Treatment of the Notes — Original Issue Discount” in the prospectus.
     If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the offered note, as described under “Tax Considerations — Tax Characterization and Treatment of the Notes — Disposition of Notes” in the prospectus.
ERISA CONSIDERATIONS
     Employee benefit plans and other retirement plans and arrangements, or “plans,” that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code generally may purchase the offered notes. Although no assurance can be given, the offered notes are expected to be treated as “debt” and not as “equity interests” for purposes of the plan assets regulation issued by the U.S. Department of Labor because the offered notes:
•	are expected to be treated as debt for U.S. federal income tax purposes, and

•	should not be deemed to have any “substantial equity features.”
     Any plan subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code that purchases and holds the offered notes will be deemed to have represented that its purchase and holding of the notes or any beneficial interest therein does not constitute and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules. Any plan subject to laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code that purchases and holds the offered notes will be deemed to represent that its purchase and holding of the offered notes or any beneficial interest therein does not constitute and will not result in a violation of such similar laws or regulations.
     For more information about the treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.
UNDERWRITING
     The depositor and the underwriters named below have entered into an underwriting agreement for the notes offered by this prospectus supplement. Subject to certain conditions, each underwriter has agreed to purchase the principal amount of the offered notes indicated in the following table:

	Class A-2a	[Class A-	Class A-	[Class A-	Class A-4a	[Class A-	Class B	Class C	Class D
Underwriters	Notes	2b Notes]	3a Notes	3b Notes]	Notes	4b Notes]	Notes	Notes	Notes
	$	$	$	$	$	$	$	$	$

Total	$	$	$	$	$	$	$	$	$

     [Some or all of one or more classes of notes may initially be retained by the depositor or conveyed to an affiliate of the depositor or sold by the underwriters to the depositor or an affiliate of the depositor. Such notes may be sold, subject to the requirements set forth in the indenture, from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of such notes. If such notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. Such notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.]
     The underwriters will resell the offered notes to the public. The selling concessions that the underwriters may allow to certain dealers, and the discounts that those dealers may reallow to other dealers, expressed as a percentage of the initial principal amount of each class of notes, are indicated in the following table. Due to sales to affiliates, one or more of the underwriters may be required to forego a minor portion of the selling concessions they would otherwise be entitled to receive.

Selling
	Concessions not	Reallowances not
	to exceed	to exceed
Class A-2a notes	%	%
[Class A-2b notes	%	%]
Class A-3a notes	%	%

Selling
	Concessions not	Reallowances not
	to exceed	to exceed
[Class A-3b notes	%	%]
Class A-4a notes	%	%
[Class A-4b notes	%	%]
Class B notes	%	%
Class C notes	%	%
Class D notes	%	%
     Each class of notes is a new issue of securities with no established trading market. The depositor has been advised by the underwriters that they intend to make a market in the classes of the offered notes purchased by them but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given that a secondary market for the notes will develop or about the liquidity of any trading market for the notes. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable noteholders to resell any of the notes.
     In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with the sponsor, the depositor, the servicer and their affiliates.
     All classes of notes must be issued and purchased (or retained by the depositor) for any offered notes to be issued and purchased by the underwriters.
     Upon request by an investor who has received an electronic prospectus and prospectus supplement from an underwriter within the period during which there is an obligation to deliver a prospectus and prospectus supplement, the underwriter will promptly deliver, without charge, a paper copy of the prospectus and this prospectus supplement.
LEGAL OPINIONS
     Katten Muchin Rosenman LLP will review or provide opinions on legal matters relating to the notes and certain federal income tax and other matters for the trust, the depositor and the servicer. ___________ will review or provide opinions on legal matters relating to the notes and other matters for the underwriters.

GLOSSARY OF CERTAIN TERMS
     The definitions of certain terms that are used in this prospectus supplement and in Annexes A, B and C to this prospectus supplement are listed below.
(1)	The “adjusted MSRP” for a leased vehicle is the manufacturer’s suggested retail price, or “MSRP,” of the leased vehicle plus the value of any dealer installed options minus the value of any equipment removed from the leased vehicle.

(2)	The “acquisition cost” of a lease is the purchase price a titling company pays the originating dealer for the lease and related leased vehicle and is equal to the sum of (1) the negotiated price of the leased vehicle, including dealer installed accessories, plus (2) any amounts (other than the acquisition fee) financed over the term of the lease, including applicable taxes, insurance, service contracts, outstanding balances on prior leases or trade-in vehicles and other fees and charges, less (3) any vehicle trade-in, rebate or down payment plus (4) a set fee or a portion of the lease charges on the contract. The “acquisition cost” of a lease is also equal to the sum of (1) the base monthly payments due under the lease, plus (2) the contract residual value of the leased vehicle, minus (3) the lease charges included in the lease, plus (4) the set fee or portion of the lease charges paid to the dealer that originated the lease.

(3)	The “base monthly payments” due under a lease equal the sum of (1) the difference between the acquisition cost of the lease and the estimated value of the vehicle at the end of the lease term, or its contract residual value, plus (2) the acquisition fee, plus (3) the lease charges (based on an implicit interest rate, called a “lease factor”) included in the lease. A customer’s total monthly payment also includes any sales or use taxes imposed on the base monthly payments and amounts to cover applicable personal property taxes and similar government charges, but these amounts are not included in collections and will not be available to make payments on the exchange note.

(4)	The “contract residual value” for a leased vehicle is the residual value of the vehicle which is set forth in the related lease.

(5)	The “lease factor” is the implicit interest rate used to calculate the lease charges that are included in determining the base monthly payments due under a lease.

(6)	The “remaining scheduled base monthly payments plus base residual value” is the sum, as of the cutoff date, of (1) the remaining scheduled base monthly payments under the lease and (2) the base residual value of the related leased vehicle.

(7)	The “securitization value” of a lease is the sum of the present values, as of the cutoff date, of (1) the remaining scheduled base monthly payments under the lease and (2) the base residual value of the related leased vehicle. The present value is computed (1) using a discount rate equal to the higher of the lease factor used to calculate the base monthly payment under the lease and ___%, (2) on the basis of a 360-day year of twelve 30-day months, (3) assuming that each base monthly payment is made as scheduled with no prepayments, delays or defaults, and (4) assuming that each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is made. The aggregate securitization value of the leases in the reference pool is also referred to as the “total securitization value.”

Each month during this securitization transaction, the securitization value of each lease will be recalculated to reflect the fact that (1) fewer scheduled base monthly payments remain and (2) the discounting period is shorter. At the beginning of the month in which a lease reaches its scheduled termination date or the related leased vehicle is returned or repossessed, the securitization value of the lease will equal the base residual value of the related leased vehicle. The securitization value of a lease will be zero (1) after the end of the month in which (a) the lease is marked as paid in full or closed (including where the lease is charged off) in the servicer’s servicing system or (b) the related leased vehicle is sold or (2) at the beginning of the sixth month after the month in which the lease reaches its scheduled termination date or the related leased vehicle is returned or repossessed.

(8)	The “base residual value” for a leased vehicle is the lesser of (1) the contract residual value and (2) the ALG base residual value.

(9)	The “ALG base residual value” for a leased vehicle is (1) the ALG residual value for the leased vehicle or (2) if the servicer does not have the ALG residual value for the leased vehicle, the oldest ALG mark-to-market that the servicer has for the leased vehicle.

(10)	The “ALG residual value” for a leased vehicle is the residual value for the leased vehicle on the scheduled termination date of the related lease as forecasted by ALG at the beginning of the related lease assuming wholesale average condition.(1)

(11)	The “residual portion of securitization value” for a leased vehicle is the portion of securitization value that is attributable to the base residual value (i.e., the present value of the base residual value of the leased vehicle).

(12)	The “ALG mark-to-market” for a leased vehicle is the residual value for the leased vehicle on the scheduled termination date of the related lease as forecasted by ALG after the beginning of the lease assuming wholesale average condition.(1) The ALG mark-to-market values used in determining ALG base residual values are the oldest ALG mark-to-market values that the servicer has for those leased vehicles. The ALG mark-to-market values shown in Annex A are the most recent ALG mark-to-market values that the servicer has for the leased vehicles in the reference pool.

(1)	ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future. In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle. ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing. None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. For more information about these factors, you should read “Risk Factors — Residual value losses could result in losses on your notes” in this prospectus supplement and “Risk Factors — Performance of the reference pool is uncertain” in the prospectus. As a result, the ALG information cannot be relied on as fact.

INDEX OF DEFINED TERMS IN THE PROSPECTUS SUPPLEMENT

100% Prepayment Assumption	S-30
ABS	S-30
acquisition cost	S-56
adjusted MSRP	S-56
ALG base residual value	S-57
ALG mark-to-market	S-57
ALG residual value	S-57
Available Funds	S-36
base monthly payments	S-56
base residual value	S-57
calculation agent	S-8
clean up call	S-8
closing date	S-7
collections	S-36
contract residual value	S-56
Controlling Class	S-13
cutoff date	S-7
Event of Default	S-45
exchange note	S-8
exchange note supplement	S-36
First Priority Principal Payment	S-42
floating rate notes	S-8
HTD	S-22
indenture trustee	S-22
lease factor	S-56
NRSRO	S-18
owner trustee	S-21
payment date	S-8
priority principal payments	S-41
rating agencies	S-13
reference pool	S-9
Regular Principal Payment	S-42
remaining scheduled base monthly payments plus base residual value	S-56
residual portion of securitization value	S-57
responsible person	S-29
Second Priority Principal Payment	S-42
securitization value	S-9, S-56
shared amounts	S-40
targeted reserve amount	S-47
Third Priority Principal Payment	S-42
titling companies	S-22
total securitization value	S-9, S-56

ANNEX A
COMPOSITION OF THE REFERENCE POOL
     The tables in this Annex A show the characteristics of the reference pool on the cutoff date, which is ________, 20_. The definitions of certain terms used in this Annex A are listed in the “Glossary of Certain Terms” in the prospectus supplement. The percentages in the tables in this Annex A may not sum to 100.00% due to rounding.
     The ALG mark-to-market values shown in this Annex A for the reference pool are based on ALG’s ________, 20__ edition. ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future. In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle. ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing. None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. For more information about these factors, you should read “Risk Factors — Residual value losses could result in losses on your notes” in the prospectus supplement and “Risk Factors — Performance of the reference pool is uncertain” in the prospectus. As a result, the ALG information cannot be relied on as fact.
Pool Composition Summary

Number of Leases
Weighted Average(1) FICO® Score(2) at Origination
Weighted Average(1) Original Term	months
Weighted Average(1) Remaining Term	months
Weighted Average(1) Lease Factor	%
Minimum Discount Rate Used to Calculate Securitization Value	%
Lease Characteristics

Remaining
Scheduled Base
Payments Plus
			Base Residual	Securitization
	Adjusted MSRP	Acquisition Cost	Value	Value
Average	$	$	$	$
Highest
Lowest
Total
Residual Characteristics

	Contract Residual	ALG Base Residual	Base Residual	Residual Portion of	ALG
	Value	Value	Value(3)	Securitization Value	Mark-to-Market
Average	$	$	$	$	$
Highest
Lowest
Total

Total as a % of Initial Total Securitization Value			%	%

(1)	Weighted averages are weighted by the securitization value of each lease on the cutoff date.

(2)	This weighted average excludes leases representing __% of the initial total securitization value that have lessees who do not have FICO® scores because they (a) are not individuals and use the leased vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read “Sponsor and Servicer — Origination, Purchasing and Underwriting” in the prospectus. There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related lease or that any lessee’s credit score would not be lower if obtained on the cutoff date.

(3)	The ALG base residual values for the leased vehicles in the reference pool are generally lower than the contract residual values of those vehicles. As a result, the base residual value of __% of the leased vehicles in the reference pool by securitization value equals the ALG base residual value of the leased vehicle, with ___% equal to the ALG residual value and __% equal to the oldest ALG mark-to-market value that the servicer has for the leased vehicle.

Distribution of the Leases by Original Term

Original	Number of							Residual Portion of	ALG
Term	Leases	Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
	%	$	$	$	%	$	%	$	$

Total	%	$	$	$	%	$	%	$	$

Distribution of the Leases by Year of Origination

Origination	Number of							Residual Portion of	ALG
Year	Leases	Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
20 Car	%	$	$	$	%	$	%	$	$
CUV
SUV
Truck

Total	%	$	$	$	%	$	%	$	$

Distribution of the Leases by Scheduled Termination Date

Scheduled
Termination
Date (by	Number of							Residual Portion of	ALG
quarter)(1)	Leases	Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
20-Q1	%	$	$	$	%	$	%	$	$
Q2
Q3
Q4

Total	%	$	$	$	%	$	%	$	$

(1)	The scheduled termination date is assumed to be in the month after the month in which the final base monthly payment is due.

Geographic Distribution of the Leases

	Number of							Residual Portion of	ALG
State(1)	Leases	Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
	%	$	$	$	%	$	%	$	$

Total	%	$	$	$	%	$	%	$	$

(1)	States representing greater than ____% of initial total securitization value based on the billing address of the lessee on the cutoff date.
Distribution of the Leases by Vehicle Type

	Number of							Residual Portion of	ALG
Vehicle Type	Leases	Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
Car	%	$	$	$	%	$	%	$	$
CUV
SUV
Truck

Total	%	$	$	$	%	$	%	$	$

Distribution of the Leases by Vehicle Make

Vehicle	Number of							Residual Portion of	ALG
Make	Leases	Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
	%	$	$	$	%	$	%	$	$

Total	%	$	$	$	%	$	%	$	$

Distribution of the Leases by Vehicle Model

	Number of							Residual Portion of	ALG
Vehicle Model(1)	Leases	Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
	%	$	$	$	%	$	%	$	$

Total	%	$	$	$	%	$	%	$	$

(1)	Models representing greater than ____% of initial total securitization value.

Distribution of the Leases by FICO® Score

	Number of							Residual Portion of	ALG
FICO® Score (1)	Leases	Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
Greater than 749	%	$	$	$	%	$	%	$	$
700 - 749
650 - 699
600 - 649
Less than 600
Commercial(2)
No FICO® score(3)

Total	%	$	$	$	%	$	%	$	$

(1)	Based on the FICO® score of the lessees on the origination date of the leases. For a description of FICO® scores, you should read “The Sponsor and Servicer — Origination, Purchasing and Underwriting of Leases.” There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related lease or that any lessee’s credit score would not be lower if obtained as of the cutoff date.

(2)	Represents leases with lessees that use the leased vehicles for commercial purposes. For a description of commercial accounts, you should read “The Sponsor and Servicer — Origination, Purchasing and Underwriting of Leases — Commercial Accounts.”

(3)	Represents leases with lessees who are individuals with minimal or no recent credit history.
Distribution of the Leases by Lease Factor

	Number of								Residual Portion of	ALG
Lease Factor(1)	Leases	Adjusted MSRP	Acquisition Cost	Securitization Value			Base Residual Value		Securitization Value	Mark-to-Market
0.00 - 0.99%	%	$	$	$		%	$	%	$	$
1.00 - 1.99
2.00 - 2.99
3.00 - 3.99
4.00 - 4.99
5.00 - 5.99
6.00 - 6.99
7.00 - 7.99
8.00 - 8.99
9.00 - 9.99
10.00 - 10.99
11.00 - 11.99
12.00 - 12.99
13.00 or greater

Total	%	$	$		$1	%	$	%	$	$

(1)	The lease factor for ____% of the leases in the reference pool by securitization value is less than or equal to ____%, the minimum discount rate used to calculate securitization value.

Payment Schedule of Leases
The following table shows the decline in the securitization value of the reference pool and the payments that will be received each month on the reference pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold on the lease’s scheduled termination date for an amount equal to the base residual value.

Scheduled
Month	Securitization Value	Base Monthly Payments	Base Residual Value
Initial Balance

20__ —

20__ —

20__ —

20__ —

Total

Total Scheduled Base Monthly Payments plus Base Residual Value			$
Total Base Residual Value as % of Total Scheduled Base Monthly Payments plus Base Residual Value				%

Annex B
VINTAGE ORIGINATIONS INFORMATION
Table of Contents for Annex B

Introduction	B-2
Footnotes to Tables in Annex B	B-3
Residual Performance — Vintage Year Summary	B-9
Residual Performance — Calendar Year Summary	B-10
20__ Originations
Lease Characteristics	B-__
Lease Terminations and Residual Performance	B-__
Cumulative Losses	B-__

Introduction
     The tables in this Annex B contain information about leases that were originated in prior periods. A lease is included in this Annex B only if Ford Credit has an ALG residual value for the related leased vehicle. This Annex B includes activity through ________, 20__ that was processed by ________, 20__. The residual performance and cumulative loss information in this Annex B is for leases that have terminated.
     ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future. In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle. ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing. None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. For more information about these factors, you should read “Risk Factors —Residual value losses could result in losses on your notes” in the prospectus supplement and “Risk Factors — Performance of the reference pool is uncertain” in the prospectus. As a result, the ALG information cannot be relied on as fact.
     The definitions of certain terms used in this Annex B are listed below. The definitions of other terms used in this Annex B are listed in the “Glossary of Certain Terms” in the prospectus supplement, except that, for purposes of this Annex B, the “base residual value” for a leased vehicle is the lesser of the contract residual value and the ALG residual value for the leased vehicle.
     A lease is considered “terminated” if (1) the related leased vehicle has been returned by ________, 20__, and sold by ________, 20__, (2) the related leased vehicle has been purchased pursuant to the lease by ________, 20__, or (3) the lease has defaulted by ________, 20__.
     A lease is considered to have “defaulted” if (1) the lease has been charged off and the amount charged off is $600 or more or (2) the related leased vehicle was repossessed. A lease is not considered to have defaulted if the leased vehicle has been returned, even if the lessee does not pay the full amounts owing under the lease before the lease is closed in Ford Credit’s servicing system, including the full amounts assessed under the lease for excess mileage and/or excess wear and use.
     The “residual loss (gain)” (1) for each leased vehicle returned and sold equals (a) the base residual value of the leased vehicle, minus (b) the sum of (i) the net auction proceeds from the sale of the leased vehicle, plus (ii) the amounts assessed under the related lease for excess mileage and/or excess wear and use, plus (iii) the amount claimed under any related excess wear and use waiver contract, and (2) for each leased vehicle purchased pursuant to a lease equals (a) the base residual value of the leased vehicle, minus (b) the contract residual value of the leased vehicle.
     “Recoveries” are amounts collected after a lease has been charged off or closed in Ford Credit’s servicing system and are net of all external costs associated with continued collection efforts, including legal fees.
     The percentages in the tables in this Annex B may not sum to 100.00% due to rounding.

Footnotes to Tables in Annex B
Footnotes to the Residual Performance — Vintage Year Summary table:
(1)	Number of vehicles returned and sold is the number of leased vehicles originated during the year that have been returned by ________, 20__, and sold by ________, 20__.
(2)	Number of vehicles retained is the number of leased vehicles originated during the year that have been purchased pursuant to the lease by ________, 20__.
(3)	Return rate equals the percentage equivalent to (1) the number of leased vehicles originated during the year that have been returned by ________, 20__, and sold by ________, 20__, divided by (2) the number of leases originated during the year that have terminated.
(4)	Average residual loss (gain) on vehicles returned and sold equals (1) the total residual losses (gains) on leased vehicles originated during the year that have been returned by ________, 20__, and sold by ________, 20__, divided by (2) the number of those vehicles.
(5)	Average residual loss (gain) on vehicles returned and sold as a percentage of adjusted MSRP equals the percentage equivalent to (1) the total residual losses (gains) on leased vehicles originated during the year that have been returned by ________, 20__, and sold by ________, 20__, divided by (2) the total adjusted MSRP of those vehicles.
(6)	Average residual loss (gain) on vehicles returned and sold as a percentage of ALG residual value equals the percentage equivalent to (1) the total residual losses (gains) on leased vehicles originated during the year that have been returned by ________, 20__, and sold by ________, 20__, divided by (2) the total ALG residual values of those vehicles.
(7)	Average residual loss (gain) on vehicles retained equals (1) the total residual loss (gain) on leased vehicles originated during the year that have been purchased pursuant to the lease through ________, 20__, divided by (2) the number of those vehicles.
(8)	Other includes vehicles not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number on ________, 20__.
(9)	Total residual losses (gains) equals the total residual losses (gains) on leased vehicles originated during the year that have been (1) returned by ________, 20__, and sold by ________, 20__, or (2) purchased pursuant to the lease through ________, 20__.
(10)	Total losses (gains) equals the sum of (1) the total credit losses for leases originated during the year, plus (2) the total residual losses (gains) on leased vehicles originated during the year, in each case through ________, 20__.
(11)	Total losses (gains) as a percentage of total acquisition cost equals the percentage equivalent to (1) the total losses (gains) for leases originated during the year divided by (2) the total acquisition cost of the leases originated during the year, in each case through ________, 20__.
(12)	Percentage of leases reported equals the percentage equivalent to (1) the total number leases originated during the year that have terminated, divided by (2) the total number of leases originated during the year with an ALG residual value.

Footnotes to the Residual Performance — Calendar Year Summary table:
(13)	Number of leases terminated equals the number of leases originated after 20__ that terminated during the period.
(14)	Number of vehicles returned and sold equals the number of leased vehicles originated after 20__ that were returned during the period and sold by ________, 20__.
(15)	Return rate equals the percentage equivalent to (1) the number of leased vehicles originated after 20__ that were returned during the period and sold by ________, 20__, divided by (2) the number of leases originated after 20__ that terminated during the period.
(16)	Vehicles returned and sold — average adjusted MSRP equals the average adjusted MSRP for leased vehicles originated after 20__ that were returned during the period and sold by ________, 20__.
(17)	Vehicles returned and sold — average ALG residual value equals the average ALG residual value for leased vehicles originated after 20__ that were returned during the period and sold by ________, 20__.
(18)	Vehicles returned and sold — average residual loss (gain) equals the average residual loss (gain) for leased vehicles originated after 20__ that were returned during the period and sold by ________, 20__.
(19)	Vehicles returned and sold — residual loss (gain) as a percentage of adjusted MSRP for each vehicle type equals the percentage equivalent to (1) the average residual loss (gain) for leased vehicles of that vehicle type originated after 20__ that were returned during the period and sold by ________, 20__, divided by (2) the average adjusted MSRP for those vehicles.
(20)	Other includes vehicles not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number.
(21)	Vehicles returned and sold — residual loss (gain) as a percentage of ALG residual value equals the percentage equivalent to (1) the average residual loss (gain) for leased vehicles originated after 20__ that were returned during the period and sold by ________, 20__, divided by (2) the average ALG residual value for those vehicles.
(22)	Terminated leases — average contract residual value as a percentage of adjusted MSRP equals the percentage equivalent to (1) the average contract residual value for leased vehicles originated after 20__ that terminated during the period, divided by (2) the average adjusted MSRP of those vehicles.
(23)	Terminated leases — average ALG residual value as a percentage of adjusted MSRP equals the percentage equivalent to (1) the average ALG residual value for leased vehicles originated after 20__ that terminated during the period, divided by (2) the average adjusted MSRP of those vehicles.
(24)	Terminated leases — contract residual value higher (lower) than ALG residual value equals (1) the average contract residual value as a percentage of adjusted MSRP minus (2) the average ALG residual value as a percentage of adjusted MSRP, in each case for leased vehicles originated after 20__ that terminated during the period.

Footnotes to Lease Characteristics tables:
(25)	Number of leases originated is the total number of leases originated during the year, including those for which Ford Credit does not have an ALG residual value for the related leased vehicle.
(26)	Number of leases originated with ALG residual values is the total number of leases originated during the year for which Ford Credit has an ALG residual value for the related leased vehicle.
(27)	Weighted averages are weighted by the acquisition cost of each lease.
(28)	This weighted average excludes leases that have lessees who do not have FICO® scores because they (1) are not individuals and that use the leased vehicles for commercial purposes, or (2) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read “Sponsor and Servicer — Origination, Purchasing and Underwriting of Leases.”
(29)	Other includes vehicles not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number.
(30)	Percentage of the total acquisition cost of the leases originated during the year.
(31)	Percentage of the total acquisition cost of the leases originated during the year based on the billing addresses of the lessees on the later of the date the lease is closed on Ford Credit’s servicing system and ________, 20__.

Footnotes to Lease Terminations and Residual Performance tables:
(32)	Number of scheduled terminations is the number of leases originated during the year that are scheduled to terminate during the period based on the original scheduled termination date of each lease.
(33)	Number of defaults is the number of leases originated during the year that defaulted during the period.
(34)	Number of vehicles returned and sold is the number of leased vehicles originated during the year that were returned during the period and that have been sold by ________, 20__.
(35)	Number of vehicles retained is the number of leased vehicles originated during the year that were purchased pursuant to the lease during the period.
(36)	Vehicles returned and sold — average adjusted MSRP equals (1) the total adjusted MSRP of the leased vehicles originated during the year that were returned during the period and that have been sold by ________, 20__, divided by (2) the number of those vehicles.
(37)	Vehicles returned and sold — average acquisition cost equals (1) the total acquisition cost of the leased vehicles originated during the year that were returned during the period and that have been sold by ________, 20__, divided by (2) the number of those vehicles.
(38)	Vehicles returned and sold — average contract residual value equals (1) the total contract residual value of the leased vehicles originated during the year that were returned during the period and that have been sold by ________, 20__, divided by (2) the number of those vehicles.
(39)	Vehicles returned and sold — average ALG residual value equals (1) the total ALG residual value of the leased vehicles originated during the year that were returned during the period and that have been sold by ________, 20__, divided by (2) the number of those vehicles.
(40)	Vehicles returned and sold — average excess charges equals (1) the sum, for the leased vehicles originated during the year that were returned during the period and that have been sold by ________, 20__, of (a) the total amounts assessed under the related leases for excess mileage and/or excess wear and use, plus (b) the total amounts claimed under any related excess wear and use waiver contracts, divided by (2) the number of those vehicles.
(41)	Vehicles returned and sold — average net auction proceeds equals (1) the total auction proceeds received for the leased vehicles originated during the year that were returned during the period and that have been sold by ________, 20__, net of all external costs associated with the transportation, reconditioning and disposition of the leased vehicles, divided by (2) the number of those vehicles.
(42)	Vehicles returned and sold — average residual loss (gain) equals (1) the total residual loss (gain) on the leased vehicles originated during the year that were returned during the period and that have been sold by ________, 20__, divided by (2) the number of those vehicles.
(43)	Vehicles retained — average adjusted MSRP equals (1) the total adjusted MSRP of the leased vehicles originated during the year that were purchased pursuant to the lease during the period, divided by (2) the number of those vehicles.
(44)	Vehicles retained — average acquisition cost equals (1) the total acquisition cost of the leased vehicles originated during the year that were purchased pursuant to the lease during the period, divided by (2) the number of those vehicles.

(45)	Vehicles retained — average contract residual value equals (1) the total contract residual value of the leased vehicles originated during the year that were purchased pursuant to the lease during the period, divided by (2) the number of those vehicles.
(46)	Vehicles retained — average ALG residual value equals (1) the total ALG residual value of the leased vehicles originated during the year that were purchased pursuant to the lease during the period, divided by (2) the number of those vehicles.
(47)	Vehicles retained — average residual loss (gain) equals (1) the total residual loss (gain) on the leased vehicles originated during the year that were purchased pursuant to the lease during the period, divided by (2) the number of those vehicles.
(48)	Total residual losses (gains) for a period equals the sum of (1) the total residual loss (gain) on the leased vehicles originated during the year that were returned during the period and that have been sold by ________, 20__, plus (2) the total residual loss (gain) for the leased vehicles originated during the year that were purchased pursuant to the lease during the period.

Footnotes to Cumulative Losses tables:
(49)	Number of defaults is the cumulative number of leases originated during the year that have defaulted by the end of the period.
(50)	Gross credit losses on defaults equals the cumulative gross credit losses on leases originated during the year that have defaulted through the end of the period. Gross credit losses on defaults for a period equals the sum, for each lease that is charged off (including where the related leased vehicle is repossessed) during the period, of (1) the total lease balance, plus (2) unpaid accrued charges, minus (3) any amounts received during the period before the lease is charged off or closed in Ford Credit’s servicing system, including any proceeds from the sale of the related vehicles. Losses exclude all external costs associated with repossession and disposition of the vehicle. An estimated loss is recorded at the time a vehicle is repossessed and this estimated loss is replaced by the actual loss after the vehicle is sold.
(51)	Recoveries on defaults equal the cumulative recoveries received through the end of the period on leases originated during the year that defaulted in the period or any prior period.
(52)	Other gross credit losses equal the cumulative gross credit losses on leases originated during the year other than those that defaulted through the end of the period. A lease is included in this category if (1) it would be considered a default except for the fact that the amount charged off is less than $600 or (2) the related leased vehicle is returned and the lessee does not pay the full amounts owing under the lease before the lease is closed in Ford Credit’s servicing system, including the full amounts assessed under the lease for excess mileage and/or excess wear and use.
(53)	Recoveries on other credit losses equal the cumulative recoveries received through the end of the period on leases originated during the year other than those that defaulted in the period or any prior period.
(54)	Total credit losses equals the sum of (1) gross credit losses on defaults, plus (2) other gross credit losses, minus (3) recoveries on defaults, minus (4) recoveries on other credit losses, in each case through the end of the period. Realized losses for a securitized pool of leases for any period are equal to the total securitization value of all leases that are determined to be uncollectible in the period less any amounts received during the period on leases charged off in the period or any prior periods. In addition, realized losses for a securitized pool of leases include all external costs associated with the repossession, transportation, reconditioning and disposition of the vehicles in that pool because the servicer is entitled to be reimbursed for these costs. Therefore, realized losses for a securitized pool of leases may be higher or lower than the total credit losses for those leases.
(55)	Total credit losses as a percentage of total acquisition cost equals the percentage equivalent to (1) total credit losses through the end of the period, divided by (2) the total acquisition cost of the leases originated during the year.
(56)	Total residual losses (gains) equals the cumulative total residual losses (gains) through the end of the period.
(57)	Total losses (gains) equals the sum of (1) the total credit losses plus (2) the total residual losses (gains), in each case through the end of the period.
(58)	Total losses (gains) as a percentage of total acquisition cost equals the percentage equivalent to (1) total losses (gains) for the period, divided by (2) the total acquisition cost of the leases originated during the year.

Residual Performance — Vintage Year Summary
This table summarizes the information in the Lease Terminations and Residual Performance tables and the Cumulative Losses tables for each year of originations. This table only includes information regarding leases that have terminated. As a result, the information shown for the more recent years may not be meaningful.

Average Residual Loss (Gain) on
Vehicles Returned and Sold
Average
		Number of					As a % of	Residual
		Vehicles	Number of			As a % of	ALG	Loss (Gain)
Origination		Returned &	Vehicles	Return		Adjusted	Residual	on Vehicles
Year	Vehicle Type	Sold(1)	Retained(2)	Rate(3)	Amount(4)	MSRP(5)	Value(6)	Retained(7)
20__	Car
CUV
SUV
Truck
Other(8)

Total/Average

Total Residual Losses (Gains)(9)
Total Losses (Gains)(10)
Total Losses (Gains) as a % of
Total Acquisition Cost(11)
Percentage of Leases Reported(12)

20__	Car
CUV
SUV
Truck
Other

Total/Average

Total Residual Losses (Gains)
Total Losses (Gains)
Total Losses (Gains) as a % of
Total Acquisition Cost
Percentage of Leases Reported

20__	Car
CUV
SUV
Truck
Other

Total/Average

Total Residual Losses (Gains)
Total Losses (Gains)
Total Losses (Gains) as a % of
Total Acquisition Cost
Percentage of Leases Reported

20__	Car
CUV
SUV
Truck
Other

Total/Average

Total Residual Losses (Gains)
Total Losses (Gains)
Total Losses (Gains) as a % of
Total Acquisition Cost
Percentage of Leases Reported

Residual Performance — Calendar Year Summary
This table summarizes the information in the Lease Terminations and Residual Performance tables based on the period during which the leases terminated. This table only includes information regarding leases that were originated after 20_. As a result, the information shown for the earlier years is not comparable to the performance of a mature portfolio and may not be meaningful.

___ Months
	Ended _____,		Year Ended December 31,
	20__	20__	20__	20__	20__	20__	20__	20__
Number of Leases Terminated(13)
Number of Vehicles Returned and Sold(14)
Return Rate(15)

Vehicles Returned and Sold
Average Adjusted MSRP(16)
Average ALG Residual Value(17)
Average Residual Loss/(Gain) (18)

Residual Loss/(Gain) as a % of Adjusted MSRP(19)
Car
CUV
SUV
Truck
Other(20)

Average
Residual Loss/(Gain) as a % of ALG Residual Value(21)

Terminated Leases
Average Contract Residual Value as a % of Adjusted MSRP(22)
Average ALG Residual Value as a % of Adjusted MSRP(23)
Contract Residual Value Higher/ (Lower) than ALG Residual Value(24)

20__ Originations
Lease Characteristics

Number of Leases Originated(25)
Number of Leases Originated with ALG Residual Values(26)
Weighted Average(27) Original Term	months
Weighted Average(27) FICO Score(28) at Origination
Weighted Average(27) Lease Factor	%

	Number of			Contract	ALG Residual
	Leases	Adjusted MSRP	Acquisition Cost	Residual Value	Value
Total
Average

Original Term

Vehicle Type
Car
CUV
SUV
Truck
Other(29)

Vehicle Make

Top 15 Vehicle Models(30)

Top 8 States(31)

B-___

20__ Originations
Lease Terminations and Residual Performance

						Vehicles Returned and Sold							Vehicles Retained
				Number of				Average							Average
		Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
	Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period	Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)

20__ Q1	Car					$	$	$	$	$	$	$	$	$	$	$	$	$
CUV
SUV
Truck
Other

Q2	Car
CUV
SUV
Truck
Other

Q3	Car
CUV
SUV
Truck
Other

Q4	Car
CUV
SUV
Truck
Other

20__ Q1	Car
CUV
SUV
Truck
Other

Q2	Car
CUV
SUV
Truck
Other

Q3	Car
CUV
SUV
Truck
Other

Q4	Car
CUV
SUV
Truck
Other

Total/Average

B-___

20__ Originations
Cumulative Losses

							Total Credit			Total Losses
							Loss as a % of			(Gains) as a
		Gross Credit		Other Gross	Recoveries on		Total	Total Residual		% of Total
	Number of	Losses on	Recoveries on	Credit	Other Credit	Total Credit	Acquisition	Losses	Total Losses	Acquisition
Period	Defaults(49)	Defaults(50)	Defaults(51)	Losses(52)	Losses(53)	Losses(54)	Cost(55)	(Gains)(56)	(Gains)(57)	Cost(58)
20__ Jan		$	$	$	$	$	%	$	$	%
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
20__ Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec

B-___

ANNEX C
STATIC POOL INFORMATION — PRIOR SECURITIZED POOLS
     The definitions of certain terms used in this Annex C are listed below. The definitions of other terms used in this Annex C are listed in the “Glossary of Certain Terms” in the prospectus supplement, except that, for purposes of Ford Credit Auto Lease Trust ___-_ the “base residual value” for a leased vehicle is the lesser of the contract residual value and the ALG residual value for the leased vehicle.
     ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future. In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle. ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing. None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. For more information about these factors, you should read “Risk Factors — Residual value losses could result in losses on your notes” in the prospectus supplement and “Risk Factors — Performance of the reference pool is uncertain” in the prospectus. As a result, the ALG information cannot be relied on as fact.
     A lease is considered to have “defaulted” if (1) the lease has been charged off or (2) the related leased vehicle was repossessed. A lease is not considered to have defaulted if the leased vehicle has been returned, even if the lessee does not pay the full amounts owing under the lease before the lease is closed in Ford Credit’s servicing system, including the full amounts assessed under the lease for excess mileage and/or excess wear and use.
     The “gross credit loss” on a default equals (1) the securitization value of the lease as of the end of the month before the lease defaults, plus (2) the costs associated with repossession and transportation of the leased vehicle, plus (3) the amount of unreimbursed servicer advances as of the end of the month before the lease defaults, minus (4) the net auction proceeds, if any, from the sale of the leased vehicle, minus (5) any amounts paid by or on behalf of the related lessee after Ford Credit processes the default and before the lease is closed in Ford Credit’s servicing system.
     The “loss (gain)” (1) for each leased vehicle returned and sold equals (a) the securitization value of the related lease as of the end of the month before Ford Credit processes the return of the leased vehicle, plus (b) the amount of unreimbursed servicer advances for the related lease as of the end of the month before Ford Credit processes the return of the leased vehicle, minus (c) the net auction proceeds from the sale of the leased vehicle, minus (d) any amounts paid by or on behalf of the related lessee after Ford Credit has processed the return of the leased vehicle and before the related lease is closed in Ford Credit’s servicing system, minus (e) any base monthly payments that, as of the end of the month before Ford Credit processes the return of the leased vehicle, had been paid before the month in which they are due, and (2) for each leased vehicle purchased pursuant to a lease equals (a) the securitization value of the related lease as of the end of the month before Ford Credit processes the purchase of the leased vehicle, plus (b) the amount of unreimbursed servicer advances for the related lease as of the end of the month before Ford Credit processes the purchase of the leased vehicle, minus (c) any amounts paid by or on behalf of the related lessee in connection with the purchase of the leased vehicle, minus (d) any base monthly payments that, as of the end of the month before Ford Credit processes the purchase of the leased vehicle, had been paid before the month in which they are due.
     “Recoveries” are amounts collected after a lease has been charged off or closed in Ford Credit’s servicing system and are net of all external costs associated with continued collection efforts, including legal fees.
     The “residual loss (gain)” on a leased vehicle that is returned and sold equals (1) the residual portion of securitization value as of the end of the month before Ford Credit processes the return of the leased vehicle, minus (2) the amounts assessed for excess mileage and/or excess wear and use, minus (3) the net auction proceeds from the sale of the leased vehicle.
     The percentages in the tables in this Annex C may not sum to 100.00% due to rounding.
Footnotes:
(1)	Weighted averages are weighted by the securitization value of each lease on the cutoff date for the prior securitization transaction.

(2)	This weighted average excludes leases with lessees who do not have FICO® scores because they (1) are not individuals and use the leased vehicles for commercial purposes, or (2) are individuals with minimal or no recent credit history.

(3)	Percentage of initial total securitization value.

(4)	Based on the billing addresses of the lessees on the cutoff date for the prior securitization transaction.

(5)	At of the end of the month.

(6)	The “prepayment speed” for any month equals (1) the monthly survival factor, divided by (2) 1 plus ((a) the monthly survival factor, times (b) the seasoning), in each case for the month.

The “monthly survival factor” for any month equals 1 minus ((1)(a) the actual total securitization value of the reference pool, divided by (b) the scheduled total securitization value of the reference pool, in each case at the beginning of the next month, divided by (2)(a) the actual total securitization value of the reference pool, divided by (b) the scheduled total securitization value of the reference pool, in each case at the beginning of the month).

“Seasoning” for the first month equals (1) the weighted average original term of the reference pool, minus (2) the weighted average remaining term of the reference pool, in each case as of the cutoff date. Seasoning for each subsequent month equals the seasoning for the prior month plus 1.

The “scheduled total securitization value of the reference pool” equals the total securitization value of the reference pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is made.

(7)	The period of delinquency is the number of days that more than $49.99 of a scheduled payment is past due, excluding leases that have reached their scheduled lease end date, defaulted or been removed and leases for which the leased vehicle has been returned or retained. The dollar amounts represent the aggregate securitization value of the delinquent leases at the end of the month.

(8)	Number of scheduled terminations is the number of leases that are scheduled to terminate during the month assuming each base monthly payment is made as scheduled with no prepayments, delays or defaults and each lease terminates in the month after the month in which the final base monthly payment is made.

(9)	Number of defaults is the number of leases that defaulted during the month.

(10)	Number of vehicles returned and sold is the number of leased vehicles that were returned and that have been sold by the end of the month.

(11)	Number of vehicles retained is the number of leased vehicles that were purchased pursuant to the lease during the month.

(12)	Number of vehicles removed is the number of leases and leased vehicles removed by the servicer during the month because (1) the representations made by it about the lease and leased vehicle were discovered to have been untrue, were not cured and had a material adverse effect on the lease or leased vehicle, (2) its servicing materially impaired the lease or leased vehicle, (3) it changed the amount of the monthly payment or the number of monthly payments due under the lease or (4) the leased vehicle was moved to a state where a different titling company would have been listed on the certificate of title at the beginning of the lease.

(13)	Return rate equals the percentage equivalent to (1) the number of vehicles returned and sold, divided by (2) the sum of (a) the number of defaults, (b) the number of vehicles returned and sold, (c) the number of vehicles retained and (d) the number of vehicles removed, in each case for the month.

Ford Credit Auto Lease Trust 20_-_
Original Pool Characteristics

Closing Date	________, 20__	Vehicle Type(3)
Cutoff Date	________, 20__	Car
Number of Leases		SUV
Weighted Average(1) FICO® Score(2) at Origination		CUV
Truck
Weighted Average(1) Original Term		Vehicle Make(3)
Weighted Average(1) Remaining Term
Weighted Average(1) Lease Factor
Minimum Discount Rate Used to Calculate Securitization Value
Percentage New Vehicles(3)
Total Note Balance
Securitization Value
Average		Top 15 Vehicle Models(3)
Highest
Lowest
Total
Total Adjusted MSRP
Base Residual Value
Average
Highest
Lowest
Total
Total as % of Initial Total Securitization Value
Residual Portion of Securitization Value
Average
Highest
Lowest
Total
Total as % of Initial Total Securitization Value		Top 8 States(3)(4)
Total ALG Mark-to-Market (__________)
Original Term(3)
12 months
24
27
30
36
39
42
48

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 20_-_
Balances, Prepayments and Delinquencies

		Securitization	Total Note	Over-	Reserve Account	Residual Portion of	Prepayment	Delinquencies(7)
Month	Date	Value(5)	Balance(5)	collateralization(5)	Balance(5)	Sec. Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days	Total
1		$	$	$	$	$	%	$	$	$	$	$
2
3
4
5
6
7
8
9

See page C-1 for definitions and footnotes
Terminations and Losses

Cumulative
														Cumulative	Residual
				Number of				Gross	Loss (Gain)					Loss (Gain)	Loss (Gain)
		Number of		Vehicles	Number of	Number of		Credit	on Vehicles	Loss (Gain)				as a % of	on Vehicles
		Scheduled	Number of	Returned &	Vehicles	Vehicles	Return	Losses on	Returned &	on Vehicles		Total Loss	Cumulative	Total Initial	Returned &
Month	Date	Terminations(8)	Defaults(9)	Sold(10)	Retained(11)	Removed(12)	Rate(13)	Defaults	Sold	Retained	Recoveries	(Gain)	Loss (Gain)	Sec. Value	Sold
1							%	$	$	$	$	$	$	%	$
2
3
4
5
6
7
8
9

See page C-1 for definitions and footnotes

You should rely only on the information contained in this prospectus supplement. Ford Credit has not authorized anyone to give you different information. You should not rely on the accuracy of the information in this prospectus supplement for any date other than on the date on the cover. Ford Credit is not offering the offered notes in any state where it is not permitted.

Ford Credit Auto
Lease Two LLC
Depositor
Ford Motor Credit
Company LLC
Sponsor and Servicer

Dealer Prospectus Delivery Obligation. Until 90 days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
Ford Credit Auto Lease
Trust 20_-__
Issuing Entity or Trust
$_____ Class A-2a _____%
Asset Backed Notes
[$_____ Class A-2b
Floating Rate Asset Backed Notes]
$_____ Class A-3a _____%
Asset Backed Notes
[$_____ Class A-3b
Floating Rate Asset Backed Notes]
$_____ Class A-4a _____%
Asset Backed Notes
[$_____ Class A-4b
Floating Rate Asset Backed Notes]
$_____ Class B _____%
Asset Backed Notes
$_____ Class C _____%
Asset Backed Notes
$_____ Class D _____%
Asset Backed Notes
PROSPECTUS SUPPLEMENT
[NAMES OF UNDERWRITERS]

[Form of Prospectus]
Ford Credit Auto Lease Trusts
Asset Backed Notes

Ford Credit Auto	Ford Motor
Lease Two LLC	Credit Company LLC
Depositor	Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks. You should review carefully the risk factors beginning on page 8 of this prospectus and in the prospectus supplement.
The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.
This prospectus may be used to offer and sell the notes only if accompanied by the prospectus supplement for the issuing entity.
The issuing entities:
A new trust will be formed to be the issuing entity for each securitization transaction.
The assets of each trust will consist of:
•	an exchange note which will be backed by a reference pool of car, light truck and utility vehicle leases and leased vehicles purchased by Ford Credit’s titling companies from dealers,

•	rights under the transaction documents for the removal of ineligible and certain other leases and leased vehicles,

•	rights under the transaction documents for servicer advances, and

•	any other property identified in the prospectus supplement.
Each trust will issue asset-backed securities consisting of notes in one or more classes.
The notes:
•	will be asset-backed securities payable only from the assets of the trust,

•	may benefit from one or more forms of credit or payment enhancement, and

•	will be debt obligations of the trust.
The amount, price and terms of each offering of notes will be determined at the time of sale and will be described in the prospectus supplement accompanying this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______, 20__

READING THIS PROSPECTUS
AND A PROSPECTUS SUPPLEMENT
     This prospectus provides general information about the notes to be issued by the Ford Credit Auto Lease Trusts, some of which may not apply to notes issued by a particular trust.
     You should rely only on information provided or incorporated by reference in this prospectus and the prospectus supplement and any informational and computational material filed as part of the registration statement filed with the SEC for any particular offering of notes.
     This prospectus begins with the following brief introductory sections:
•	Summary — provides an overview of the terms of the notes.

•	Risk Factors — describes some of the risks of investing in the notes.
     The other sections of this prospectus contain more detailed descriptions of the notes and the structure of the trust that will issue your notes. Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus or the prospectus supplement. The Table of Contents on the preceding pages contains references to key topics.
     An index of defined terms is at the end of this prospectus.

SUMMARY
     This summary provides an overview of the most important terms of the notes. It does not contain all of the information that may be important to you. To understand fully the terms of the notes, you should read this prospectus, especially the “Risk Factors” beginning on page 8, and the prospectus supplement completely.
Sponsor, Servicer, Lender, Titling Company Servicer, Titling Company Administrator, Collateral Agent Administrator and Indenture Administrator
Ford Motor Credit Company LLC, or “Ford Credit,” is a Delaware limited liability company and a wholly-owned subsidiary of Ford Motor Company, or “Ford.”
Depositor
Ford Credit Auto Lease Two LLC, or the “depositor,” is a Delaware limited liability company and a special purpose company wholly owned by Ford Credit.
Issuing Entity
The depositor will form a separate issuing entity, or “trust, “ for each securitization transaction. Each issuing entity will be a Delaware statutory trust governed by a trust agreement between the depositor and the owner trustee. Initially, the depositor will be the beneficiary of the trust.
Indenture Trustee and Owner Trustee
The prospectus supplement will identify the owner trustee of the trust and the indenture trustee for the notes.
Titling Companies
Each of CAB East LLC and CAB West LLC, together the “titling companies” and each individually a “titling company,” is a Delaware limited liability company.
Collateral Agent
HTD Leasing LLC, or “HTD,” is a Delaware limited liability company and a wholly-owned subsidiary of U.S. Bank National Association.
Administrative Agent
U.S. Bank National Association, or “U.S. Bank,” is a national banking association and a wholly-owned subsidiary of U.S. Bancorp.
The Notes
The trust will issue one or more classes of notes under an indenture between the trust and the indenture trustee.
The terms of the notes will be described in the prospectus supplement, including, for each class of notes, its:
•	principal amount,

•	interest rate or method of determining the interest rate, and

•	final scheduled payment date.
The notes of one class may differ from the notes of another class in certain respects, including:
•	the timing and priority of payments, and

•	whether interest and principal payments may be delayed or further subordinated upon the occurrence of certain events of default and the related consequences.
The priority of payments among the different classes of notes will be described in the prospectus supplement.
The notes will be available only in book-entry form, except in limited circumstances described in this prospectus.
For a more detailed description of the features of the notes you should read “Description of the Notes” in this prospectus and the prospectus supplement.

Exchange Note
The titling companies will issue a new “exchange note” to Ford Credit in connection with each securitization transaction. The exchange note will be issued under a revolving credit facility provided by Ford Credit to the titling companies to finance their purchase of leases and leased vehicles from dealers.
The titling companies will use amounts received on a “reference pool” of leases and leased vehicles to make payments on the exchange note. These amounts include:
•	payments by or on behalf of the lessees on the leases,

•	net proceeds from sales of leased vehicles, and

•	proceeds from claims on insurance policies covering the lessees, the leases or the leased vehicles.
For a more detailed description of the features of the exchange note you should read “Description of the Exchange Notes” in this prospectus and “Description of the Exchange Note” in the prospectus supplement.
Reference Pool
The leases in the reference pool are retail closed-end lease contracts for new cars, light trucks and utility vehicles. A lessee who complies with the terms of the lease will not be responsible for the value of the leased vehicle at the end of the lease.
The prospectus supplement will describe how the securitization value of a lease is calculated.
Trust Assets
The primary asset of the trust will be the exchange note.
For each securitization transaction, Ford Credit, as the sponsor, will sell the exchange note to the depositor and the depositor will then immediately sell the exchange note to the trust. The prospectus supplement will describe the criteria used to select the reference pool which will back the exchange note.
In addition to the exchange note, the trust assets will include:
•	funds and investments held in bank accounts of the trust,

•	rights under the transaction documents for the removal of ineligible and certain other leases and leased vehicles,

•	rights under the transaction documents for servicer advances, and

•	all other rights under the transaction documents, including any credit or payment enhancements.
For a more detailed description of the trust assets, you should read “Reference Pool” and “Description of the Exchange Notes” in this prospectus and “Reference Pool” and “Description of the Exchange Note” in the prospectus supplement.
Credit and Payment Enhancement
The prospectus supplement will describe the features designed to protect noteholders against losses on the leases and leased vehicles in the reference pool and consequent delays or defaults in payments on the notes. These features are called credit enhancement and may include:
•	reserve accounts,

•	excess spread,

•	overcollateralization, or

•	subordination of other notes issued by the trust.
The prospectus supplement may describe features designed to ensure the timely payment of amounts owed to noteholders. These features are called payment enhancement and may include:
•	interest rate swaps, caps or floors,

•	surety bonds,

•	letters of credit, or

•	liquidity facilities.

For a more detailed description of credit and payment enhancement, you should read “Description of the Notes — Credit and Payment Enhancement” in this prospectus.
Servicing of the Reference Pool
Ford Credit will act as the “servicer” for the leases and leased vehicles in the reference pool. The servicer is responsible for collecting payments on the reference pool, administering payoffs, defaults and delinquencies, and repossessing and liquidating leased vehicles. Ford Credit will also act as custodian and maintain custody of the lease files. The trust will pay the servicer a monthly servicing fee specified in the prospectus supplement.
For a more detailed description of the servicing of the reference pool, you should read “Servicing the Reference Pool and the Securitization Transaction” in this prospectus.
Optional Redemption or “Clean Up Call” Option
The servicer will have the option to purchase the exchange note from the trust on any payment date that the note balance of the notes is less than an amount specified in the prospectus supplement. This option is referred to as the servicer’s “clean up call” option. The prospectus supplement will describe how the clean up call option works, the purchase price for the exchange note and any conditions to its exercise by the servicer.
For a more detailed description of the servicer’s clean up call option, you should read “Description of the Notes — Optional Redemption or ‘Clean Up Call’ Option” in the prospectus supplement.
Tax Status
If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.
The trust’s tax counsel identified in the prospectus supplement will deliver its opinion that, for U.S. federal income tax purposes:
•	the notes will be treated as debt, and

•	the trust will not be classified as an association or publicly traded partnership taxable as a corporation.
For more information about the application of U.S. federal, state and local tax laws, you should read “Tax Matters” in this prospectus and the prospectus supplement.

RISK FACTORS
     You should consider the following risk factors in deciding whether to purchase any of the notes.

The absence of a secondary market for your notes could limit your ability to resell your notes	The absence of a secondary market for your notes could limit your ability to resell them. This means that if you want to sell any of your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed. The underwriters may assist in the resale of notes, but they are not required to do so. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

The assets of the trust are limited and are the only source of payment for your notes	The trust will not have any assets or sources of funds other than amounts received on the exchange note and the related property it owns. Credit enhancement that is available to support your notes is limited. Your notes will not be insured or guaranteed by Ford Credit or any of its affiliates or any other person. If these assets or sources of funds are insufficient to pay your notes in full, you will incur losses on your notes.

Payments on the notes depend on collections on the leases and proceeds from the sale of the leased vehicles	The trust will pay the notes only with payments received on the exchange note. The amount received on the exchange note will primarily depend upon the collections on the leases in the reference pool, the number of leases that default and the amount of the proceeds from the sale of the leased vehicles upon scheduled termination, early termination or default. If there are decreased collections, increased defaults or the net sale proceeds from the leased vehicles are less than the base residual values of the leased vehicles, there may be insufficient funds to pay your notes in full.

No assurance can be made that the market value of any leased vehicle will equal its base residual value at the end of the lease. If the market value of a leased vehicle is less than the price at which the lessee may purchase the vehicle under the lease, the lessee will be more likely to return it. If the net sale proceeds from returned leased vehicles are less than their base residual values, there may be insufficient funds to pay your notes in full.

Performance of the reference pool is uncertain	The performance of the leases and leased vehicles in the reference pool depends on a number of factors, including general economic conditions, unemployment levels, the circumstances of individual lessees, Ford Credit’s underwriting standards at origination, the accuracy of ALG’s residual value forecasts, the success of Ford Credit’s servicing, collection and vehicle remarketing strategies and used vehicle prices.

The used vehicle market is affected by supply and demand for such vehicles, which in turn is affected by numerous factors including:

• consumer tastes and economic factors, including changes in fuel prices and the availability of financing to consumers and dealers for their purchase of used vehicles,

•   vehicle manufacturer decisions, including those on pricing and incentives offered for the purchase of new vehicles, on the introduction and pricing of new car models or on whether to sell a brand or to discontinue a model or brand,

• government actions, including actions that encourage consumers to purchase certain types of vehicles, and

• other factors, including the impact of vehicle recalls.

None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. Changes in various factors could have disproportionate effects on the supply or demand for certain vehicle types or models. For example, increases in fuel prices could disproportionately reduce the resale value of larger, less fuel efficient vehicles, such as full-sized trucks and SUVs. Similarly, introduction of a new model by Ford may impact the resale value of similar, but older, models. Consequently, no accurate prediction can be made of how the reference pool will perform.

The timing of principal payments on your notes is uncertain	Faster than expected payments on the reference pool will cause the trust to make payments of principal on your notes earlier than expected and will shorten the maturity of your notes. Payments on the reference pool may be made earlier than expected if:

• lessees prepay the leases in full,

• lessees default on their leases and proceeds are received from the sale of the leased vehicles,

• lessees participate in early termination programs sponsored by Ford,

• proceeds from claims on any physical damage, credit life or other insurance policies covering the leases, leased vehicles or lessees are received,

• the servicer is required to remove certain leases and leased vehicles from the reference pool and makes a corresponding payment to the collection account, or

• leased vehicles are returned and sold more quickly than expected.

A variety of economic, social and other factors will influence the rate of payments on the reference pool. No prediction can be made as to the actual rate of these payments.

If you receive principal payments on your notes earlier than expected at a time when interest rates are lower than interest rates would otherwise have been had such principal payments been made at a different time, you may not be able to reinvest the principal in a comparable security with an effective interest rate equivalent to the interest rate on your notes. Similarly, if principal payments on your notes are made later than expected, you may lose reinvestment opportunities. In addition, if the notes were purchased at a discount and payments are slower than expected, your yield may be reduced. You will bear all reinvestment risk resulting from receiving payments of principal on your notes earlier or later than expected.

In addition, your notes will be paid in full prior to maturity if the servicer exercises its clean up call option.

For more information about the timing of repayment and other sources of prepayments, you should read “Maturity and Prepayment Considerations” in this prospectus and the prospectus supplement.

Interests of other persons in the exchange note, the leases or the leased vehicles could reduce or delay payments on the notes	If another person acquires an interest in the exchange note or in any lease or leased vehicle in the reference pool that is superior to the trust’s, collections on the exchange note, collections on that lease or proceeds of the sale of that leased vehicle may not be available to make payments on your notes. Another person could acquire an interest that is superior to the trust’s interest if:

•   the trust does not have a perfected security interest in the exchange note because its security interest was not properly perfected despite the delivery of the exchange note to the indenture trustee on the closing date for a securitization transaction,

•   the collateral agent does not have a perfected security interest in the reference pool because its security interest in the leases or leased vehicles was not properly perfected despite the grant of a security interest in all leases and leased vehicles to the collateral agent upon their acquisition by the titling companies and the indication on the certificate of title for each leased vehicle naming the collateral agent as secured party, or

•   the collateral agent’s security interest in the leases or leased vehicles in the reference pool is impaired because holders of some types of liens, such as a lien in favor of the Pension Benefit Guaranty Corporation, certain tax liens or mechanic’s liens, may have priority over the collateral agent’s security interest, or a leased vehicle is confiscated by a government agency.

For more information regarding the security interests in the exchange note and the leases and leased vehicles in the reference pool, you should read “Some Important Legal Considerations — Security Interests in the Exchange Note and the Leases and Leased Vehicles” in this prospectus.

Subordination will cause some classes of notes to bear additional credit risk	The rights of the holders of any class of notes to receive payments of interest and principal may be subordinated to one or more other classes of notes or to the rights of others such as hedge counterparties. If you hold notes of a subordinated class, you will bear more credit risk than holders of more senior classes of notes and you will incur losses, if any, prior to holders of more senior classes of notes. Failure to pay interest on subordinated notes that are not part of the Controlling Class will not be an Event of Default.

Failure to pay principal on a note will not constitute an Event of Default until its final scheduled payment date	The trust does not have an obligation to pay a specified amount of principal on any note on any date other than its outstanding amount on its final scheduled payment date. Failure to pay principal on a note will not constitute an Event of Default until its final scheduled payment date.

You may suffer losses because you have limited control over actions of the trust and conflicts between classes of notes may occur	The trust will pledge the exchange note to the indenture trustee to secure payment of the notes. The Controlling Class will be entitled to declare an Event of Default relating to a breach of a material covenant and accelerate the notes after an Event of Default, and waive Events of Default (other than failure to pay principal or interest). The Controlling Class may, in certain circumstances, direct the indenture trustee to sell the exchange note after an acceleration of the notes even if the proceeds would not be sufficient to pay all of the notes in full. If your notes cannot be repaid in full with the proceeds of a sale of the exchange note, you will suffer a loss.

The Controlling Class may terminate the servicer following a Servicer Termination Event and may waive Events of Servicing Termination.

Holders of notes that are not part of the Controlling Class will have no right to take any of these actions. Only the Controlling Class will have these rights. The Controlling Class may have different interests from the holders of other classes of the notes and will not be required to consider the effect of its actions on the holders of other classes.

For a more detailed description of the actions that the Controlling Class may direct, you should read “Description of the Notes — Events of Default and Remedies — Remedies Following Acceleration” and “Servicing the Reference Pool and the Securitization Transaction — Resignation and Termination of the Servicer” in this prospectus.

You may suffer losses on your notes because the servicer may commingle collections with its own funds	The servicer will be required to deposit collections on the reference pool in the trust’s collection account within two business days of applying such amounts to the lessee’s account or on a monthly basis. Until it deposits collections, the servicer may use them at its own risk and for its own benefit and may commingle collections on the reference pool with its own funds. If the servicer does not pay these amounts to the trust by the next payment date (which could occur if the servicer becomes subject to a bankruptcy proceeding), payments on your notes could be reduced or delayed.

Delays in collecting payments could occur if Ford Credit ceases to be the servicer	If Ford Credit resigns or is terminated as servicer, the processing of payments on the leases, sales of returned or repossessed leased vehicles and information about collections could be delayed. This could cause payments on your notes to be delayed. Ford Credit may be removed as servicer if it defaults on its servicing obligations or becomes subject to bankruptcy proceedings as described under "Servicing the Reference Pool and the Securitization Transaction — Resignation and Termination of the Servicer” in this prospectus.

The servicer has discretion over the servicing of the leases and leased vehicles which could impact the amount or timing of funds available to make payments on your notes	The servicer has discretion in servicing the leases and leased vehicles in the reference pool, including the ability to grant payment extensions and to determine the timing and method of collection, vehicle remarketing and whether it expects to recover a potential servicer advance and, therefore, whether or not to make that servicer advance. The manner in which the servicer exercises that discretion could have an impact on the amount or timing of collections on the reference pool and consequently on the amount or timing of principal and interest received by the trust on the exchange note. If the servicer determines not to advance funds, or if other servicing procedures impact the amount or timing of the collections on the leases and leased vehicles in the reference pool, you may experience losses or delays in payment on your notes.

Bankruptcy of Ford Credit could result in delays in payment or losses on your notes	If Ford Credit becomes subject to bankruptcy proceedings, you could experience losses or delays in payments on your notes. A court in a bankruptcy proceeding could conclude that Ford Credit effectively still owns the exchange note because the sale of the exchange note by Ford Credit to the depositor and by the depositor to the trust, were not “true sales” or that the assets and liabilities of the titling companies, the holding companies and the depositor should be consolidated with those of Ford Credit for bankruptcy purposes. If a court were to reach either of these conclusions, payments on your notes could be reduced or delayed due to:

•    the “automatic stay” provision of the U.S. federal bankruptcy laws that prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the bankruptcy court and other provisions of the U.S. federal bankruptcy laws that permit substitution of collateral in limited circumstances,

• tax or government liens on Ford Credit’s property that arose prior to the transfer of the exchange note to the trust having a claim on collections that are senior to your notes, or

• the trust not having a perfected security interest in the exchange note or any cash collections held by Ford Credit at the time the bankruptcy proceeding begins.

In addition, the transfer of the exchange note by the depositor to the trust, although structured as a sale, may be viewed as a financing because the depositor retains the residual interest in the trust. If a court were to conclude that such transfer was not a sale or the depositor was consolidated with Ford Credit in the event of Ford Credit’s bankruptcy, the notes would benefit from a security interest in the exchange note but the exchange note would be owned by Ford Credit and payments could be delayed, collateral substituted or other remedies imposed by the bankruptcy court that could adversely affect the amount and timing of payments on the notes.

For more information about the effects of a bankruptcy on your notes, you should read “Some Important Legal Considerations — Bankruptcy Considerations” in this prospectus.

Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust	The Dodd-Frank Wall Street Reform and Consumer Protection Act created an alternative liquidation framework under which the FDIC may be appointed as receiver for the resolution of a non-bank financial company if the company is in default or in danger of default and the resolution of the company under other applicable law would have serious adverse effects on financial stability in the United States.

There can be no assurance that the new liquidation framework would not apply to Ford Credit, the titling companies, the depositor or the trust, although the expectation is that the framework will be invoked only very rarely. Recent guidance from the FDIC indicates that the new framework will be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to Ford Credit, the titling companies, the depositor and the trust.

If the FDIC were appointed as receiver for Ford Credit, any titling company, the depositor or the trust, or if future regulations or subsequent FDIC actions are contrary to the recent FDIC guidance, you may experience losses or delays in payments on your notes.

For more information about the new framework, see "Some Important Legal Considerations — The Dodd-Frank Act” in this prospectus.

The servicing fee may be insufficient to attract a replacement servicer	If Ford Credit resigns or is terminated as servicer, the servicing fee, which is calculated as a fixed percentage of the total securitization value, may be insufficient to attract a replacement servicer or cover the actual servicing costs on the reference pool because the amount of the servicing fee declines each month as the total securitization value declines but the servicing costs on each account remain essentially fixed. This risk is greatest toward the end of the securitization transaction when a larger portion of collections will be attributable to sales of leased vehicles which have a higher cost of servicing than the collection and posting of monthly payments. A delay or inability to find a replacement servicer would delay collections on the reference pool and could delay payments and reports to the noteholders and the indenture trustee, reduce amounts collected on the reference pool, including vehicle sale proceeds on returned or repossessed leased vehicles or amounts collected on defaulted leases. As a result, the amount available to pay principal and interest on your notes may be reduced or delayed.

SPONSOR AND SERVICER
General
     Ford Credit was established in 1959 to provide financing for Ford vehicles and support Ford dealers. Ford Credit is a Delaware limited liability company and is an indirect wholly owned subsidiary of Ford.
     Ford Credit provides a wide variety of automotive financing products to and through dealers throughout the world. Ford Credit’s primary financing products are:
•	Retail financing — purchasing retail installment sale contracts and leases from dealers, and offering financing to commercial customers, primarily vehicle leasing companies and fleet purchasers, to lease or purchase vehicle fleets,

•	Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing, and

•	Other financing — making loans to dealers for working capital, improvements to dealership facilities, and to purchase or finance dealership real estate.
     Ford Credit also services the finance receivables and leases it originates and purchases, makes loans to Ford affiliates, purchases certain receivables of Ford and its subsidiaries and provides insurance services related to its financing programs.
     Ford Credit earns its revenue primarily from:
•	payments on retail installment sale contracts and leases that it purchases,

•	interest supplements and other support payments from Ford and affiliated companies on special rate financing programs, and

•	payments on wholesale and other dealer loan financing programs.
     Ford Credit will be the sponsor of the securitization transaction in which the notes will be issued. Ford Credit will be responsible for structuring each transaction and selecting the transaction parties. Ford Credit will be the servicer of the leases and leased vehicles in the reference pool and the securitization transaction in which the notes will be issued. Ford Credit will be responsible for paying the costs of forming the trust, legal fees of certain transaction parties, rating agency fees for rating the notes and other transaction costs. Ford Credit will also select the leases and leased vehicles allocated to the reference pool for each securitization transaction. The criteria used by Ford Credit to select the leases and leased vehicles for the securitization transaction in which the notes will be issued will be described in the prospectus supplement.
     Ford Credit is also the lender under the credit and security agreement, the servicer for the titling companies, the administrator for the titling companies and the collateral agent administrator and will be the indenture administrator. As lender, Ford Credit advances funds to the titling companies for the purchase of leases and leased vehicles from motor vehicle dealers in the United States in the ordinary course of business. As lender, Ford Credit will request that the titling companies create the exchange note issued for the securitization transaction in which the notes will be issued and will also be the initial holder of the exchange note and any other exchange notes issued under the credit and security agreement. In addition, as lender, Ford Credit will have voting and other rights under the credit and security agreement.
     As servicer of the reference pool, Ford Credit will make representations about the leases and lease vehicles in the reference pool on which the depositor and the trust will rely in acquiring the exchange note. If any representation is later discovered to have been untrue when made and the breach has a material adverse effect on the lease or leased vehicle, Ford Credit must remove the lease or leased vehicle from the reference pool unless it cures the breach in all material respects by the end of any applicable grace period.
     As servicer for the titling companies, Ford Credit is responsible for originating, purchasing and underwriting the leases and leased vehicles purchased by the titling companies. Ford Credit is also responsible for servicing all of the leases and leased vehicles owned by the titling companies, including the leases and leased vehicles in the reference pool.
     As administrator of the titling companies, Ford Credit performs administrative duties on behalf of each of the titling companies. As collateral agent administrator, Ford Credit will perform administrative duties on behalf of the collateral agent, including maintaining the lien and security interest granted to the collateral agent under the credit and security agreement and taking all necessary actions with respect to the collateral agent and the certificates of title for the leased vehicles. As indenture administrator, Ford Credit will perform administrative duties on behalf of the trust. Ford Credit will receive a fee for the performance of its services as titling company administrator, collateral agent administrator and indenture administrator.
General Securitization Experience
     Ford Credit has been securitizing its assets since 1988.
     Ford Credit’s securitization programs are diversified among asset classes and markets. Ford Credit sponsors securitization programs for retail installment sale contracts, dealer floorplan receivables and operating leases and the related leased vehicles. Ford Credit regularly participates in a number of international securitization markets, including the United States, Canada, Europe (including the United Kingdom, Germany, Spain, Italy and France) and Mexico and has participated in the securitization markets in Japan and Australia.
     In the United States, Ford Credit regularly sponsors lease securitizations in which securities backed by reference pools of leases and leased vehicles are sold in private transactions to purchasers, including large financial institutions and asset-backed commercial paper conduits.
     Ford Credit securitizes its assets because the market for securitization of financial assets provides the company with a lower cost source of funding than other alternatives, diversifies funding among different markets and investors, and provides additional liquidity. Ford Credit meets a significant portion of its funding requirements through securitizations for these reasons.
     For more information about Ford Credit’s securitization programs and its funding strategy, please read Ford Credit’s Annual Report on Form 10-K which is available on Ford Credit’s website at www.fordcredit.com.
U.S. Securitization Program for Leases
     Ford Credit has had an active private securitization program for leases since 2004, including widely distributed transactions under Rule 144A since 2009, and has issued asset-backed securities in more than 20 transactions under this program. Ford Credit is now establishing a publicly registered securitization program for leases. The asset-backed securities offered by the prospectus supplement accompanying this prospectus are part of this program. Ford Credit has never received a demand to remove a lease and leased vehicle from a reference pool underlying the asset-backed securities offered in its private lease program due to a breach of representations relating to such lease and leased vehicle. Removals of leases and leased vehicles due to Ford Credit’s discovery of a breach of representations have been immaterial in its private lease program. None of the asset-backed securities offered in its private lease program have experienced any losses or events of default and Ford Credit has never taken any action out of the ordinary in any transaction to prevent such an occurrence.
Use of Titling Companies; Financing Purchases of Leases by Titling Companies
     Ford Credit uses titling companies to facilitate its leasing business. The titling companies purchase leases entered into between retail customers and motor vehicle dealers and the leased vehicles that are subject to those leases. The titling company that purchases a lease and leased vehicle is determined by the state where the leased vehicle is titled at the beginning of the lease. Each titling company pays the purchase price of its leases and leased vehicles with funds borrowed from Ford Credit under a revolving credit facility pursuant to the credit and security agreement and funds contributed to the titling company indirectly by Ford Credit. The titling companies have agreed to repay amounts advanced under the revolving credit facility on a joint and several basis.
     At any time, Ford Credit may request that the titling companies convert all or a portion of the amounts outstanding under the revolving credit facility to a term note evidenced by an “exchange note.”
     Amounts due to Ford Credit under the revolving credit facility and all amounts due under outstanding exchange notes, including the exchange note issued for the securitization transaction in which the notes will be issued, are secured by a single security interest in favor of the collateral agent, on behalf of Ford Credit and any holder of any exchange note, on all leases and leased vehicles financed under the credit and security agreement and any proceeds of those leases and leased vehicles. Whenever a new exchange note is issued, certain leases and leased vehicles are allocated as a reference pool for that exchange note and generally only the collections on those leases and leased vehicles will be used to make payments on that exchange note. For more information about the reference pool, see “Reference Pool” in this prospectus.
Origination, Purchasing and Underwriting
     When a lessee leases a vehicle from a dealer, the lessee and the dealer negotiate the price of the vehicle and the acquisition of any insurance, service contract or other products. The lessee and the dealer also decide the lease term, mileage allowance, residual value and payment terms for the lease, subject to Ford Credit’s approval. Typically, Ford Credit also requires the dealer to charge the lessee an acquisition fee.
     The titling company pays the dealer a purchase price or “acquisition cost” for the lease and the leased vehicle equal to (1) the negotiated price of the leased vehicle, including dealer installed accessories, plus (2) any amounts (other than the acquisition fee) financed over the term of the lease, including applicable taxes, insurance, service contracts, outstanding balance on any prior lease or trade-in vehicle and other fees and charges, less (3) any vehicle trade-in, rebate or down payment, plus (4) a set fee or a portion of the lease charges on the contract. The portion of the lease charges earned by the dealer generally is calculated using the difference between the minimum lease factor set by Ford Credit and the lease factor used to calculate the lessee’s payment, subject to the lease factor limit set by Ford Credit.
     The monthly lease payments or “base monthly payments” are set so that, over the life of a lease, the aggregate payments will cover the difference between the acquisition cost of the lease and the estimated value of the leased vehicle at the end of the lease term or the “contract residual value” plus lease charges and the acquisition fee. Lease charges are based on an implicit interest rate, called a “lease factor. “ A lessee’s total monthly payment also includes any sales or use taxes imposed on the base monthly payment and an amount to cover applicable personal property taxes and similar government charges.
     Almost all leases purchased by the titling companies are for new vehicles and most are with individuals who lease vehicles for personal use. The titling companies generally purchase leases with terms of 24, 36 and 39 months, but will purchase leases with other terms.

     All of the leases are closed-end leases. At the end of a closed-end lease, if the lessee elects not to purchase the leased vehicle, the lessee must return it. If the lessee returns the leased vehicle, the lessee is not required to pay the deficiency, if any, between the net sale proceeds received for the leased vehicle and the contract residual value and is not entitled to the excess, if any, of the leased vehicle’s net sale proceeds over the contract residual value. The related titling company, as the lessor, assumes all residual risk on the leased vehicle.
     Ford Credit establishes a standard contract residual value and lease factor for each lease. However, almost all leases purchased by the titling companies are originated under Ford-sponsored marketing programs. Under these programs, the contract residual value is set higher than the contract residual value and/or the lease factor is set below the lease factor Ford Credit would otherwise have set. Ford Credit also allows lessees to reduce their lease factor by prepaying all their monthly payments in a single up-front payment.
     Ford Credit makes purchasing decisions on behalf of the titling companies, as servicer for the titling companies. These decisions are made independently of Ford, and Ford cannot require any titling company to purchase leases that do not satisfy Ford Credit’s underwriting standards. Ford Credit’s underwriting standards and purchasing criteria emphasize the applicant’s ability to pay and creditworthiness. The creditworthiness of any co-applicant or guarantor is also considered. Each applicant completes a credit application. Dealers typically submit applications electronically to Ford Credit together with information about the proposed terms of the lease. Ford Credit generally obtains a credit report on the applicant from a national credit bureau. Ford Credit generally selects a credit bureau based upon its assessment of which credit bureau provides the most accurate and complete credit reports in the applicant’s geographic area. In a limited number of cases, a credit report is not available because an applicant does not have an established credit history.
     To set the minimum lease factor that must be used to calculate the base monthly payment for standard rate leases, Ford Credit uses lease specific scoring models to assess the creditworthiness of an applicant using the information provided on the applicant’s credit application, the proposed terms of the lease and the applicant’s credit bureau data. If an individual applicant has sufficient recent credit history, the credit bureau data includes the applicant’s credit risk score, often referred to as a FICO® score, which is generated using statistical models created by Fair Isaac Corporation. FICO® is a registered trademark of Fair Isaac Corporation. Ford Credit uses FICO® scores designated specifically for automotive financing. The FICO® score measures the likelihood an applicant will repay an obligation, and it is the most significant factor in Ford Credit’s consumer scoring models. The highest FICO® score is 900, and the lowest FICO® score is 250. Ford Credit frequently reviews its models to confirm the continued business significance and statistical predictability of the factors and updates its models to incorporate new factors that improve their statistical predictability.
     Credit applications are automatically evaluated and some are either approved or rejected based on Ford Credit’s electronic decisioning models. A credit analyst judgmentally evaluates each credit application that is not electronically approved or rejected. The credit analyst considers the same information used in the electronic decisioning models and also weighs other factors, such as Ford Credit’s relationship with the dealer, then makes an individual credit decision based on the analyst’s assessment of the strengths and weaknesses of the application. The credit analyst may condition approval of a credit application on the addition of a qualified co-lessee or guarantor or a security deposit or on modifications to the lease terms in order to lower the total monthly payment on the lease, such as a higher cash down payment or a less expensive leased vehicle. When necessary, the analyst will verify the identity, employment and other applicant data before the decision is made.
     For credit applications not electronically approved or rejected, Ford Credit typically makes a credit decision within 20 minutes of receipt of an application. Higher risk applicants may require additional investigation. Over 95% of Ford Credit’s credit decisions are made within one hour of receipt of an application.

     Each Ford Credit analyst is assigned a specific dollar approval level for leases. These levels are based on an applicant’s total outstanding balances with Ford Credit. More experienced analysts are assigned higher approval levels. More senior personnel must approve any lease that exceeds the analyst’s approval level. In addition, the more senior personnel periodically review the purchase decisions of analysts to ensure they are consistent with Ford Credit’s underwriting guidelines.
     Dealers must submit leases on forms approved by Ford Credit. After the dealer submits a completed lease, Ford Credit checks it for specific errors apparent in the disclosures made by the dealer. If the lease contains minor errors, Ford Credit may approve the lease for purchase by the titling company and send a correction notice to the lessee or obtain a signed modification from the lessee. A lease with a more significant error is returned to the dealer for correction or a new lease. Each dealer signs an assignment agreement representing that it made all required disclosures and all disclosures made by the dealer are correct. For disclosures that Ford Credit cannot review because the error would not be apparent in the lease, it relies on the representations made by the dealer in the assignment agreement. The assignment agreement requires the dealer to apply immediately for a title for the leased vehicle naming the titling company as the owner of the leased vehicle and naming the collateral agent as secured party. Ford Credit reviews titles as they are received to confirm the titling company’s ownership interest and the collateral agent’s security interest are noted on the title.
     At the time the lessee takes delivery of the leased vehicle, the dealer must collect the first month’s lease payment. Certain higher risk lessees may be required to make security deposits. In these cases, the dealer collects a refundable security deposit generally equal to one month’s payment. The dealer also collects and pays all required license fees, registration fees and taxes to register the vehicle.
     Purchased leases and related documents are electronically imaged. For electronic leases, a separate image of the original is created for servicing purposes. Once imaged, the documents may be viewed on a computer screen for servicing, but may not be altered or deleted. Additional documents obtained during servicing are also added to the imaged file.
     The lessee agrees to maintain physical damage and liability insurance on the leased vehicle, and the dealer is required to provide Ford Credit with proof of insurance at the beginning of the lease. The minimum amount of liability insurance required by the lease is generally equal to the minimum state law requirements. The maximum allowable deductible is $1,000. The titling company must be named as an additional insured and loss payee on all insurance policies. Since lessees may choose their own insurers to provide the required coverage, the specific terms of the policies may vary. Ford Credit generally does not track whether the lessee maintains the required insurance.
     Ford Credit classifies vehicles into categories. “Car” includes sedans, hatchbacks and coupes. “Light truck” includes vans, minivans and light pick-up trucks. “Utility” includes wagons, SUVs and cross-overs or CUVs.
     A specific auditing group within Ford Credit performs regular audits to monitor compliance with purchasing policies and procedures and legal requirements.
     Ford Credit regularly reviews and analyzes its portfolio of leases to evaluate the effectiveness of its underwriting guidelines, scoring models and purchasing criteria. If external economic factors, credit loss or delinquency experience, market conditions, lessee characteristics or other factors change, Ford Credit may adjust its underwriting guidelines, scoring models and purchasing criteria in order to change the quality of its portfolio or to achieve other goals and objectives.
     Determination of Residual Values. The residual value of a leased vehicle is the estimated value of the vehicle at the end of the lease term. The contract residual value is stated in the lease and is a major component used to calculate the base monthly payment. The contract residual value is also the main component used to set the purchase price the lessee must pay if the lessee elects to purchase the leased vehicle.

     Ford Credit uses two proprietary models and an internal review process to establish residual values. These models use a number of factors about a vehicle to determine its residual value, including the manufacturer’s suggested retail price, wholesale price, planned production volume, rental and fleet sales, consumer acceptance, life cycle and recent and seasonal auction trends. Ford Credit regularly reviews and updates the residual value models. The internal review process considers the accuracy of the current residual value models as vehicles come off lease, any current or planned marketing incentives, market acceptance of vehicles and competitive actions within the vehicle segment. Ford Credit also compares its residual values to historical auction values for returned leased vehicles and to residual value forecasts published in independent industry guides that are used in the automotive finance industry, such as Automotive Lease Guide (“ALG”) and Black Book.
     Ford Credit sets residual value percentages quarterly for each new vehicle available from Ford generally for lease terms of 24, 36, 39 and 48 months and for maximum mileage levels ranging from 10,500 to 19,500 miles per year. If Ford Credit has not set residual value percentages for a particular lease term, the dealer must contact Ford Credit to obtain a residual value percentage for that lease term. Lessees may purchase additional mileage above 19,500 miles per year (subject to a total limit of 100,000 miles) but the residual value percentage will not be adjusted.
     Manufacturers often sponsor marketing programs on select vehicles in order to lower a lessee’s monthly payment by increasing the contract residual value above the level that would otherwise be established by Ford Credit. Vehicles that are leased under these marketing programs may be more likely to be returned at the end of the lease term because the price at which the lessee may purchase the vehicle is more likely to exceed the market value of the vehicle at that time. For this reason, Ford Credit has established guidelines to limit the amount by which the residual value of a vehicle may be increased over the level that Ford Credit would otherwise set.
     When a vehicle is sold after being returned at the end of the lease, there will be a residual gain on the vehicle if the net sale proceeds of the vehicle are greater than the vehicle’s contract residual value. Conversely, there will be a residual loss on the vehicle if the net sale proceeds of the vehicle are less than the vehicle’s contract residual value.
     Commercial Accounts. Some of the leases purchased by the titling companies are for lessees who are either individuals or business entities who use the leased vehicles for commercial purposes. Commercial lessees may have multiple leases with the titling companies. Ford Credit’s scoring models for commercial applicants that are business entities include factors relevant to businesses and data available through commercial credit bureaus. While credit reports from commercial credit bureaus may include credit risk scores, these scores are not FICO® scores. Commercial credit bureau scores, when available, have been used in Ford Credit’s scoring models since the second quarter of 2008. Commercial applicants who are individuals are scored using the scoring models for individual customers, including the individual’s FICO® score. Similar to credit decisions for personal use leases, credit decisions for commercial leases emphasize the applicant’s ability to pay and creditworthiness, but also recognize that commercial use vehicles are often put to more demanding uses, which may reduce the resale value of the leased vehicle. For these reasons, underwriting standards are often different for commercial leases, such as by requiring larger down payments. Ford Credit does not allow the value of a specialized body added to a base vehicle to customize it for commercial purposes to be included in calculating the vehicle’s residual value. As a result, the titling companies have few leased vehicles with specialty bodies. A portion of commercial use customers have lines of credit that allow the customer to enter into multiple leases up to the approved amount under preestablished terms. Credit decisions for lines of credit are performed on at least an annual basis and include review of financial statements and may require guaranties of the leases entered into under the line of credit as a condition of approval.
     The most significant difference between commercial and other leases is that commercial leases may be included in a separate cross collateral agreement. These agreements allow Ford Credit to enforce collection and repossession rights against some or all leases and leased vehicles with the same lessee even if payments for some of the leases are current. Payments or other amounts, such as repossession sale proceeds, received that relate to one lease generally are applied first to that lease. Excess amounts collected for one lease may be applied to other leases with the same lessee to reduce losses.
Servicing Experience
     Ford Credit will service the leases and the securitization transactions in its U.S. public lease securitization program. Ford Credit has been the servicer for its U.S. private lease securitization program since its inception. None of the asset-backed securities in Ford Credit’s U.S. private lease securitization program have experienced any losses or events of default. There have not been any instances of material noncompliance with the servicing criteria in Ford Credit’s U.S. private lease securitization program.
     Ford Credit services all the retail leases it originates, including leases included in securitizations. Ford Credit has comprehensive web-based servicing policies and procedures that ensure common servicing practices and procedures are used for all leases. These practices and procedures are described in "— Servicing and Collections” below. Servicing personnel do not know if a lease they are servicing has been included in a securitization transaction.
     Ford Credit’s servicing and collections systems maintain records for all leases, track application of payments and maintain relevant information on the lessees and account status. The systems also capture communications with lessees and allow management to review collection personnel activities.
     Ford Credit will be responsible for all servicing functions for the leases and leased vehicles in the reference pool. As is customary in the servicing industry, Ford Credit engages vendors, which may be affiliates, to perform certain servicing processes. These processes include processing monthly lockbox payments from lessees, providing telephonic payment systems, reviewing titles of leased vehicles for accuracy, imaging lease documents, storing paper and electronic leases, handling certain inbound lessee service calls and early stage collections support and performing data entry and administrative functions. Ford Credit requires all vendors to follow processes set by Ford Credit or agreed to between Ford Credit and the vendor and regularly monitors them for compliance. Vendors do not have the discretion to make decisions that would materially affect agreed upon processes, amounts collected or the timing for amounts applied to lessee accounts. Ford Credit believes these vendors could be easily replaced, if necessary. Some vendors perform their services outside the United States.
     Ford Credit also contracts with a network of outside contractors to repossess vehicles and to collect some deficiencies for charged off accounts. Ford Credit uses web-based auctions and auction houses engaged by Ford to prepare and sell returned and repossessed leased vehicles. These contractors are monitored for compliance with the contracts, but due to the nature of these relationships, these contractors do not always follow established Ford Credit procedures.
     As servicer of the securitization transaction in which the notes will be issued, Ford Credit will prepare monthly investor reports, provide payment instructions to the indenture trustee and prepare annual compliance reports.
Servicing and Collections
     General. Ford Credit services the leases from its centralized business centers and specialty servicing centers in the United States. Ford Credit’s servicing operations are divided into three areas — collections, account services and vehicle liquidations. The collections area has two main functions — account maintenance and loss prevention. The account services area has three main functions — credit re-analysis, titles and customer services — that are responsible for non-collection related customer requests such as payment reschedules, title follow-up and payment misapplications. Ford Credit has specialty service centers for leases with bankrupt lessees and charged off accounts. Ford Credit also has a centralized customer service center for inbound customer inquiries and early stage collections support. Ford Credit uses specialty teams in its servicing operations for certain functions such as total loss insurance claims, account redemptions and vehicle skip tracing. One or more of these functions may be consolidated in a single center.
     Ford Credit encourages lessees to make payments electronically, including through direct debit or telephonic or online payment systems. Lessees may enroll in a variety of recurring and one-time automated clearinghouse or “ACH” programs that debit funds directly from their bank accounts. Lessees who do not pay electronically are instructed to send their monthly payments to one of several lockbox locations. Most banks convert checks into ACH items, which speeds up processing time.
     Ford Credit applies almost all payments that are received prior to the designated processing time on each business day to a lessee’s account on the day the payment is received. By the end of the next business day, Ford Credit researches, matches and applies most payments that do not include enough information to match an account. A specialized group at Ford Credit researches, matches and applies the remaining small number of payments that have not been matched to an account.
     Most of the leases are paid without any additional servicing or collection efforts. As each lessee develops a payment history, Ford Credit uses a behavior scoring model to assess the probability of payment default for all leases and implements collection efforts based on its determination of the credit risk associated with each lessee. This model assesses a number of variables including origination characteristics, customer history, payment patterns and updated credit bureau information. Based on data from this scoring model, leases are grouped by risk category for collection. These categories determine how soon a lessee will be contacted after a payment becomes delinquent, how often the lessee will be contacted during the delinquency and how long the account will remain in account maintenance before it is transferred to loss prevention where a more experienced customer service representative follows the account until the delinquency is resolved. Ford Credit’s centralized collection operations are supported by auto dialing technology and collection and workflow operating systems.
     A customer service representative will attempt to contact a lessee with a delinquent account to determine the reason for the delinquency and identify the lessee’s plans to resolve the delinquency. Most delinquent accounts are resolved because the lessee makes the past due payments. In limited cases, Ford Credit may offer a payment extension to allow a lessee to continue to make the normal monthly payment. A payment extension defers a past due payment for one or more months and moves the scheduled termination date by the number of months extended. The mileage allowance and contract residual value, however, are not changed. Payment extensions are typically granted for one month and are limited to a maximum of six months over the term of the lease. Following a payment extension, the account generally is no longer considered delinquent. Ford Credit will generally grant a payment extension if the lessee’s payment problem is temporary, the lessee has an income source for making the next payment and the lessee has made at least one payment since lease inception and at least six payments between payment extensions. A payment extension that does not comply with these guidelines must be approved by appropriate personnel and exceptions to the guidelines are reviewed regularly by servicing managers. When allowed by state law, Ford Credit usually collects a fee on payment extensions equal to 30% of the payment amount for each month the lease is extended.
     In addition to delinquency payment extensions, an extension of up to 90 days may be allowed to lessees who live in an area affected by a natural disaster. These extensions are not provided to lessees whose leases are more than 61 days delinquent.
     A lessee may also request a term extension. As a result of a term extension, the term of the lease is extended and the mileage allowance and leased vehicle’s residual value are changed. During a term extension the lessee makes additional monthly payments. A term extension is typically approved if the lessee is awaiting delivery of a new Ford vehicle or the lessee has other special circumstances. Most term extensions are for one or two months and term and payment extensions in total may not exceed twelve months. To be eligible for a term extension, the lessee cannot be in default. If a term extension is granted, the lessee may return the vehicle at any time during the extension period without responsibility for the remaining extended term.

     A lessee may be allowed to change the monthly payment due date typically by not more than 30 days, if, for example, the date on which the lessee gets paid changes. Due date changes are not allowed for accounts more than 30 days delinquent.
     In rare instances, a new lessee may assume the obligations under a lease with the original lessee either still liable or released from the terms of the lease. In rare instances, such as after an accident in which the leased vehicle is damaged beyond repair, a lessee is allowed to substitute another vehicle for the original leased vehicle.
     Ford Credit uses periodic management reports on delinquencies, extensions and other measurements and operating audits to maintain control over the use of collection actions.
     Ford Credit’s servicing policies and procedures may change over time. Ford Credit regularly tests new servicing procedures on controlled portions of its leases to develop and refine its servicing procedures. Areas tested include timing and frequency of collection calls and when it is more effective for the account maintenance team or the loss prevention team to contact the lessee. If a test shows that a new procedure is an improvement over the existing procedure, the new servicing procedure is applied to the entire portfolio.
     Closed-End Lease Terms. All of the leases are closed-end leases. The lessee may purchase the leased vehicle at any time during the lease by paying the purchase price stated in the lease and all other amounts owed under the lease, including any remaining monthly payments. The purchase price stated in the lease is the contract residual value plus a fee of up to $500. If the lessee does not purchase the leased vehicle, the lessee must return it by the scheduled termination date of the lease. If the lessee returns the leased vehicle, the lessee is not required to pay the deficiency, if any, between the net sale proceeds received for the leased vehicle and the contract residual value and is not entitled to the excess, if any, of the leased vehicle’s net sale proceeds over the contract residual value.
     Vehicle Maintenance; Excess Mileage and Excess Wear and Use. The lessee is responsible for all maintenance, repair, service and operating expenses of the leased vehicle during the term of the lease. The lessee is also responsible if the vehicle is lost, stolen or seized.
     If the lessee returns the leased vehicle, the lessee is required to pay for any excess mileage and the estimated cost to repair any excess wear and use. Excess mileage is a charge for each mile the vehicle has been driven in excess of the mileage limit set forth in the lease. Excess wear and use generally includes missing or inoperative equipment, parts or accessories or damage to the leased vehicle’s body, lights, trim or paint. If the lessee does not pay any excess mileage or excess wear and use charges when the vehicle is returned, Ford Credit will continue efforts to collect these amounts.
     If the lessee buys an excess wear and use waiver contract at the beginning of the lease, the lessee will be released from the obligation to pay excess wear and use charges up to a specified amount, typically $2,500. Ford Credit has an insurance policy under which it collects amounts that lessees are released from paying under these excess wear and use waiver contracts.
     In a small number of leases, the lessee purchases prepaid mileage at the beginning of the lease. In this case, if the lessee returns the leased vehicle, Ford Credit will refund to the lessee the cost of any unused prepaid miles.
     Lease End Communication. About four to five months prior to the scheduled termination date of a lease, Ford Credit will send a notice to the lessee stating the scheduled termination date, outlining the lessee’s options and obligations at lease end, describing the vehicle inspection process and providing information about new vehicles. The dealer through which the lessee obtained the lease and/or Ford Credit may also contact the lessee near the scheduled termination date to determine whether the lessee intends to purchase the leased vehicle or to return the leased vehicle and to answer the lessee’s questions.

     The lessee may purchase the leased vehicle at lease end by paying the purchase price stated in the lease and all other amounts owed under the lease, including any remaining monthly payments. If the lessee decides not to purchase the leased vehicle, the lessee must return it to the dealer by the lease’s scheduled termination date.
     If the lessee does not return or purchase the vehicle by the 10th day after the lease’s scheduled termination date, the lessee may be responsible for additional monthly payments until the leased vehicle is returned, repossessed or purchased.
     Vehicle Inspection. If the lessee returns the leased vehicle, the vehicle is inspected to determine its condition. An inspection may occur up to 45 days prior to the scheduled termination date and is generally conducted by a third party inspection company. At the time of the inspection the lessee is typically provided a vehicle condition report that states the amount the lessee will owe for excess wear and use on the leased vehicle. If the vehicle inspection is not completed before the vehicle is returned, the vehicle will be inspected shortly after it is returned.
     Vehicle Disposal. Ford Credit works with the vehicle remarketing department of Ford to manage the disposition of returned vehicles and seeks to maximize net sale proceeds, which equal gross auction proceeds less auction fees and costs for reconditioning and transporting the vehicles. Ford Credit sells returned leased vehicles through two primary channels, over the internet directly to dealers and through physical auctions. On average, returned leased vehicles are sold within 25 to 30 days of return.
     Ford Credit uses an online remarketing application called Accelerate through which dealers may purchase returned leased vehicles. Ford Credit uses a proprietary model to establish a price for each vehicle based on recent prices at physical auctions and taking into account options included on the vehicle, mileage, and any excess wear and use. In general, leased vehicles are sold through Accelerate within seven business days of their return. By selling returned leased vehicles through Accelerate, the titling company receives a price similar to that expected at auction, without incurring transportation, reconditioning and auction expenses or waiting for the next scheduled physical auction. If a vehicle is sold on Accelerate, Ford Credit collects the proceeds electronically.
     Vehicles not sold on Accelerate are shipped to a Ford-sponsored auction in the United States. Vehicles are typically shipped to the closest auction site but Ford’s vehicle remarketing group uses proprietary models to determine whether to ship the vehicle to another region to maximize net auction proceeds. At each auction site, each vehicle is inspected and a Ford vehicle remarketing area manager authorizes and oversees vehicle repair and reconditioning. To maximize auction value, the Ford vehicle remarketing area manager determines which vehicles will be offered in Ford-sponsored auctions open only to Ford dealers and which vehicles will be offered in auctions open to all dealers. The Ford-sponsored auctions also offer vehicles through an online remarketing process in between physical auctions and offer a real-time web-cast of all physical auctions that allow internet bidders to participate. After a vehicle is sold at auction, Ford Credit collects the net sale proceeds electronically.
     Early Termination by Lessee. A lessee may terminate a lease prior to its scheduled termination date. If the lessee terminates the lease early, the lessee may either return or purchase the leased vehicle.
     If the lessee returns the vehicle early, the lessee must pay all amounts owed under the lease, including any remaining monthly payments, plus any charges for excess mileage and excess wear and use. Alternatively, the lessee may pay the amount by which the unpaid balance on the lease (including any remaining monthly payments and the contract residual value of the leased vehicle) exceeds the wholesale value of the vehicle, plus any applicable early termination fee. At the lessee’s option, the vehicle’s wholesale value is determined by negotiation between the dealer and the lessee, by appraisal or by selling the vehicle at wholesale. If the dealer negotiates a price with the lessee, the dealer must purchase the vehicle for the unpaid balance on the lease.

     Early Termination Program. In order to encourage new vehicle sales or to pull leased vehicle returns into periods when vehicle resale prices are expected to be higher, Ford may from time to time allow selected lessees to terminate their leases early without making a specified number of remaining monthly payments. These programs are generally offered to lessees based on the region where they live, the vehicle model they lease or the period during which their lease is scheduled to terminate. To be eligible to participate, a lessee must lease or buy a new vehicle and must finance it through Ford Credit. If a lessee accepts the offer, the dealer must pay Ford Credit an amount equal to the total of the monthly payments that are waived under the program. The lessee must pay any other amounts owed under the lease, including any unwaived remaining monthly payments, excess mileage or excess wear and use charges. Ford reimburses the dealer for the dealer payment. A dealer is under no obligation to participate in the program.
     Repossession and Charge Off. Ford Credit makes reasonable efforts to collect on delinquent leases and to keep leases current. Repossession is considered only after other collection efforts have failed. Self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by using an independent contractor to take possession of the leased vehicle. On average, Ford Credit repossesses the leased vehicle when the lease is between 60 and 70 days delinquent, but may repossess earlier or later depending on the risk of the lease or other circumstances.
     The vast majority of repossessed vehicles are sold at a physical or on-line auction and the net sale proceeds are applied to the outstanding balance of the lease. As with returned vehicles, Ford Credit works with the vehicle remarketing department of Ford to manage the disposal of repossessed vehicles and seeks to maximize net auction proceeds. On average, vehicles are sold at auction within 30 to 40 days of repossession. A small number of repossessed vehicles are sold through other means. For example, some heavily damaged vehicles are sold for salvage or scrap and some vehicles may be sold directly to an insurance company if a claim has been filed on the repossessed vehicle.
     After standard collection efforts are exhausted and all collections, including auction proceeds, refunds on cancelled service contracts and insurance products and insurance claims, are applied, Ford Credit charges off any remaining balance owed by the lessee. In a limited number of cases, a lessee or a leased vehicle cannot be located after skip tracing and the lease is charged off as a skip account. Ford Credit may charge off the remaining balance on an account if the cost of collection exceeds the balance owed by the lessee and will not pursue further collection of the account.
     Ford Credit continues to pursue collection of deficiency balances and skip accounts after charge off through its specialty service center for charged off accounts. Collection activities generally are continued until the lease is paid or settled in full, the lease is determined to be uncollectible due to bankruptcy of the lessee or for other reasons, the lessee dies without a collectible estate or the applicable statute of limitations expires. Ford Credit may sell charged off leases as a final effort to realize value.
     Ford Credit may relinquish ownership of the leased vehicle and release the title to an insurer in order to receive proceeds from insurance covering the vehicle or following repossession of the vehicle, discounted settlement of the lease or abandonment of its rights in the leased vehicle, in each case in accordance with its policies and procedures.
     Total Loss – Deficiency Waiver. An account is considered a total loss when the vehicle has been damaged beyond repair or stolen. When a lessee maintains proper insurance, Ford Credit waives the lessee’s responsibility for any deficiency between the amount remaining due on the lease and the insurance settlement. A lessee is only responsible for the insurance deductible, any past-due monthly payments, prior unrepaired damage, plus any other amount due prior to the date of loss. If the lessee does not maintain proper insurance or the claim is denied, the deficiency will not be waived and the lessee will be responsible for all amounts due.
     Bankruptcy Accounts. When Ford Credit is notified that a lessee has filed for bankruptcy, the account is moved to its specialty service center for bankrupt accounts. Restrictions of the U.S. federal bankruptcy laws, including the automatic stay, prohibit Ford Credit from taking any collection action against the lessee or the leased vehicle without court approval. In both Chapter 7 and Chapter 13 bankruptcies, most lessees must assume their obligations under the lease in order to retain the leased vehicle. If a lease is assumed in a Chapter 7 bankruptcy, the lessee is bound by the lease after completion of the Chapter 7 bankruptcy and the lease is returned to normal servicing. If a lease is assumed as part of a Chapter 13 bankruptcy, the lessee and the leased vehicle remain subject to bankruptcy protection for the length of the plan. The typical plan of reorganization in a Chapter 13 bankruptcy lasts from two to five years. The payments required on an assumed lease will be the same as the original lease payments. No modifications of a lease are permitted. In some Chapter 13 cases, a debtor may be given a certain period in which to cure pre-bankruptcy payment defaults, typically six to twelve months. A debtor who assumes a lease as part of a Chapter 13 bankruptcy may be held responsible for excess wear and use charges or any deficiency balance on the lease.
DEPOSITOR
     Ford Credit Auto Lease Two LLC, or the “depositor,” is a Delaware limited liability company created in October 2006. Ford Credit is the sole member of the depositor. The depositor was created for the limited purpose of purchasing exchange notes from Ford Credit and selling exchange notes to trusts for securitization transactions.
     The depositor will be responsible for filing any required income tax or franchise tax returns for the trust and for filing and maintaining the effectiveness of the financing statements that perfect the trust’s security interest in the exchange note and other trust assets.
     The depositor will pay the administrator’s annual fees and indemnify the underwriters against certain liabilities as described under “Plan of Distribution” in this prospectus. If either the owner trustee or the indenture trustee resigns or is removed, the depositor will reimburse any expenses associated with its replacement.
     Securities issued by a trust may be sold by the depositor in private placements or other non-registered offerings and will not be offered by this prospectus. The depositor may also retain all or a portion of any class of notes issued by a trust.
ISSUING ENTITY
     The depositor will create a separate issuing entity for each securitization transaction. Each issuing entity will be a Delaware statutory trust governed by a trust agreement between the depositor and the owner trustee.
     The purposes of the trust will be to:
•	acquire and hold the exchange note and other trust assets,

•	issue the notes and pledge the trust assets to the indenture trustee to secure payments on the notes,

•	make payments on the notes,

•	issue additional notes or certificates in exchange for all or a portion of the residual interest of the trust, and

•	engage in other related activities to accomplish these purposes.
     The trust may not engage in any other activities, invest in any other securities or make loans to any persons.

     The trust agreement may be amended without the consent of the noteholders if the holder of the residual interest provides a legal opinion to the indenture trustee that the amendment will not have a material adverse effect on the notes. If no opinion is delivered, the amendment will require the consent of the holders of a majority of the note balance of the Controlling Class.
     The trust may not dissolve, merge with or sell substantially all its assets to any other entity or impair the first priority lien of the indenture trustee in the trust assets except as permitted by the transaction documents.
     The servicer will indemnify the trust for liabilities and damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.
     Ford Credit will be the administrator of the trust under an administration agreement. The administrator will provide notices on behalf of the trust and perform all administrative obligations of the trust under the transaction documents. These obligations include obtaining and preserving the trust’s qualification to do business where necessary, notifying the rating agencies and the indenture trustee of Events of Default, preparing and filing reports with the SEC, inspecting the indenture trustee’s books and records, monitoring the trust’s obligations for the satisfaction and discharge of the indenture, causing the servicer to comply with its duties and obligations under the credit and security agreement and the servicing agreement, causing the indenture trustee to notify the noteholders of the redemption of their notes, and preparing and filing the documents necessary to release property from the lien of the indenture. The depositor will pay the administrator an annual administration fee.
     The administrator may resign at any time by giving 60 days’ notice to the trust, the indenture trustee and the owner trustee and, in certain circumstances, the owner trustee, with the consent of the holders of a majority of the note balance of the Controlling Class, may terminate the administrator. No resignation or termination of the administrator will become effective until a successor administrator is in place.
OWNER TRUSTEE
     The identity of the owner trustee and a description of its experience as an owner trustee in securitization transactions will be included in the prospectus supplement.
     The owner trustee’s main duties will be:
•	creating the trust by filing a certificate of trust with the Delaware Secretary of State,

•	maintaining the trust distribution account for the benefit of the holder of the residual interest in the trust, and

•	executing documents on behalf of the trust.
     The owner trustee will not be liable for any action, omission or error in judgment unless it constitutes willful misconduct, bad faith or negligence by the owner trustee. The owner trustee will not be required to exercise any of its rights or powers under the transaction documents or to institute, conduct or defend any litigation on behalf of the trust at the direction of the depositor unless the depositor has offered reasonable security or indemnity satisfactory to the owner trustee to protect it against the costs and expenses that it may incur in complying with the direction.
     The depositor and the administrator will indemnify the owner trustee for all liabilities and damages arising out of the owner trustee’s performance of its duties under the trust agreement unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the owner trustee or as a result of any breach of representations made by the owner trustee in the trust agreement. The servicer will indemnify the owner trustee for liabilities and damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.
     The trust will pay the fees of the owner trustee, reimburse the owner trustee for expenses incurred in performing its duties, and pay any indemnities due to the owner trustee, to the extent such amounts have not been paid or reimbursed by the depositor or the administrator. The trust will pay these amounts to the owner trustee on each payment date up to the limit specified in the prospectus supplement before the trust makes any other payments. The trust will pay the owner trustee amounts in excess of the limit only after all other fees and expenses of the trust on that payment date, including all required interest and principal payments on the notes, are paid in full. Following an Event of Default, however, all owner trustee fees, expenses and indemnities will be paid first.
     The owner trustee may resign at any time by notifying the depositor and the administrator. The administrator may remove the owner trustee at any time and for any reason, and must remove the owner trustee if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as owner trustee under the trust agreement because of changes in its legal status, financial condition or certain rating conditions. No resignation or removal of the owner trustee will be effective until a successor owner trustee is in place. If not otherwise paid by the trust, the depositor will reimburse the owner trustee and the successor owner trustee for any expenses associated with the replacement of the owner trustee.
     The trust agreement will terminate when:
•	the exchange note has been redeemed (after the last lease in the reference pool has been paid in full, settled, sold or charged off, the last related leased vehicle has been sold and all collections have been applied), or

•	the trust has paid all the notes in full and all other amounts payable by it under the transaction documents.
     Upon termination of the trust agreement, any remaining trust assets will be distributed to the holder of the residual interest in the trust and the trust will be terminated.
INDENTURE TRUSTEE
     The identity of the indenture trustee and a description of its experience as an indenture trustee in securitization transactions will be included in the prospectus supplement.
     The indenture trustee’s main duties will be:
•	holding the security interest in the exchange note and other trust assets on behalf of the noteholders,

•	administering the transaction bank accounts,

•	enforcing remedies at the direction of the Controlling Class following an Event of Default and acceleration of the notes,

•	acting as note registrar to maintain a record of noteholders and provide for the registration, transfer, exchange and replacement of notes,

•	acting as note paying agent to make payments from the transaction bank accounts to the noteholders and others, and

•	notifying the noteholders of an Event of Default.

     Except in certain limited circumstances, if the indenture trustee knows of an event that with notice or the lapse of time or both would become an Event of Default, it must provide written notice to the noteholders within 90 days. If the indenture trustee knows of an Event of Default, it must notify all Noteholders within five business days. If the notes have been accelerated, the indenture trustee may, and at the direction of the holders of a majority of the note balance of the Controlling Class must, institute proceedings for the collection of amounts payable on the notes and enforce any judgment obtained, institute foreclosure proceedings and, in certain circumstances, sell the exchange note.
     The indenture trustee’s standard of care changes depending on whether an Event of Default has occurred. Prior to an Event of Default, the indenture trustee will not be liable for any action, omission or error in judgment unless it constitutes willful misconduct, bad faith or negligence by the indenture trustee. Following an Event of Default, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs. Following an Event of Default, the indenture trustee may assert claims on behalf of the trust and the noteholders against the depositor, Ford Credit and any hedge counterparties.
     For a description of the rights and duties of the indenture trustee after an Event of Default and upon acceleration of the notes, you should read "Description of the Notes — Events of Default and Remedies” in this prospectus.
     The indenture trustee must mail an annual report to the noteholders if certain events specified in the Trust Indenture Act have occurred during the preceding calendar year, including a change to the indenture trustee’s eligibility under the Trust Indenture Act, a conflict of interest specified in the Trust Indenture Act, a release of trust assets from the lien of the indenture and any action taken by the indenture trustee that has a material adverse effect on the notes.
     The indenture trustee will not be required to exercise any of its rights or powers, expend or risk its own funds or otherwise incur financial liability in the performance of its duties if it has reasonable grounds to believe that it is not likely to be repaid or indemnified by the trust. The indenture trustee also will not be required to take action in response to requests or directions of the noteholders unless the noteholders have offered indemnity or security satisfactory to the indenture trustee to protect it against the costs and expenses that it may incur in complying with the request or direction.
     The trust and the administrator will indemnify the indenture trustee for all liabilities and damages arising out of the indenture trustee’s performance of its duties under the indenture unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the indenture trustee or as a result of any breach of representations made by the indenture trustee in the indenture. The servicer will indemnify the indenture trustee for damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.
     The trust will pay the fees of the indenture trustee, reimburse the indenture trustee for expenses incurred in performing its duties, and pay any indemnities due to the indenture trustee, to the extent such amounts are not otherwise paid or reimbursed by the depositor or administrator. The trust will pay these amounts to the indenture trustee on each payment date up to the limit specified in the prospectus supplement before the trust makes any other payments. The trust will pay the indenture trustee amounts in excess of the limit only after all other fees and expenses of the trust on that payment date, including all required interest and principal payments on the notes, are paid in full. Following an Event of Default, however, all indenture trustee fees, expenses and indemnities will be paid first.
     Under the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for the notes or any class of notes if a default occurs under the indenture. In these circumstances, separate successor indenture trustees will be appointed for each class of notes. Even if separate indenture trustees are appointed for different classes of notes, only the indenture trustee acting on behalf of the Controlling Class will have the right to exercise remedies and only the Controlling Class will have the right to direct or consent to any action to be taken, including a sale of the exchange note.
     The indenture trustee may resign at any time by notifying the trust. The holders of a majority of the note balance of the Controlling Class may remove the indenture trustee at any time and for any reason by notifying the indenture trustee and the trust. The trust must remove the indenture trustee if the indenture trustee becomes legally unable to act or becomes subject to a bankruptcy or is no longer eligible to act as indenture trustee under the indenture because of changes in its legal status, financial condition or certain rating conditions. No resignation or removal of the indenture trustee will be effective until a successor indenture trustee is in place. If not paid by the trust, the depositor will reimburse the indenture trustee and the successor indenture trustee for any expenses associated with the replacement of the indenture trustee.
TITLING COMPANIES
     The “titling companies,” CAB East LLC and CAB West LLC, each a Delaware limited liability company, were created by Ford Credit for the limited purpose of purchasing leases and the related leased vehicles from dealers. Each leased vehicle is titled in the name of one of the titling companies and the collateral agent is named as secured party on the certificate of title.
     CAB East Holdings, LLC is the sole member of CAB East LLC. CAB West Holdings Corporation is the sole member of CAB West LLC. The limited liability company agreement of each titling company contains substantial restrictions on the activities of the titling company that are similar to those applicable to other “bankruptcy-remote” special purpose entities. These restrictions include limitations on activities, incurrence of indebtedness and affiliated transactions. Each titling company’s purposes and powers are limited to owning the leases and leased vehicles, issuing certificates or notes, borrowing on a revolving basis or otherwise from Ford Credit to finance the purchase of leases and leased vehicles and engaging in other activities in connection with owning the leased vehicles.
     Under the credit and security agreement, the titling companies will repay amounts advanced to them by Ford Credit on a joint and several basis and may at any time, at the request of Ford Credit, convert all or a portion of amounts outstanding under the revolving credit facility to one or more term notes which will be evidenced by an exchange note. The titling companies will be responsible for making payments on the exchange note under the credit and security agreement. The titling companies have appointed the collateral agent to hold the security interest in the leases and leased vehicles in accordance with the credit and security agreement.
COLLATERAL AGENT
     HTD Leasing LLC, or “HTD,” is the collateral agent under the credit and security agreement. U.S. Bank National Association is the sole member of HTD. HTD’s limited liability company agreement contains substantial restrictions on its activities. HTD’s purposes and powers are limited to holding the security interest granted to it, as collateral agent, for the benefit of Ford Credit, as lender, and the holders of the exchange notes and certain related activities. Neither HTD nor U.S. Bank National Association receives title to or possession of any leases or leased vehicles. HTD is not permitted to incur indebtedness, issue securities or other interests (other than the membership interest held by U.S. Bank National Association) or hold substantial assets.
     The titling companies have agreed to pay HTD a fee for its services and to indemnify HTD for all liabilities and damages arising out of HTD’s performance of its duties unless caused by HTD’s willful misconduct, bad faith or negligence.

ADMINISTRATIVE AGENT
     U.S. Bank is the administrative agent under the credit and security agreement. The administrative agent is responsible for performing, on behalf of the collateral agent, certain administrative tasks that the collateral agent is required to perform under the credit and security agreement. These tasks include (1) causing certificates of title for the leased vehicles to reflect the lien of the collateral agent and (2) causing those liens to be released and removed from the certificates of title upon termination of the related leases and disposition of the leased vehicles. The collateral agent has granted a power of attorney to the administrative agent in order to allow the administrative agent to perform these functions.
     Under the credit and security agreement, Ford Credit, as lender, may remove U.S. Bank as the administrative agent, with or without cause, and designate a successor administrative agent. Any successor administrative agent or its parent entity must have a combined capital and surplus of at least $50 million, must have a long-term unsecured debt rating of investment grade by each of S&P and Moody’s and may not be Ford Credit or an affiliate of Ford Credit.
     If U.S. Bank is removed or resigns, and a successor is designated, U.S. Bank will be required to transfer to the successor, and the successor will be required to acquire, the entire membership interest in HTD and all rights under HTD’s limited liability company agreement. Ford Credit and its affiliates may not be a successor administrative agent and may not acquire HTD or any rights under HTD’s limited liability company agreement.
REFERENCE POOL
Trust Assets
     The primary asset of the trust will be an “exchange note” issued by the titling companies to Ford Credit under the credit and security agreement. The exchange note will be backed by a “reference pool” of car, light truck and utility vehicle leases and leased vehicles purchased by the titling companies from dealers. On the closing date for a securitization transaction, the titling companies will issue the exchange note to Ford Credit, Ford Credit will sell the exchange note and other related assets to the depositor, and the depositor will sell the exchange note and other related assets to the trust. The trust assets will be pledged by the trust to the indenture trustee for the benefit of the noteholders and any hedge counterparties.
     The trust assets will be:
•	the exchange note,

•	funds and investments in bank accounts of the trust,

•	rights under the transaction documents for the removal of ineligible and certain other leases and leased vehicles,

•	rights under the transaction documents for servicer advances,

•	rights under the transaction documents, including rights to any credit or payment enhancements described in the prospectus supplement, and

•	all proceeds of the above.
Additional Information About the Reference Pool
     The prospectus supplement will contain additional information about the leases in the reference pool, including:

•	the total securitization value and the residual portion of the securitization value,

•	the aggregate base residual value,

•	the weighted average original and remaining terms, and

•	the geographic distribution, credit score distribution, make, model and vehicle type distribution and other composition characteristics for the reference pool.
     For a detailed description of how the securitization value of a lease is calculated, you should read the definition of securitization value in the “Glossary of Certain Terms” in the prospectus supplement.
Vintage Originations Information
     Ford Credit will provide information about leases that it originated in prior periods in an annex to the prospectus supplement.
Static Pool Information — Prior Securitized Pools
     Ford Credit will provide static pool information about its prior securitized pools of leases in an annex to the prospectus supplement.
SERVICING THE REFERENCE POOL
AND THE SECURITIZATION TRANSACTION
Servicing Duties
     Under the servicing agreement and the servicing supplement to the servicing agreement for the reference pool, or the “servicing supplement,” the servicer’s main duties will be:
•	collecting and applying all payments made on the leases in the reference pool,

•	processing returns of leased vehicles in the reference pool and then selling returned leased vehicles,

•	investigating delinquencies,

•	sending invoices and responding to inquiries of lessees,

•	paying taxes related to payments on leases or to the leased vehicles in the reference pool,

•	processing requests for extensions and modifications,

•	administering payoffs, defaults and delinquencies,

•	repossessing and then selling leased vehicles,

•	maintaining accurate and complete accounts and computer systems for the servicing of the leases in the reference pool,

•	furnishing monthly investor reports and instructions to the indenture trustee, and

•	providing the custodian with updated records for the lease files.

Servicing Fees
     The servicer will earn a servicing fee each month in connection with servicing of the reference pool equal to 1% of the total securitization value as of the first day of such month, unless another percentage is specified in the prospectus supplement. In addition, the servicer will retain any late fees and other administrative fees received from lessees, will be reimbursed for any parking tickets or other fines and amounts paid by the servicer on behalf of a lessee, and will receive investment earnings on funds in the transaction bank accounts. If specified in the prospectus supplement, the servicer may receive a separate servicing fee from recoveries collected on charged off leases. The servicer will be entitled to reimbursement for advances and fees and expenses paid to third parties related to the repossession and disposition of leased vehicles as well as for continued collection activities on charged off accounts. The servicer may net these fees and expenses from collections deposited to the collection account.
Obligations to Remove Leases and Leased Vehicles
     The servicer will follow its policies and procedures in servicing the leases in the reference pool. As part of its normal collection efforts, the servicer may waive or modify the terms of any lease, including granting payment extensions and rebates and rewriting, rescheduling or amending any lease or waiving late fees, extension fees or other administrative fees. The servicer will remove any lease and related leased vehicle from the reference pool if it changes the amount of the base monthly payment owed by the lessee or changes the number of base monthly payments due under the lease. However, the servicer will not be required to remove any modified lease and related leased vehicle from the reference pool if the action was required by law or court order, including by a bankruptcy court. The servicer will remove a modified lease and the related leased vehicle from the reference pool on or before the payment date following the month during which the modification occurs.
     For more information about the servicer’s policies and procedures for servicing the leases and leased vehicles, you should read “Sponsor and Servicer — Servicing and Collections” in this prospectus.
     The servicer must maintain perfection of the collateral agent’s security interest in each lease and leased vehicle in the reference pool until the lease is paid in full and, if the leased vehicle is returned at the end of the lease, until the leased vehicle is sold, except in certain limited circumstances. For a charged off lease, the servicer may release the security interest in a sale of charged off leases and as permitted by the servicer’s policies and procedures. If the servicer fails to maintain perfection of the collateral agent’s security interests in a lease and leased vehicle or otherwise impairs the rights of the collateral agent in the lease and leased vehicle (other than in accordance with its policies and procedures) and the servicer does not correct the failure or impairment in all material respects by the end of the second month following the month in which a responsible person obtained actual knowledge, or was notified, of the impairment, the servicer must remove the lease and leased vehicle from the reference pool.
     For more information about the servicer’s policies and procedures for releasing the security interest in the leases and leased vehicles, you should read “Sponsor and Servicer — Servicing and Collections —Repossession and Charge Off” in this prospectus.
     The titling company that purchases a lease and leased vehicle is determined by the state where the leased vehicle is titled at the beginning of the lease. If the servicer is notified that a leased vehicle in the reference pool is no longer owned by a titling company, the servicer must remove the lease and leased vehicle from the reference pool.
     In connection with each removal, the servicer must deposit in the collection account an amount generally equal to (1) the securitization value of the lease, plus (2) the amount of any outstanding servicer advances, minus (3) any monthly payments received but not yet due.

Transaction Bank Accounts
     For each trust, the servicer will establish a collection account and will deposit all collections on the reference pool and amounts relating to the removal of leases and leased vehicles from the reference pool by the servicer in the collection account. The servicer may also establish additional bank accounts, including a reserve account and payment accounts from which payments to the noteholders will be made. All transaction bank accounts will be pledged to the indenture trustee to secure the notes.
     Funds in the collection account will be invested in highly rated short-term investments that mature on or before the payment date on which the collections are to be distributed. Funds in the reserve account will also be invested in these highly rated short-term investments. Investment earnings on funds in the transaction bank accounts will be paid to the servicer each month as a supplement to the servicing fee. The servicer will direct these investments unless the indenture trustee instructs the bank holding the account otherwise after an Event of Default. The trust may invest the funds in the bank accounts in obligations issued by the underwriters or their affiliates or the servicer or its affiliates.
     The servicer will have no access to the funds in the transaction bank accounts. Only the indenture trustee may withdraw funds from these accounts to make payments, including payments to the trust, as holder of the exchange note, payments to the noteholders or to pay investment earnings to the servicer. The indenture trustee will make payments to the noteholders and others based on information provided by the servicer.
Advances
     If there is a shortfall in the base monthly payment on a lease in the reference pool, after applying any payments made in advance by the related lessee, the servicer generally will advance an amount equal to the shortfall by depositing that amount in the collection account. The servicer is only required to make an advance to cover base monthly payment shortfalls to the extent that the servicer determines that the advance will be recoverable from collections on the lease. Any advance must be made no later than the payment date immediately following the month for which the base monthly payment was due. The servicer will be reimbursed for outstanding advances on a lease from collections and recoveries on that lease or from collections on other leases.
Deposit of Collections
     On or before each payment date, the servicer will deposit all collections on the leases and leased vehicles in the reference pool for the preceding month in the collection account. In general, Ford Credit will deposit all collections in the collection account within two business days of applying the collections to the lessees’ accounts. If Ford Credit’s short-term unsecured debt is rated equal to or higher than a specified level by each rating agency rating the notes (such specified ratings being “R-1 (middle)” by DBRS, “F1” by Fitch, “P-1” by Moody’s or “A-1” by S&P, as applicable), and provided that no Servicer Termination Event has occurred, Ford Credit may deposit collections in the collection account on the business day preceding each payment date. Until deposited in the collection account, collections may be used by the servicer for its own benefit and will not be segregated from its own funds.
     As an administrative convenience, the servicer may deposit collections and other amounts in the collection account each month net of the servicing fee and advance reimbursement amounts payable to the servicer for the month, but must account for all transactions individually. If amounts are deposited in error, they will be returned to the servicer or netted from subsequent deposits.
Reporting Obligations of Servicer
     Monthly Investor Report. The servicer will prepare a monthly investor report containing information about payments to be made on the notes and the performance of the reference pool, as described in the prospectus supplement.

     Annual Compliance Reports. The servicer will prepare a number of reports, statements or certificates for each trust as described in the prospectus supplement.
Custodial Obligations of Ford Credit
     Ford Credit will act as custodian for the titling companies and will maintain possession of a lease file for each lease in the reference pool. A lease file will consist of originals or copies of the lease, credit application, certificate of title and other documents relating to the lease, the leased vehicle and the lessee. Copies typically will be electronically imaged copies. The custodian will hold these documents in safekeeping with originals maintained in secured areas or facilities with limited access. Imaged copies of the documents will be accessible as “read only.” Each lease file is maintained separately, but will not be physically segregated from other similar lease files that are in Ford Credit’s possession or stamped or marked to reflect the pledge to the collateral agent so long as Ford Credit is servicing the leases.
Delegation of Duties
     As long as Ford Credit acts as servicer or custodian, it may delegate any or all of its duties to Ford or certain affiliates of Ford. The servicer or custodian may perform any of its duties through subcontractors. No delegation or subcontracting will relieve Ford Credit of its responsibilities regarding its duties and Ford Credit will remain responsible for such duties. Ford Credit will be responsible for paying the fees of any subcontractors it employs except for fees and expenses charged to lessee accounts or netted from collections.
Limitations on Liability
     The servicer will not be liable to the trust or the noteholders for any action or omission or for any error in judgment, unless it constitutes willful misconduct, bad faith or negligence in the performance of its duties. The servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities and that may cause it to incur any expense or liability. The servicer will indemnify the trust, the owner trustee and the indenture trustee for damages caused by the servicer’s willful misconduct, bad faith or negligence in the performance of its duties as servicer.
Amendments to the Servicing Agreement and the Servicing Supplement
     The owner trustee and the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, must consent to any amendment to the servicing agreement or the servicing supplement that would adversely affect the rights or obligations of the noteholders.
Resignation and Termination of the Servicer
     Ford Credit may not resign as servicer unless it is no longer permitted to perform its duties under law. If the servicer resigns, it will continue to perform its duties as servicer until the later of (1) the date 45 days from the delivery of notice of its resignation and (2) the date upon which the servicer is legally unable to act as servicer.
     Each of the following events will be an “Servicer Termination Event” under the servicing agreement:
•	failure by the servicer to deposit any collections, payments or other amounts that continues for five business days after it receives notice of the failure from the administrative agent or a responsible person of the servicer learns of the failure, unless:
—	the failure was caused by an event outside the control of the servicer and does not continue for more than ten business days, and the servicer uses all commercially reasonable efforts to perform its obligations and promptly notifies the lender, the administrative agent, the trust, the owner trustee, the indenture trustee and the depositor of the failure and the steps being taken by the servicer to remedy it, or

—	the failure relates to an amount no greater than 0.05% of the outstanding amount of the exchange note and does not continue for more than (a) if the servicer’s long-term debt is rated investment grade by all rating agencies rating the notes, 90 days after a responsible person of the servicer learns of such failure or (b) if the servicer’s long-term debt is not so rated, 90 days after the collections, payments or other amounts were required to be deposited.
•	failure by the servicer to fulfill its duties under the transaction documents that has a material adverse effect on the administrative agent or the related exchange noteholder and continues for 90 days after it receives notice of the failure from the administrative agent or the owner trustee,

•	bankruptcy of the servicer, and

•	any other event described in the prospectus supplement.
     If a Servicer Termination Event has occurred as a result of a bankruptcy of the servicer, the holders of a majority of the note balance of all exchange notes (voting as a single class) may terminate the servicer for all reference pools and the revolving facility. Exchange notes owned by the servicer or any of its affiliates that do not serve as security for a securitization will not be included for purposes of this vote. If the holders of a majority of the note balance of all exchange notes decide not to terminate the servicer as servicer for all reference pools and the revolving facility, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may terminate the servicer with respect to the reference pool for the related transaction.
     If a Servicer Termination Event has occurred for any other reason and remains unremedied, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may terminate the servicer with respect to the related reference pool. If a successor servicer is not appointed by the date indicated in the notice of termination, the administrative agent will appoint, or petition a court to appoint, a successor servicer having a net worth of at least $50 million and whose regular business includes the servicing of car, truck and utility vehicle leases and the related leased vehicles. The compensation paid to the successor servicer may not exceed the servicing compensation paid to the servicer under the servicing agreement.
     If a bankruptcy trustee or similar official is appointed for the servicer and no other Servicer Termination Event has occurred, the bankruptcy trustee or official may have the power to prevent the administrative agent or the indenture trustee from replacing the servicer.
     The servicer will agree to cooperate to affect a servicing transfer and make available its records on payments on the leases and the lease files. The servicer will not be required to make available or license its proprietary servicing procedures, processes, models, software or other applications. The predecessor servicer will reimburse the successor servicer for reasonable expenses associated with the transition of servicing duties.
USE OF PROCEEDS
     The net proceeds from the sale of the notes issued on any closing date will be used by the depositor to purchase the exchange note from Ford Credit and for any other purpose described in the prospectus supplement. The use of the net proceeds for the sale of any notes issued by the trust after the original closing date for a securitization transaction will be described in the prospectus supplement.

MATURITY AND PREPAYMENT CONSIDERATIONS
     The weighted average life of the notes generally will be determined by the rate at which principal payments on the exchange note are paid, which will be determined based on the rate at which the leases in the reference pool are paid and the rate at which returned or repossessed leased vehicles in the reference pool are sold. “Prepayments” on the leases will occur in the following circumstances:
•	Prepayments — proceeds may be received upon the sale of leased vehicles because lessees may return or purchase their leased vehicles at any time after paying all amounts due under their leases,

•	Defaults — proceeds may be received upon the sale of a leased vehicle following a default by the lessee, including rebates on cancelled service contracts, insurance and similar products financed over the term of the lease,

•	Early termination programs — proceeds may be received upon the sale of leased vehicles returned by lessees participating in early termination programs sponsored by Ford,

•	Insurance proceeds — proceeds may be received from claims on any insurance policies covering the lessees, the leases or the leased vehicles,

•	Removal of leases — Ford Credit may be required to remove from the reference pool ineligible and certain other leases and leased vehicles, and

•	Exchange note acceleration — proceeds may be received upon the liquidation of all or a portion of the reference pool following a facility default or an exchange note default under the credit and security agreement or the exchange note supplement.
     No assurance can be made about the amount of principal payments that will be made on the notes on each payment date because that amount will depend primarily on the amount received on the leases in the reference pool or from the sale of the leased vehicles in the reference pool during the preceding month.
     In Ford Credit’s experience, prepayments on lease contracts occur primarily when lessees decide to purchase or lease new cars, trucks and utility vehicles, lessees participate in manufacturer early termination programs, defaulted contracts are liquidated or insurance proceeds are received. Unlike certain other asset classes, such as residential mortgage loans, leases for cars, trucks and utility vehicles do not experience significant voluntary prepayments as interest rates decline.
     Any reinvestment risk resulting from a faster or slower rate of prepayment of receivables will be borne entirely by the noteholders. For more information about reinvestment risk, you should read “Risk Factors — The timing of principal payments on your notes is uncertain” in this prospectus.
DESCRIPTION OF THE EXCHANGE NOTES
     Ford Credit finances the titling companies’ purchase of leases and leased vehicles under the credit and security agreement as described under “Sponsor and Servicer — Use of Titling Companies; Financing Purchases of Leases by Titling Companies” in this prospectus. At any time, Ford Credit may request that the titling companies convert all or a portion of the amount outstanding under the credit and security agreement to one or more term notes evidenced by an “exchange note” and that a portion of the leases and leased vehicles that are subject to the credit and security agreement be allocated to that exchange note. No exchange note issued for any securitization transaction in which the notes will be issued will represent an ownership or beneficial interest in the leases and leased vehicles in the “reference pool” allocated to such exchange note.

     On the closing date for a securitization transaction, the titling companies will issue the exchange note to Ford Credit under a supplement to the credit and security agreement, or the “exchange note supplement.”
     The prospectus supplement will contain additional information about the exchange note, including:
•	the determination of collections on the reference pool,

•	the priority of payments under the exchange note supplement,

•	the manner in which principal payments and interest on the exchange note is calculated and paid, and

•	the “facility defaults” under the credit and security agreement and the “exchange note defaults” under the exchange note supplement.
     The indenture trustee will hold a first priority security interest in the exchange note for the benefit of the holders of the notes. The exchange note is secured by a security interest in all of the leases and leased vehicles owned by the titling companies and financed under the credit and security agreement, including the leases and leased vehicles in the reference pool. However, the trust will agree that it will have recourse solely to the reference pool, the reserve account and, to the extent available, shared amounts allocated to the exchange note from other reference pools. The trust will also agree that any claim it may have against the assets of the titling companies other than the reference pool allocated to the exchange note held by the trust will be subordinate to the payment in full of the claims of Ford Credit, as the lender under the credit and security agreement, the holders, if any, of all other exchange notes and all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the titling companies, and all related hedging arrangements. However, the trust will be able to accelerate the maturity of the exchange note upon default and then bring suit and obtain a judgment against any of the titling companies on the exchange note.
     The trust will also agree that, prior to the date which is one year and one day after payment in full of all obligations under the credit and security agreement, including all exchange notes, it will not institute or join in bankruptcy proceedings against the titling companies.
     As long as any of the notes are outstanding, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, will be entitled to exercise all rights and remedies of the trust as holder of the exchange note.
     For a detailed description of the exchange note, you should read “Description of the Exchange Note” in the prospectus supplement.
Amendments to the Credit and Security Agreement and the Exchange Note Supplement
     The exchange note supplement may be amended without the consent of the noteholders or of the trust, as holder of the exchange note, and the credit and security agreement may be amended without the consent of any noteholder or any holder of an exchange note, including the trust as holder of the exchange note, to:
•	further protect the collateral agent’s interest in the leases and leased vehicles or the indenture trustee’s interest in the exchange note or other trust property,

•	add any covenants for the benefit of the secured parties,

•	transfer or pledge any property to the collateral agent,

•	cure any ambiguity in or to correct or supplement any provision in the exchange note supplement or the credit and security agreement,

•	evidence the acceptance of the appointment under the credit and security agreement of a successor administrative agent or successor collateral agent, or

•	make any amendment to the exchange note supplement or the credit and security agreement that does not materially adversely affect the interests of any exchange noteholder (other than exchange noteholders who have consented to such amendment).
     The credit and security agreement may also be amended in any other manner with the consent of each exchange noteholder.
     The exchange note supplement may also be amended in any other manner with the consent of the trust, as directed by the holders of a majority of the note balance of the Controlling Class.
Facility Defaults and Exchange Note Defaults; Rights Upon Default
     Each of the following events will be a “facility default” under the credit and security agreement:
•	bankruptcy or dissolution of any of the titling companies, and

•	bankruptcy or dissolution of the servicer, unless, on or before the date the servicer is terminated, a successor servicer has accepted its appointment.
     If a facility default occurs, the exchange note will automatically be accelerated and the exchange note will be immediately due and payable.
     Each of the following events will be an “exchange note default:”
•	failure to pay interest due on the exchange note within five business days after the due date,

•	failure to pay the principal amount of the exchange note in full by its final scheduled payment date,

•	failure by the titling companies to observe or perform any covenant or agreement made in the credit and security agreement or the exchange note supplement, which failure materially and adversely affects the rights of the trust, as holder of the exchange note, and is not cured for a period of 60 days after notice was given to the titling companies, and

•	any representation or warranty of the titling companies made in the credit and security agreement or the exchange note supplement was untrue when made which materially and adversely affects the trust, as holder of the exchange note, and is not cured for a period of 60 days after notice was given to the titling companies.
     If an exchange note default occurs and is continuing, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may accelerate the exchange note and declare the exchange note to be immediately due and payable. Under specified circumstances, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may rescind this declaration.
     If a facility default occurs or if the exchange note is accelerated and declared due and payable following an exchange note default, the collateral agent, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may (1) file a lawsuit for the collection of the exchange note and enforce any judgment and (2) direct the collateral agent to (a) institute foreclosure proceedings on the leases and leased vehicles in the reference pool and/or (b) exercise any other remedies of a secured party. If all or any portion of the reference pool is liquidated following an acceleration of the exchange note, the amount of principal paid on the exchange note on the next payment date will increase, which will increase the amount of principal that is payable on the notes on that payment date.
DESCRIPTION OF THE NOTES
     The following summary describes certain terms of the notes and the indenture. The trust will issue one or more classes of notes pursuant to the indenture between the trust and the indenture trustee specified in the prospectus supplement. A form of the indenture is included as an exhibit to the registration statement filed with the SEC that includes this prospectus.
Fixed and Floating Rate Notes
     Each class of fixed rate notes will bear interest at the interest rate specified in the prospectus supplement. Interest on fixed rate notes typically will be computed on the basis of a 360-day year of twelve 30-day months but the prospectus supplement may specify a different day count basis.
     Each class of floating rate notes will bear interest determined by reference to the London Inter-Bank Offering Rate or “LIBOR,” plus a spread specified in the prospectus supplement. The trust will appoint a calculation agent identified in the prospectus supplement to determine LIBOR for each interest period and each class of floating rate notes. The calculation agent will determine LIBOR for each interest period on the second London business day preceding such interest period but the prospectus supplement may specify a different LIBOR determination date. All determinations of LIBOR by the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on the noteholders. Interest on floating rate notes typically will be computed on the basis of a 360-day year and the actual number of days in a period but the prospectus supplement may specify a different day count basis.
     If the trust issues floating rate notes, it may enter into interest rate swaps, caps and/or floors with counterparties to hedge the potential mismatch between the fixed interest rates on the receivables and the floating interest rates on the floating rate notes. The material terms of these hedging arrangements and information about the counterparties will be described in the prospectus supplement.
Principal and Interest Payments on the Notes
     Payments on the note on any payment date will be made from amounts paid to the trust on the exchange note on such payment date.
     Each class of notes will have a stated principal amount and will bear interest at the interest rate specified in the prospectus supplement. The timing and priority of payment, seniority, interest rate and amount of or method of determining payments of principal and interest on each class of notes will be described in the prospectus supplement. Some classes of notes may have senior or subordinate rights to receive payments of interest and principal compared to other classes of notes. Payments of interest on subordinate notes may be made prior to payments of principal on more senior notes.
     Principal of and interest on any class of notes will be paid on a pro rata basis among all the noteholders of that class. One or more classes of notes may be prepaid in whole as a result of the servicer exercising its clean up call option to purchase the exchange note.
     The trust will make interest and principal payments on each payment date to the holders of record of the notes on the day before the payment date (or, if definitive notes are issued, the last day of the preceding month).

Credit and Payment Enhancement
     Credit and payment enhancements are intended to enhance the likelihood of receipt by the noteholders of the full amount of interest and principal due on their notes.
     Credit and payment enhancements may not provide protection against all risks of loss and do not guarantee payment of interest and repayment of the entire principal amount of the notes. The amount and the type of credit and payment enhancements for each class of notes will be described in the prospectus supplement.
     “Credit enhancements” may include:
•	A reserve account available to cover servicing fee, other senior fees, interest and principal payments on the exchange note and any amount necessary to cover any shortfall in payments on the notes if collections on the reference pool and shared amounts were insufficient. Any amounts remaining in the reserve account after payment of all fees and expenses owing by the trust and amounts owing on the notes and on any other securities issued by the trust will be released to the depositor.

•	“Overcollateralization,” which is the amount by which the total securitization value exceeds the principal amount of the notes.

•	“Excess spread” with respect to the exchange note for any payment date will be the amount by which the collections on the reference pool during the preceding month exceed the sum of the reduction in the total securitization value for that month plus the servicing fee, advance reimbursements and interest payments due on the exchange note for that payment date and any required deposit in the reserve account. “Excess spread” with respect to the notes for any payment date will be the amount by which interest paid to the trust as holder of the exchange note exceeds the sum of the indenture trustee and owner trustee fees and expenses, the administration fee and the interest payments due on the notes for that payment date. The amount of excess spread will depend on factors such as the interest rates on the exchange note and the notes, prepayments and losses.

•	Subordination of classes that causes more junior classes of securities to absorb losses before more senior classes.

•	“Turbo” payments for a class of notes, where excess spread is used to repay the principal of such class and no amounts are released to the holder of the residual interest until such class is paid.
     “Payment enhancements” include:
•	Interest rate swaps where the trust makes fixed payments on a monthly or other basis to a hedge counterparty and receives a payment based on LIBOR and/or interest rate caps or floors where the trust makes an upfront payment to a hedge counterparty and receives a payment on a monthly or other basis to the extent LIBOR or another referenced rate specified in the cap or floor exceeds a stated cap rate or is less than a stated floor rate, as applicable.

•	Third party payments, guarantees, surety bonds or letters of credit that would pay amounts specified in the prospectus supplement if other assets of the trust were insufficient to make required payments or would pay if assets of the trust were unavailable, such as collections held by servicer at the time of a bankruptcy proceeding.
Events of Default and Remedies

     Events of Default. Each of the following events will be an “Event of Default” under the indenture:
•	failure to pay interest due on the notes of the Controlling Class within five days after any payment date,

•	failure to pay the principal amount of any class of notes in full by its final scheduled payment date,

•	failure by the trust to observe or perform any material covenant or agreement made in the indenture or any representation of the trust made in the indenture is later determined to have been incorrect in any material respect and, in either case, is not cured for a period of 60 days after notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the note balance of the notes, or

•	bankruptcy or dissolution of the trust.
     If the trust knows of an event that with notice or the lapse of time, or both, would become an Event of Default of the type described in the third item above, it must notify the indenture trustee within five business days. Except in certain limited circumstances, if the indenture trustee knows of an event that with notice or the lapse of time or both would become an Event of Default, it must provide written notice to the noteholders within 90 days.
     The trust must notify the indenture trustee, the servicer and the rating agencies no more than five business days after a responsible person of the trust knows of an Event of Default. If the indenture trustee knows of an Event of Default, it must notify all noteholders within five business days.
     The “Controlling Class” will be the outstanding classes of the Class A notes, voting as a single class, as long as any Class A notes are outstanding. After the Class A notes are paid in full, the Class B notes will be the Controlling Class. Notes owned by the depositor, the servicer, or any of their affiliates will not have rights to vote on decisions about the trust or the notes.
     The holders of a majority of the note balance of the Controlling Class may waive any Event of Default and its consequences except an Event of Default (1) in the payment of principal of or interest on any of the notes (other than an Event of Default relating to failure to pay principal due because of the acceleration of the notes) or (2) in respect of a covenant or provision of the indenture that cannot be amended, supplemented or modified without the consent of all noteholders.
     Acceleration of the Notes. If an Event of Default occurs, other than because of a bankruptcy or dissolution of the trust, the indenture trustee or the holders of a majority of the note balance of the Controlling Class may accelerate the notes and declare the notes to be immediately due and payable. If an Event of Default occurs because of bankruptcy or dissolution of the trust, the notes will be accelerated automatically.
     The holders of a majority of the note balance of the Controlling Class may rescind any declaration of acceleration if:
•	notice of the rescission is given before a judgment for payment of the amount due is obtained by the indenture trustee,

•	the trust has deposited with the indenture trustee an amount sufficient to make all payments of interest and principal due on the notes (other than amounts due only because of the acceleration of the notes) and all other outstanding fees and expenses of the trust, and

•	all Events of Default, (other than the nonpayment of amounts due only because of the acceleration of the notes) are cured or waived by the holders of a majority of the note balance of the Controlling Class.

     Any rescission of acceleration could be treated, for federal income tax purposes, as a constructive exchange of the notes by the noteholders for deemed new notes and gain or loss could be recognized.
     Remedies Following Acceleration. If the notes have been accelerated and the acceleration has not been rescinded, the indenture trustee, at the direction of the holders of a majority of the note balance of the Controlling Class, may:
•	file a lawsuit for the collection of the notes and enforce any judgment obtained,

•	institute foreclosure proceedings on the exchange note, and

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders.
     However, the indenture trustee is only permitted to sell the exchange note if the following conditions are met, which depend on which Event of Default has occurred:
•	If an Event of Default occurs due to the late payment of interest or principal and the notes have been accelerated, the indenture trustee may sell the exchange note without obtaining the consent of the noteholders or may elect to have the trust maintain possession of the exchange note and apply collections as they are received, except that the indenture trustee will sell the exchange note if directed by the holders of a majority of the note balance of the Controlling Class.

•	If an Event of Default occurs because of the bankruptcy or dissolution of the trust, the indenture trustee may not sell the exchange note unless:
—	all of the noteholders of the Controlling Class consent to the sale,

—	the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes and any amounts due to the hedge counterparties, or

—	the indenture trustee determines that the assets of the trust would not be sufficient on an ongoing basis to pay all amounts owed by the trust, including payments on the notes as those payments would have become due if the obligations had not been accelerated, and the indenture trustee obtains the consent of the holders of 66 2/3% of the note balance of the Controlling Class.
•	If an Event of Default occurs due to a breach of a representation or covenant of the trust, the indenture trustee may not sell the exchange note unless:
—	all of the noteholders consent to the sale, or

—	the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes and any amounts due to the hedge counterparties.
     The indenture trustee will notify the noteholders at least 15 days before any sale of the exchange note. Any noteholder, any hedge counterparty, the depositor and the servicer may submit a bid to purchase the exchange note.
     Payments Following Any Sale of the Exchange Note. Following an acceleration of the notes and any sale of the exchange note, any amounts collected by the indenture trustee will be paid in accordance with the post-acceleration priority of payments as described in “Description of the Notes — General Rule — Post-Acceleration Priority of Payments” in the prospectus supplement.

     Standard of Care of the Indenture Trustee Following an Event of Default. If an Event of Default has occurred and is continuing, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs. The holders of a majority of the note balance of the Controlling Class generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee following an Event of Default and acceleration of the notes.
     Limitation on Suits. No noteholder will have the right to institute any legal proceeding for any remedy under the indenture unless:
•	the noteholder gives notice to the indenture trustee of a continuing Event of Default,

•	the holders of at least 25% of the note balance of the Controlling Class request the indenture trustee to institute such legal proceeding,

•	the requesting noteholders offer reasonable indemnity satisfactory to the indenture trustee against any liabilities that the indenture trustee may incur in complying with the request,

•	the indenture trustee has failed to institute the legal proceeding within 60 days after its receipt of the notice, request and offer of indemnity, and

•	the holders of a majority of the note balance of the Controlling Class do not give the indenture trustee any inconsistent direction during the 60-day period.
     A noteholder, however, has the absolute right to institute at any time a proceeding to enforce its right to receive all amounts of principal and interest due and owing to it under its note, and such right may not be impaired without the consent of such noteholder.
     The indenture trustee and the noteholders will agree that they will not institute a bankruptcy proceeding against the trust.
Notes Owned by Transaction Parties
     Notes owned by the depositor, the servicer or any of their affiliates will not be included for purposes of determining whether a specified percentage of any class of notes have taken any action under the indenture or any other transaction document.
List of Noteholders
     Three or more noteholders may request a list of all noteholders of the trust maintained by the indenture trustee for the purpose of communicating with other noteholders about their rights under the indenture or under the notes. Any request must be accompanied by a copy of the communication that the requesting noteholders propose to send.
Satisfaction and Discharge of the Indenture
     The indenture will not be discharged until:
•	the indenture trustee receives all notes for cancellation or, with certain limitations, funds sufficient to pay all notes in full,

•	the trust pays all other amounts payable by it under the transaction documents, and

•	the trust delivers an officer’s certificate and a legal opinion each stating that all conditions to the satisfaction and discharge of the indenture have been satisfied.
Amendments to the Indenture
     The indenture trustee and the trust may amend the indenture without the consent of the noteholders for limited purposes, including to:
•	further protect the indenture trustee’s interest in the exchange note and other trust assets subject to the lien of the indenture,

•	add to the covenants of the trust for the benefit of the noteholders,

•	evidence the assumption of a successor to the trust’s or the trustee’s role under the indenture,

•	transfer or pledge any trust assets to the indenture trustee,

•	cure any ambiguity, correct any mistake or add any provision that is not inconsistent with any other provision of the indenture, so long as such action will not materially adversely affect the notes or the rights of any hedge counterparty, and

•	modify, eliminate or add provisions required by or necessary to qualify the indenture under the Trust Indenture Act.
     Except as provided below, the indenture trustee and the trust may amend the indenture to add, change or eliminate any provision or modify the noteholders’ rights under the indenture (1) without the consent of the noteholders if (a) the indenture administrator certifies that the amendment will not have a material adverse effect on the notes and (b) each rating agency (i) confirms that the amendment will not result in a reduction or withdrawal of the then-current ratings of the notes, or (ii) within ten business days of receiving notice of the amendment, does not provide notice that the amendment will result in a reduction or withdrawal of the then-current ratings of the notes or (2) with the consent of the holders of a majority of the note balance of the Controlling Class. In each case, the indenture trustee must receive a legal opinion that for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged or cause the trust or any titling company to be treated as an association or publicly traded partnership taxable as a corporation.
     The prior consent of all adversely affected noteholders will be required for any amendment that:
•	changes the provisions for amending the indenture or voting or consent under the indenture,

•	changes the principal amount of or interest rate on any note, the final scheduled payment date of any class of notes, the price at which notes may be redeemed following exercise of the clean up call option by the servicer or the percentage of the initial note balance at which such option may be exercised or the priority of payments or how principal or interest payments are calculated or made on the notes,

•	impairs the right of noteholders to institute suits to enforce the indenture,

•	changes the definition of Controlling Class, or

•	permits the creation of any lien ranking prior or equal to, or otherwise impair, the lien of the indenture trustee in the trust assets.

Residual Interest; Issuance of Additional Securities
     The depositor initially will hold the residual interest in the trust and will be entitled to any amounts not needed on any payment date to make required payments on the notes, pay the fees and expenses of the trust or make deposits in the reserve account.
     The depositor may exchange all or a portion of its residual interest for additional notes or certificates issued by the trust only if the following conditions are satisfied:
•	the depositor delivers an officer’s certificate to the indenture trustee and the rating agencies that the issuance of the additional notes or certificates will not adversely affect in any material respect the interest of any noteholder, and

•	the depositor delivers a legal opinion to the indenture trustee, the owner trustee and the rating agencies that the issuance of the additional notes or certificates will not (1) cause any outstanding note to be deemed sold or exchanged, (2) cause the trust to be treated as an association or publicly traded partnership taxable as a corporation, or (3) adversely affect the treatment of the outstanding notes as debt, in each case, for federal income tax purposes.
     The depositor may register the additional securities and sell them publicly or may sell them in a private placement. Because any additional securities will be subordinated to the notes and paid only from amounts otherwise payable to the depositor, no approval of the noteholders will be required and no notice of the issuance will be provided to the noteholders.
Book-Entry Registration
     The notes will be available only in book-entry form except in the limited circumstances described below. All notes will be held in book-entry form by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A., or Euroclear Bank S.A./N.V., which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.
     Investors who hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors who hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.
     Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.
     Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.
     Notes will be issued in physical form to noteholders only if:
•	the administrator determines that DTC is no longer willing or able to discharge properly its responsibilities as depository for the notes and the administrator or the depositor cannot appoint a qualified successor,

•	the administrator terminates the book-entry system through DTC, or

•	after the occurrence of an Event of Default or a Servicer Termination Event, holders of a majority of the note balance of the Controlling Class notify the indenture trustee and DTC that they want to terminate the book-entry system through DTC (or a successor to DTC).
     Payments of principal and interest on definitive notes will be made by the indenture trustee on each payment date to registered holders of definitive notes as of the end of the preceding month. The payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on any definitive notes will be made only upon presentation and surrender of the definitive note at the address specified in the notice of final payment to the noteholders.
     Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or a note registrar. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange.
Computing the Outstanding Principal Amount of the Notes
     The monthly investor report will include a note factor for each class of notes that can be used to compute the portion of the principal amount outstanding on that class of notes each month. The factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal amount of that class of notes as of the applicable payment date as a percentage of its original principal amount, after giving effect to payments to be made on the payment date.
     The factors for each class of notes will initially be 1.0000000 and will decline as the outstanding principal amount of the class declines. For each note, the portion of the principal amount outstanding on that class of notes can be determined by multiplying the original denomination of that note by the note factor for that class of notes.
SOME IMPORTANT LEGAL CONSIDERATIONS
Bankruptcy Considerations
     Sale of the Exchange Note by Ford Credit to the Depositor and by the Depositor to the Trust. The sale of the exchange note by Ford Credit to the depositor and then by the depositor to the trust will each be structured to minimize the possibility that a bankruptcy proceeding of Ford Credit or the depositor will adversely affect the trust’s rights in the exchange note. Ford Credit and the depositor intend that the sale of the exchange note by Ford Credit to the depositor will constitute a “true sale.” The depositor and the trust also intend that the sale of the exchange note by the depositor to the trust will constitute a “true sale.” Neither the depositor nor the trust will have recourse to Ford Credit, as seller of the exchange note, other than the limited obligation to remove certain leases and leased vehicles from the reference pool.
     On the closing date for a securitization transaction, Ford Credit, the depositor and the trust will receive a reasoned legal opinion that in a bankruptcy of Ford Credit or the depositor:
•	the exchange note and the collections on the exchange note would not be property of Ford Credit’s or the depositor’s bankruptcy estate, as applicable, under U.S. federal bankruptcy laws, and

•	the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the collections on the exchange note to the depositor or the trust.

     This opinion will be subject to certain assumptions and qualifications and a court in a bankruptcy proceeding of Ford Credit or the depositor may not reach the same conclusion.
     Structure of the Holding Companies, the Titling Companies and the Depositor; Risk of Substantive Consolidation. Each of the holding companies, the titling companies and the depositor is organized as a special purpose entity and is restricted by its limited liability company agreement or articles of incorporation to activities designed to make it “bankruptcy-remote.” These restrictions limit the nature of its activities and prohibit the depositor from incurring additional indebtedness, making it unlikely that the depositor will have any creditors. Each limited liability company agreement or articles of incorporation, as applicable, also restricts the applicable special purpose entity from commencing a voluntary case or proceeding under U.S. bankruptcy laws or any similar state law without the unanimous consent of its board of managers or board of directors, as applicable, including independent managers or directors, who are specifically instructed to take into account the interests of creditors of the applicable special purpose entity and, in the case of the depositor, the trusts created by the depositor, as well as the interests of the special purpose entity, in any vote to allow the special purpose entity to file for bankruptcy. Each limited liability company agreement or articles of incorporation, as applicable, also contains covenants meant to preserve the separate identity of the special purpose entity from Ford Credit and to avoid substantive consolidation of the special purpose entity and Ford Credit. The most important of these covenants require each company to maintain its separate existence, maintain separate books and bank accounts, prepare separate financial statements, not hold itself as liable for debts of the other and not commingle its assets with the assets of Ford Credit or its affiliates.
     In addition, in the transaction documents, the owner trustee, the indenture trustee and the noteholders will agree not to institute a bankruptcy proceeding against the holding companies, the titling companies or the depositor in connection with any obligations under the notes or the transaction documents.
     On the closing date for a securitization transaction, Ford Credit and the depositor will obtain a reasoned legal opinion that in a bankruptcy of Ford Credit, a creditor or bankruptcy trustee of Ford Credit (or Ford Credit as debtor in possession) would not have valid grounds to request a court to disregard the separate legal existence of the depositor, any of the holding companies or any of the titling companies so as to cause substantive consolidation of the assets and liabilities of (1) the depositor, any of the holding companies or any of the titling companies with the assets and liabilities of Ford Credit or (2) any holding company with the assets and liabilities of the related titling company, in each case, in a manner prejudicial to the noteholders. This opinion will be subject to certain assumptions and qualifications, including an assumption that the depositor, each of the holding companies, each of the titling companies and Ford Credit comply with its limited liability company agreement or articles of incorporation, as applicable. A court in a Ford Credit bankruptcy proceeding may not reach the same conclusion. If the separate legal existence of Ford Credit and the depositor were disregarded and the assets and liabilities of Ford Credit and the depositor were consolidated, the assets of the depositor could be used to satisfy Ford Credit’s creditors instead of the noteholders or the trust. Similarly, if the separate legal existence of Ford Credit and the holding companies or of Ford Credit and the titling companies were disregarded and the assets and liabilities of Ford Credit and the titling companies or of Ford Credit and the holding companies were consolidated, the leases and leased vehicles in the reference pool could be used to satisfy Ford Credit’s creditors instead of the noteholders or the trust. This consolidation of assets and liabilities generally is referred to as “substantive consolidation.”
     Assuming that the sale of the exchange note by Ford Credit to the depositor is a “true sale,” the sale of the exchange note by the depositor to trust is a ‘“true sale,” the depositor and the titling companies are not consolidated with Ford Credit in a bankruptcy of Ford Credit and the depositor and the titling companies are not in bankruptcy, the trust generally will have uninterrupted access to amounts received on the reference pool (other than any collections on the reference pool held by Ford Credit as servicer at the time a bankruptcy proceeding is commenced).

The Dodd-Frank Act
     Orderly Liquidation Authority. The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” established the Orderly Liquidation Authority, or “OLA,” under which the Federal Deposit Insurance Corporation, or “FDIC,” is authorized to act as receiver of a financial company and its subsidiaries. OLA differs from U.S. federal bankruptcy laws in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including Ford Credit, the titling companies, the depositor or the trust, or such company’s creditors.
     Potential Applicability to Ford Credit, the Depositor and the Trust. There is uncertainty about which companies will be subject to OLA rather than the U.S. federal bankruptcy laws. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine that (1) the company is in default or in danger of default, (2) the failure of the company and its resolution under the U.S. federal bankruptcy laws would have serious adverse effects on financial stability in the United States, (3) no viable private sector alternative is available to prevent the default of the company and (4) an OLA proceeding would mitigate these effects. There can be no assurance that the OLA provisions would not be applied to Ford Credit, although it is expected that OLA will be used only very rarely. The titling companies, the depositor or the trust could, under certain circumstances, also be subject to OLA.
     FDIC’s Avoidance Power Under OLA. The provisions of OLA relating to preferential transfers differ from those of the U.S. federal bankruptcy laws. If the titling companies were to become subject to OLA, there is an interpretation under OLA that previous pledges of the leases and leased vehicles by the titling companies to the collateral agent perfected for purposes of state law and the U.S. federal bankruptcy laws could nevertheless be avoided as preferential transfers, with the result that the leases and leased vehicles in the reference pool securing the exchange note, which in turn secures the notes, could be reclaimed by the FDIC and noteholders may become unsecured.
     In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the U.S. federal bankruptcy laws. Based on this opinion, the pledge of the leases and leased vehicles by the titling companies to Ford Credit would not be avoidable by the FDIC as a preference under OLA. Although the opinion does not bind the FDIC and could be modified or withdrawn in the future, it also states that the Acting General Counsel will recommend that the FDIC adopt regulations to the same effect. However, there can be no assurance that future regulations or subsequent FDIC actions in an OLA proceeding would not be contrary to the advisory opinion.
     FDIC’s Repudiation Power Under OLA. If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.
     In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming:
•	that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositor and the trust, and

•	that, until the FDIC adopts a regulation, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by that company prior to the end of the applicable transition period of any such future regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that company under the U.S. federal bankruptcy laws.
          Ford Credit and the depositor intend that the sale of the exchange note by Ford Credit to the depositor will constitute a “true sale” between separate legal entities under applicable state law. As a result, Ford Credit believes that the FDIC would not be able to recover the exchange note using its repudiation power.
     Although the advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, the opinion provides that it will apply to asset transfers which occur prior to the end of any applicable transition period, which will be no earlier than June 30, 2011. However, there can be no assurance that future regulations or subsequent FDIC actions in an OLA proceeding involving Ford Credit, the depositor or the trust would not be contrary to this opinion.
     If the titling companies or the trust were placed in receivership under OLA, the FDIC would have the power to repudiate the exchange note issued by the titling companies or the notes issued by the trust, as applicable. In that case, the FDIC would be required to pay compensatory damages that are no less than the principal amount of the exchange note plus accrued interest or the principal amount of the notes plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the exchange note or the notes is greater than the principal amount of the exchange note and any accrued interest or the principal amount of the notes and any accrued interest, as applicable, through the date of repudiation or disaffirmance, such accrued interest.
Security Interests in the Exchange Note and the Leases and Leased Vehicles
     The transfer of the exchange note to the trust, the perfection of the security interest in the exchange note and the enforcement of rights to realize on the exchange note as collateral for the notes will be subject to a number of federal and state laws, including the Uniform Commercial Code, or “UCC,” in effect in each state.
     The indenture trustee will hold a first priority security interest in the exchange note for the benefit of the noteholders. The exchange note will be secured by a first priority security interest in all of the leases and leased vehicles financed under the credit and security agreement, including the leases and leased vehicles in the reference pool. This security interest is for the benefit of Ford Credit, as lender, and all holders of exchange notes, including the trust as holder of the exchange note for the securitization transaction in which the notes will be issued. Although the exchange note for the securitization transaction in which the notes will be issued will be secured by all of the leases and leased vehicles financed under the credit and security agreement, the trust, as holder of the exchange note, will agree that it will not have recourse to any leases and leased vehicles other than the leases and leased vehicles in the reference pool and any shared amounts from other reference pools.
     The parties to the securitization transactions will take the following steps to effect the perfection of these security interests.
     Security Interest in the Exchange Note. Ford Credit will sell the exchange note to the depositor and the depositor will perfect its interest in the exchange note by filing a UCC financing statement. The depositor will then sell the exchange note to the trust and the trust will perfect its interest in the exchange note by filing a UCC financing statement. The trust will then pledge the exchange note to the indenture trustee and the indenture trustee will perfect its security interest in the exchange note by filing a UCC financing statement and by taking possession of the exchange note.
     Security Interest in the Leases. The collateral agent has perfected its security interest in the leases securing the revolving facility and the exchange notes by filing a UCC financing statement against each titling company and by taking possession of the leases. However, the collateral agent has appointed

Ford Credit to serve as custodian of the leases and Ford Credit will not physically segregate or mark the leases to indicate that they have been pledged as security to the exchange noteholders and Ford Credit, as lender.
     Security Interest in the Leased Vehicles. The collateral agent perfects its security interest in each leased vehicle securing the revolving facility and the exchange notes by noting its lien on the certificate of title under state motor vehicle laws. In addition, because it is possible that the leased vehicles may be characterized as inventory held for sale by the titling companies, the collateral agent files a UCC financing statement against each titling company because a financing statement must be filed to perfect a security interest in motor vehicles that are inventory.
     The revolving facility and all exchange notes, including the exchange note issued for the securitization transaction in which the notes will be issued, are secured by all of the leases and leased vehicles financed by the titling companies under the credit and security agreement and this security interest will ultimately be held by the indenture trustee, as holder of the exchange note and secured party on the applicable UCC financing statement, as set forth above under “— Security Interests in Exchange Note and the Leases and Leased Vehicles — Security Interest in the Exchange Note” above.
     In certain circumstances, the collateral agent’s security interest in the leases or leased vehicles may be subordinated because federal or state law gives the holders of some types of liens, such as tax liens or mechanic’s liens, priority over even the properly perfected lien of other secured parties. In addition, if a leased vehicle is confiscated by a government agency, Ford Credit may not be able to obtain possession of the vehicle and enforce the security interest unless it completes documentation required by the agency, including a “hold harmless” agreement. Unless Ford Credit fails to follow its policies and procedures, Ford Credit will not be required to remove any lease or leased vehicle from the reference pool in these circumstances.
     PBGC Liens. Under ERISA, the Pension Benefit Guaranty Corporation, or “PBGC”, will have the ability to place a lien on any of the assets of the Ford controlled group if:
•	a defined benefit pension plan (other than a multiemployer plan) is terminated by any member of the Ford controlled group or the PBGC, and the pension plan is underfunded at the time of termination,

•	any member of the Ford controlled group withdraws from a defined benefit pension plan (other than a multiemployer plan) which has at least two contributing sponsors who are not under common control during a plan year for which the member constitutes a substantial employer, and the pension plan is underfunded at the time of withdrawal, or

•	the members of the Ford controlled group fail to satisfy the minimum funding requirements for a defined benefit pension plan (other than a multiemployer plan), which together with all other unpaid contributions, exceeds $1 million.
     The titling companies, the depositor and the trust are all members of the Ford controlled group. In addition, while a PBGC lien could attach to any of the assets of the Ford controlled group, the automatic stay would prevent the PBGC from realizing on any assets of any member of the Ford controlled group, including Ford Credit, that is the subject of a bankruptcy proceeding at the time the PBGC lien arises. Assuming the titling companies, the depositor and the trust are not subject to bankruptcy proceedings and that neither the reference pool nor the exchange note are consolidated with the bankruptcy estate of Ford Credit, the PBGC would be able to levy on those assets to satisfy the pension obligations of the Ford controlled group unless the security interest of the collateral agent in the leases and leased vehicles in the reference pool and the security interest of the indenture trustee in the exchange note have priority over the PBGC lien.

     The securitization transactions in which the notes will be issued will be structured so that the security interest of the collateral agent in the leases and leased vehicles in the reference pool and the security interest of the indenture trustee in the exchange note and any identifiable cash proceeds received before the PBGC files the notice of lien will have priority over a PBGC lien, notice of which is filed after the closing date for each securitization transaction.
     Under state law, the priority of the collateral agent’s security interest in the leases was established under the UCC on the date the collateral agent filed its UCC financing statements. The priority of the collateral agent’s security interest in the leased vehicles and identifiable cash proceeds was established on the date the certificates of title for the leased vehicles were filed with the appropriate state department of motor vehicles (if the motor vehicle statutes apply) or on the date the collateral agent filed its financing statements (if the UCC applies). The priority of the indenture trustee’s security interest in the exchange note will be established under the UCC when the indenture trustee files its financing statements.
     The priority of a PBGC lien, however, is determined under the rules applicable to federal tax liens and not under state law. Under these rules, a PBGC lien will be senior to any security interest that is perfected under state law after the PBGC files a notice of lien. Under the UCC, the priority of a security interest will relate back to the date that the security interest was perfected, even if the property subject to the security interest does not exist at that time. Under the rules applicable to federal tax liens, however, the priority of a security interest does not relate back to the date the security interest was perfected under state law if the property subject to the security interest does not exist at that time. Instead, under the rules applicable to federal tax liens, a security interest will not attach and be entitled to priority until the property comes into existence. As a result, the security interest of the collateral agent in the leases in the reference pool and any monthly payments received after the filing of a notice of lien by the PBGC will have priority over the PBGC lien only if the applicable titling company’s right to receive those monthly payments existed before the PBGC filed the notice of lien.
     On the closing date for a securitization transaction, Ford Credit, the depositor and the trust will receive a reasoned legal opinion that, under the rules applicable to federal tax liens, a court would hold that the security interest of the collateral agent in the leases and leased vehicles in the reference pool and all identifiable cash proceeds thereof (including the collections received after a filing of a lien by the PBGC) would be prior to any lien of the PBGC notice of which is filed after the closing date for a securitization transaction. This opinion will be subject to certain assumptions and qualifications and a court may not reach the same conclusion.
Legal Considerations Relating to the Leases and the Leased Vehicles
     Repossession of Leased Vehicles; Notice of Sale and Cure Rights. If a lessee defaults on its lease, the servicer will be able to enforce the remedies of a secured party under the UCC, except where specifically limited by other state laws. These remedies include the right to perform self-help repossession unless it would constitute a breach of the peace or unless prohibited by state law. Self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by using an independent contractor to take possession of the leased vehicle. In cases where the lessee objects or raises a defense to repossession, or if otherwise required by state law, Ford Credit may have to obtain a court order before repossessing the vehicle.
     If a lessee is in default on its lease, some states require that the secured party notify the lessee of the default and give the lessee a time period to cure the default prior to repossession. In Ford Credit’s experience, this right to cure is exercised by only a limited number of lessees.
     Upon repossession of a vehicle, the UCC and other state laws require the secured party to provide the lessee with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the leased vehicle may be held. The lessee has the right to cure the default under the lease prior to sale by paying the secured party the past due amounts owed under the lease plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for the sale, including attorney’s fees when allowed by law.

     Deficiency Judgments. Ford Credit generally is required to apply the proceeds of sale of a repossessed leased vehicle to the expenses of sale and repossession and then to the satisfaction of the amounts due under the lease. If the net proceeds from sale do not cover the full amount due under the lease, Ford Credit may seek a deficiency judgment in some states, but other states prohibit or limit such judgments. Because a deficiency judgment is an unsecured personal judgment against the lessee for the shortfall, in many cases it is not useful to seek a deficiency judgment. If a deficiency judgment is obtained, it may be settled at a significant discount or it may be impossible to collect all or any portion of it.
     Consumer Protection Laws. Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lessors and servicers involved in consumer leasing, including Ford Credit, and impose statutory liabilities on those who fail to comply with their provisions. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including all amounts due at the time of origination of the lease, a description of the lessee’s liability at the end of the lease term, the amount of any periodic payments, the circumstances under which the lessee may terminate the lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination. All states have adopted Article 2A of the UCC, which provides protection to lessees through certain implied warranties and the right to cancel a lease contract relating to defective goods. In addition, courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may relieve a lessee from some or all of the legal consequences of a default.
     Ford Credit will represent that each lease complies in all material respects with applicable requirements of law and that each lease is not subject to claims or defenses of the lessee. This representation is based on Ford Credit’s review of form lease terms, its review of completed leases for errors apparent in the lease, and dealer representations of lease disclosure accuracy in agreements between Ford Credit and the dealer. If a lessee has a claim for any violation of law with respect to a lease, such violation would constitute a breach by Ford Credit and if such breach has a material adverse effect on any lease and leased vehicle, Ford Credit would have to remove the lease and leased vehicle from the reference pool unless the breach is cured in all material respects by the end of the applicable grace period.
     Under the terms of the Servicemembers Civil Relief Act or similar state laws, a lessee who enters military service after entry into a lease may be entitled to relief on certain payment obligations, and Ford Credit must suspend any attempts to self-help repossess the related leased vehicle. Furthermore, a lessee may terminate a lease at anytime if the lessee subsequently (1) enters into military service or (2) receives military orders for a permanent change of station outside of the continental U.S. or to deploy with a military unit. No early termination charges may be imposed on the lessee for such termination. Leases with lessees who are in the military or who subsequently enter the military may be included in the reference pool and Ford Credit will not be required to remove from the reference pool a lease and leased vehicle that become subject to these laws.
     Bankruptcy Considerations. U.S. bankruptcy laws affect the ability of a secured party to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the U.S. federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the plan of reorganization may, in limited circumstances, reduce the amount due under the lease to the market value of the leased vehicle at the time of bankruptcy, leaving the lessor as a general unsecured creditor for the remainder of the amount owed by the lessee. A bankruptcy court may also reduce the monthly payments due under a lease or change the time of payment of the lease. Ford Credit will not be required to remove from the reference pool any lease that becomes subject to a bankruptcy proceeding after the cutoff date.

TAX CONSIDERATIONS
General
     Set forth below is a discussion of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities all of which are subject to change, perhaps with retroactive effect. There are no cases or Internal Revenue Service, or “IRS,” rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes. We cannot assure you that the IRS will not challenge the conclusions reached in this discussion, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus.
     This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited discussions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets. This information is directed only to prospective investors who:
•	purchase notes in the initial distribution of the notes,

•	are citizens or residents of the United States, including domestic corporations, limited liability companies and partnerships, and

•	hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.
     As used in this discussion, the term “U.S. noteholder” means a beneficial owner of a note that is for U.S. federal income tax purposes:
•	a citizen or resident of the United States,

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.
     The term “U.S. noteholder” also includes any noteholder whose income or gain in respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business. As used in this discussion, the term “non-U.S. noteholder” means a beneficial owner of a note other than a U.S. noteholder and other than a partnership.
     If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns notes, the tax treatment of a partner in such a partnership will depend upon the status of the partner and the activities of the partnership. Partners in such a partnership are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

     Prospective investors are encouraged to consult with their tax advisors as to the federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.
Tax Characterization of the Trust
     At the time the notes are issued by the trust, tax counsel will opine that, assuming compliance with the terms of the trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
     Except as specified in the related prospectus supplement, tax counsel will also opine that the notes will be treated as debt for U.S. federal income tax purposes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more classes of the notes did not represent debt for U.S. federal income tax purposes, such class or classes of the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including by not being able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, the trust could be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet an applicable safe harbor. Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain noteholders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to non-U.S. noteholders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.
Tax Characterization and Treatment of the Notes
     Characterization as Debt. For class or classes of notes, except for any class or classes which are specifically identified as receiving different tax treatment in the related prospectus supplement, tax counsel will deliver its opinion that the notes will be treated as debt for U.S. federal income tax purposes. The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.
     For a discussion of the potential U.S. federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for U.S. federal income tax purposes, you should read “— Tax Characterization of the Trust” above.
     Treatment of Stated Interest. Based on tax counsel’s opinion that the notes will be treated as debt for U.S. federal income tax purposes, and assuming the notes are not issued with original issue discount or “OID,” the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with each noteholder’s method of tax accounting.
     Original Issue Discount. It is not expected that any class of notes will be issued with OID. If a class of notes is treated as issued with OID, a holder of any such notes must include OID in its gross income as ordinary interest income as it accrues, regardless of the holder’s regular method of accounting, under a constant yield method.
     Disposition of Notes. If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note. The holder’s adjusted tax basis will equal the holder’s cost for the note, increased by any OID and market discount previously included by such noteholder in income with respect to the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by such noteholder with respect to such note. Any gain or loss on sale or disposition will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term.
     Information Reporting and Backup Withholding. The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for U.S. federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder who is not an exempt holder will be required to provide to the indenture trustee, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should such a holder fail to provide the required certification, the indenture trustee will be required to withhold the tax from interest otherwise payable to the holder and pay the withheld amount to the IRS.
     Tax Consequences to Non-U.S. Noteholders. A non-U.S. noteholder who is an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf will not be subject to U.S. federal income taxes on payments of principal, premium, interest or OID on a note, unless such non-U.S. noteholder is a direct or indirect 10% or greater shareholder of the trust or a controlled foreign corporation related to the trust. To qualify for the exemption from taxation, the withholding agent must have received a statement from the individual or corporation that:
•	is signed under penalties of perjury by the beneficial owner of the note,

•	certifies that such owner is not a U.S. noteholder, and

•	provides the beneficial owner’s name and address.
     A “withholding agent” is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. noteholder (which itself is not a withholding agent). Generally, this statement is made on an IRS Form W-8BEN, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, an IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8BEN.
     A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.
     A non-U.S. noteholder whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. noteholder provided the holder files IRS Form W-8ECI.
     Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the withholding agent. However, in such case, the signed statement may require a copy of the beneficial owner’s IRS Form W-8BEN (or the substitute form).
     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from U.S. federal income and withholding tax so long as:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and

•	in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.
     If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, such holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, unless it qualifies for a lower rate under an applicable tax treaty.
State Tax Considerations
     Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax. Prospective investors are encouraged to consult their tax advisors with respect to the state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes.
ERISA CONSIDERATIONS
General Investment Considerations
     The Employee Retirement Income Security Act of 1974, or “ERISA,” and the Internal Revenue Code impose certain duties and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement accounts and Keogh plans) that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, referred to as “plans,” and certain entities (including insurance company general accounts) whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans. Any person who exercises any authority or control over the management or disposition of a plan’s assets is considered to be a fiduciary of that plan. In accordance with ERISA’s general fiduciary standards, before investing in the notes, a plan fiduciary should determine, among other factors:
•	whether the investment is permitted under the plan’s governing documents,

•	whether the fiduciary has the authority to make the investment,

•	whether the investment is consistent with the plan’s funding objectives,

•	the tax effects of the investment,

•	whether under the general fiduciary standards of investment prudence and diversification an investment in any notes is appropriate for the plan, taking into account the overall investment policy of the Plan and the composition of the plan’s investment portfolio, and

•	whether the investment is prudent considering the factors discussed in this prospectus.
     In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a plan and persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Internal Revenue Code. A violation of these rules may result in the imposition of significant excise taxes and other liabilities.

     A fiduciary of any plan should carefully review with its legal and other advisors whether the purchase or holding of any notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code, and should read “ERISA Considerations” in both this prospectus and the prospectus supplement regarding any restrictions on the purchase and/or holding of the notes offered by this prospectus and the prospectus supplement.
Prohibited Transactions
     Whether or not an investment in the notes will give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code will depend on the structure of the trust and whether the assets of the trust will be deemed to be “plan assets” of a plan investing in notes issued by the trust. Pursuant to a regulation issued by the U.S. Department of Labor, or the “plan assets regulation,” a plan’s assets may be deemed to include an interest in the underlying assets of the trust if the plan acquires an “equity interest” in the trust and none of the exceptions contained in the plan assets regulation are applicable. In general, an “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.
     The depositor believes that the notes will be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This assessment is based upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.
     Without regard to whether the notes are treated as debt for ERISA purposes, the purchase and holding of the notes or any beneficial interest therein by or on behalf of a plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the indenture trustee, any underwriter or any of their respective affiliates, including Ford Credit, is or becomes a “party in interest” under ERISA or a “disqualified person” under Section 4975 of the Internal Revenue Code with respect to the plan. In such case, exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes or any beneficial interest therein by or on behalf of a plan depending on the type and circumstances of the plan fiduciary making the decision to purchase a note and the relationship of the party in interest to the plan investor. Included among these exceptions are:
•	prohibited transaction class exemption, or “PTCE,” 84-14, regarding transactions effected by qualified professional asset managers,

•	PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts,

•	PTCE 91-38, regarding transactions entered into by bank collective investment funds,

•	PTCE 95-60, regarding transactions entered into by insurance company general accounts, and

•	PTCE 96-23, regarding transactions effected by in-house asset managers.
     In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide an exemption for certain transactions between a plan and a person that is a party in interest or disqualified person with respect to a plan solely by reason of providing services to the plan or a relationship with such a service provider (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary with respect to the assets of the plan involved in the transaction), provided the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction. However, even if the conditions specified in one or more of the foregoing exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.
     Any plan that purchases and holds notes of any class or any beneficial interest therein will be deemed to have represented that its purchase and holding of the notes or any beneficial interest therein does not constitute and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.
Benefit Plans Not Subject to ERISA or the Internal Revenue Code
     Certain employee benefit plans, such as governmental plans, foreign plans and certain church plans (each as defined or described in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. However, such plans may be subject to provisions of other federal, state, local or non-U.S. laws or regulations that are substantially similar to the provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code. Each plan that is subject to any law or regulation substantially similar to the provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code, and each person acting on behalf of or investing the assets of such a plan, that purchases and holds notes or any beneficial interest therein will be deemed to have represented that its purchase and holding of the notes or beneficial interest does not constitute and will not result in a violation of such similar law or regulation.
PLAN OF DISTRIBUTION
     The trust will issue the notes to the depositor and the depositor will sell the notes to the underwriters named in the prospectus supplement. In the underwriting agreement the depositor will agree to sell, and each of the underwriters will agree to purchase, a specified principal amount of one or more classes of notes, as set forth in the prospectus supplement.
     The prospectus supplement (or supplemental prospectus supplement, as described below) will specify the price at which each class of notes will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes or specify that the notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of the notes, the public offering prices and the concessions may be changed.
     The prospectus supplement, together with a supplemental prospectus supplement, also may be used by Ford Credit or its affiliates for the sale of a class of notes originally purchased from the depositor by Ford Credit or its affiliates on or after the closing date for a securitization transaction.
     The depositor and Ford Credit will indemnify the underwriters against certain liabilities, including liabilities under the federal securities laws, or contribute to payments the underwriters may be required to make for those liabilities.
     The trust may invest the funds in its bank accounts in obligations issued by the underwriters or their affiliates.
     In connection with the sale of the notes, the underwriters may, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, engage in:
•	over-allotments, in which members of the selling syndicate sell more notes than the seller actually sold to the syndicate, creating a syndicate short position,

•	stabilizing transactions, in which purchases and sales of the notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum,

•	syndicate covering transactions, in which members of the selling syndicate purchase the notes in the open market after the distribution is completed in order to cover syndicate short positions, and

•	penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.
     These stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be. These transactions, if commenced, may be discontinued at any time.
LEGAL OPINIONS
     Counsel identified in the prospectus supplement will review or provide opinions on legal matters relating to the notes and certain federal income tax and other matters for the trust, the depositor and the servicer including an opinion that the notes will be legally issued, fully paid and non-assessable and will be binding obligations of the trust, subject to customary exceptions as to enforceability. Counsel identified in the prospectus supplement will review or provide opinions on legal matters relating to the notes and other matters for the underwriters.
WHERE YOU CAN FIND MORE INFORMATION
     The depositor, as originator of each trust, filed with the SEC a registration statement, Registration No. 333-173928 under the Securities Act of 1933, for the notes offered by this prospectus. You may read and copy the registration statement and any notices, reports, statements or other materials filed by the trust, Ford Credit or the depositor at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549.
     You may obtain more information about the operation of the Public Reference Room and copying costs by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov where you can find reports, information statements and other information for registrants that file electronically with the SEC. You may obtain more information about Ford and Ford Credit at www.ford.com and www.fordcredit.com.
     For the time period that each trust is required to report under the Securities Exchange Act of 1934, the servicer will file for each trust annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC. A copy of any reports may be obtained by any noteholder by request to the indenture trustee or the depositor.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The trust “incorporates by reference” certain information it files with the SEC, which means that the trust can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the trust files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. The trust incorporates by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the trust prior to the termination of the offering of the notes (including any market-making transactions with respect to such notes unless exempt from the registration requirements of the Securities Act).
     The depositor will provide without charge to each person, including any beneficial owner of the notes, to whom a copy of this prospectus is delivered, on request of any such person, a copy of any of the documents incorporated in this prospectus or in any prospectus supplement by reference.

     Requests for such copies should be directed to:
Ford Credit Auto Lease Two LLC
c/o Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 801-C1
One American Road
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office
Telephone number: (313) 594-3495
Fax number: (313) 390-4133

INDEX OF DEFINED TERMS

ALG	20
base monthly payments	17
clean up call	7
credit enhancement	41
depositor	26
DTC	46
ERISA	57
Event of Default	42
excess spread	41
exchange note	17
exchange note default	39
exchange note supplement	38
facility default	39
Ford	5
Ford Credit	5
HTD	30
lease factor	17
LIBOR	40
overcollateralization	41
payment enhancement	41
plans	57
Prepayments	37
PTCE	58
reference pool	6, 37
servicer	7
Servicer Termination Event	35
titling companies	30
trust	5
UCC	50

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Securities and Exchange Commission	$928,800
Rating agency fees	$3,000,000
Printing	$300,000
Legal fees and expenses	$1,500,000
Accountants’ fees	$420,000
Fees and expenses of Indenture Trustee	$120,000
Fees and expenses of Owner Trustee	$57,000
Miscellaneous expenses	$249,200

Total	$6,575,000

ITEM 15. Indemnification of Directors and Officers.
     Section 18-108 of the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq., provides as follows:
     “§ 18-108. Indemnification. — Subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.”
ITEM 15.1. Ford Credit Auto Lease Two LLC
     Article VII of the Amended and Restated Limited Liability Company Agreement of Ford Credit Auto Lease Two LLC provides as follows:
     “Section 7.1. Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, none of the Member, the Managers, or any officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing, nor any officer, employee, representative or agent of the Company or any of its Affiliates will be liable to the Company or any other Person for any act or omission (in relation to the Company, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted by such Person bound by this Agreement in the reasonable belief that such act or omission is in or not contrary to the best interests of the Company and is within the scope of authority granted to such Person by this Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.
     Section 7.2. Liabilities: Indemnification. (a) Subject to Section 7.2(f), any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Member, Manager, officer, employee, agent or legal representative of the Company (each, an "Indemnified Person"), will be indemnified and held harmless by the Company to the fullest extent legally permissible against all expenses, claims, damages, liabilities and losses (including judgments, interest on judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys’ fees incurred in investigating, preparing or defending any action, claim suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission), whether pending or merely threatened, whether or not any Indemnified Person is or may be a party thereto, including interest on any of the foregoing (collectively, "Damages") arising out of, or in connection with, the management or conduct of the business and affairs of the Company, except for any such Damages to the extent that they are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Parties or willful violations of the express provisions hereof by the Indemnified Parties. The Indemnified Parties may consult with counsel and accountants with respect to the affairs of the Company and will be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is in accordance with the advice or opinion of such counsel or accountants.
     (b) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, in and of itself, create a presumption that the Person seeking indemnification did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interest of the Company or its Creditors, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Person’s conduct was unlawful. Entry of a judgment by consent as part of a settlement will not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.
     (c) Subject to Section 7.2(f), expenses (including attorneys’ fees and disbursements) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount unless it will ultimately be determined that such Person is entitled to be indemnified by the Company. Expenses (including attorneys’ fees and disbursements) incurred by other employees or agents of the Company in defending in any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company upon such terms and conditions, if any, as the Board deems appropriate.
     (d) No Manager of the Company will be personally liable to the Company for monetary damages for any breach of fiduciary duty by such person as a Manager. Notwithstanding the foregoing sentence, a Manager will be liable to the extent provided by Applicable Law (i) for breach of the Manager’s duty of loyalty to the Company or the Member, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Manager derived an improper personal benefit.
     (e) The indemnification and advancement of expenses provided by this Section 7.2 will not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any agreement, vote of the Board or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and will continue as to a Person who has ceased to be a Manager, employee or agent and will inure to the benefit of the heirs, executors and administrators of such Person.
     (f) Any amounts payable by the Company in accordance with this Section 7.2 will be payable solely to the extent of funds available therefor and actually received by the Company under the Basic Documents, from capital contributions or in connection with other Permitted Transactions. The Company’s obligations under this Section 7.2 will not constitute a claim against the Company to the extent that the Company does not have funds sufficient to make payment of such obligations. Any claim that an Indemnified Person may have at any time against the Company that it may seek to enforce hereunder will be subordinate to the payment in full, (including post-petition interest, in the event that the Company becomes a debtor or debtor in possession in a case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings) of the claims of the holders of any Securities which are collateralized or secured by the assets of the Company and of claims (if any) of the Trust or any other Person to which Securitization (or interests therein) have been transferred.
     (g) Amendments: Indemnification. The indemnities contained in Section 7.2 will survive the resignation, removal or termination of any Indemnified Person or the termination of this Agreement. Any repeal or modification of this ARTICLE VII will not adversely affect any rights of such Indemnified Person pursuant to this ARTICLE VII, including the right to indemnification and to the advancement of expenses of an Indemnified Person existing at the time of such repeal or modifications with respect to any acts or omissions occurring prior to such repeal or modification.”

ITEM 15.2. CAB East LLC
     Article X of the Amended and Restated Limited Liability Company Agreement of CAB East LLC provides as follows:
     Section 10.1 Liabilities; Indemnification.
          (a) Indemnification by Holders for all Liabilities. Each Holder of a Certificate (but not any Registered Pledgee or Titling Company Noteholder) will be liable to third parties and will indemnify, defend and hold harmless the Titling Company Administrator, the Titling Company Registrar, including its officers, directors, shareholders, employees and agents, the Managers and the Authorized Officers (each, with respect to this Section 10.1, an “Indemnified Person” and, collectively, the “Indemnified Persons”) for all liabilities, obligations, losses, claims, damages, actions and suits, expenses and any and all costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever (“Liabilities”) incurred in connection with the related Specified Assets, including any Liabilities arising out of or incurred in connection with such Persons’ acceptance or performance of the duties contained in this Agreement other than, in each case, Liabilities incurred solely:
               (i) by reason of such Person’s willful malfeasance, bad faith or gross negligence; or
               (ii) by reason of such Person’s breach of its representations and warranties set forth in this Agreement.
          (b) Holders’ Liability Limited to Related Specified Interest. No Holder of a Certificate and none of the related Specified Assets will be subject to Liabilities arising from or with respect to the Indemnified Persons or the Specified Assets relating to any other Specified Interest.
          (c) Indemnification by Member for State and Local Taxes. Without limiting the generality of Section 10.1(a) the Holders of each Series will defend and hold harmless the Indemnified Persons against all state and local taxes assessed on such Persons resulting from the location of the related Specified Assets.
          (d) Specified Assets Not Subject to Liabilities. No claim for indemnification pursuant to this Section 10.1 will be payable from any Titling Company Assets, including any Specified Assets, and none of the Titling Company Administrator, the Managers or any other Indemnified Person will have any recourse against the assets of the Company, including any Specified Assets, with respect to any claim that any such Person may have against the Company or any Holder, Registered Pledgee, Servicer or Affiliate of any of the foregoing.
          (e) Indemnification Procedures. The Indemnified Persons will notify the Holders of each Series, promptly of any claim for which such Indemnified Persons may seek indemnity pursuant to this Section 10.1. Failure by the Indemnified Persons to so notify such Holders will not relieve such Holder or Holders of its obligations under this Agreement.
          (f) Notification; Defense of Claims. The Indemnified Persons will notify the Member promptly of any claim for which such Indemnified Persons may seek indemnity. Failure by the Indemnified Persons to so notify the Member will not relieve the Member of its obligations under this Agreement. Any claim against the Indemnified Persons will be defended by the Member and the Indemnified Persons will be entitled to separate counsel, the fees and expenses of which will be paid by the Member.
          (g) Survival. The indemnities contained in this Section 10.1 will survive the resignation, removal or termination of any Indemnified Person or the termination of this Agreement.
ITEM 15.1. CAB West LLC
     Article X of the Amended and Restated Limited Liability Company Agreement of CAB West LLC provides as follows:
     Section 10.1 Liabilities; Indemnification.

          (a) Indemnification by Holders for all Liabilities. Each Holder of a Certificate (but not any Registered Pledgee or Titling Company Noteholder) will be liable to third parties and will indemnify, defend and hold harmless the Titling Company Administrator, the Titling Company Registrar, including its officers, directors, shareholders, employees and agents, the Managers and the Authorized Officers (collectively, the “Indemnified Persons” and each individually, an “Indemnified Person) for all liabilities, obligations, losses, claims, damages, actions and suits, expenses and any and all costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever (“Liabilities”) incurred in connection with the related Specified Assets, including any Liabilities arising out of or incurred in connection with such Persons’ acceptance or performance of the duties contained in this Agreement other than, in each case, Liabilities incurred solely:
               (i) by reason of such Person’s willful malfeasance, bad faith or gross negligence; or
               (ii) by reason of such Person’s breach of its representations and warranties set forth in this Agreement.
          (b) Holders’ Liability Limited to Related Specified Interest. No Holder of a Certificate and none of the related Specified Assets will be subject to Liabilities arising from or with respect to the Indemnified Persons or the Specified Assets relating to any other Specified Interest.
          (c) Indemnification by Member for State and Local Taxes. Without limiting the generality of Section 10.1(a) the Holders of each Series will defend and hold harmless the Indemnified Persons against all state and local taxes assessed on such Persons resulting from the location of the related Specified Assets.
          (d) Specified Assets Not Subject to Liabilities. No claim for indemnification pursuant to this Section 10.1 will be payable from any Titling Company Assets, including any Specified Assets, and none of the Titling Company Administrator, the Managers or any other Indemnified Person will have any recourse against the assets of the Company, including any Specified Assets, with respect to any claim that any such Person may have against the Company or any Holder, Registered Pledgee, Servicer or Affiliate of any of the foregoing.
          (e) Indemnification Procedures. The Indemnified Persons will notify the Holders of each Series, promptly of any claim for which such Indemnified Persons may seek indemnity pursuant to this Section 10.1. Failure by the Indemnified Persons to so notify such Holders will not relieve such Holder or Holders of its obligations under this Agreement.
          (f) Notification; Defense of Claims. The Indemnified Persons will notify the Member promptly of any claim for which such Indemnified Persons may seek indemnity. Failure by the Indemnified Persons to so notify the Member will not relieve the Member of its obligations under this Agreement. Any claim against the Indemnified Persons will be defended by the Member and the Indemnified Persons will be entitled to separate counsel, the fees and expenses of which will be paid by the Member.
          (g) Survival. The indemnities contained in this Section 10.1 will survive the resignation, removal or termination of any Indemnified Person or the termination of this Agreement.
Section 145 of the General Corporation Law of Delaware, 8 Del. C. § 101 et seq., provides as follows:
     “§ 145. Indemnification of officers, directors, employees and agents; insurance
     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
     (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
     (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
     (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
     Indemnification provisions of Section 5 of Article NINTH of the Certificate of Incorporation of Ford Motor Company are applicable to directors, officers and employees of Ford Credit Auto Lease Two LLC, CAB East LLC and CAB West LLC who serve as such at the request of Ford Motor Company and provide as follows:
     “5.1. Limitation on Liability of Directors. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
     (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders,
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
     (iii) under Section 174 of the Delaware General Corporation Law, or
     (iv) for any transaction from which the director derived an improper personal benefit.
     If the Delaware General Corporation Law is amended after approval by the stockholders of this subsection 5.1 of Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
     5.2. Effect of any Repeal or Modification of Subsection 5.1. Any repeal or modification of subsection 5.1 of this Article NINTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.
     5.3. Indemnification and Insurance.
     5.3a. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys’ fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subsection 5.3b of this Article NINTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subsection 5.3a of Article NINTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection 5.3a of Article NINTH or otherwise.
     5.3b. Right of Claimant to Bring Suit. If a claim which the corporation is obligated to pay under subsection 5.3a of this Article NINTH is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     5.3c. Miscellaneous. The provisions of this Section 5.3 of Article NINTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section 5.3 of Article NINTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.
     5.3d. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 5.3 of Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
     5.3e. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
     5.3f. Indemnification of Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this Section 5.3 of Article NINTH with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.”
     Indemnification provisions of Article 10 of the Limited Liability Agreement of Ford Motor Credit Company LLC are applicable to directors, officers and employees of Ford Credit Auto Lease Two LLC, CAB East LLC and CAB West LLC who serve as such at the request of Ford Motor Credit Company LLC and provide as follows:
     “10.1 Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company, and no Shareholder, Director or officer of the Company will be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder, Director and/or officer.
     10.2 Directors’ Standard of Care. Each Director of the Company will be deemed to owe to the Company and its Shareholders all of the fiduciary duties that a director of a corporation formed under the DGCL would owe to such corporation and its stockholders. Notwithstanding the previous sentence, however, a Director of the Company will not be personally liable to the Company or any Shareholder for monetary damages for breach of fiduciary duty as a Director, except for liability for: (a) any breach of the Director’s duty of loyalty to the Company or its Shareholders; (b) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; (c) voting for or consenting to a distribution to a Shareholder in violation of Section 18-607 of the Act; or (d) any transaction from which the Director derived an improper personal benefit.
     10.3 Indemnification of Directors, Officers, Employees and Agents. To the fullest extent permitted by law, the Company will indemnify and hold harmless each Shareholder, Director, or officer of the Company or any Affiliate of the Company (as defined below) and any officer, director, stockholder, partner, employee, representative or agent of any such Shareholder, Director or officer (each, a “Covered Person”) and each former Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts (including any investigation, legal and other reasonable expenses) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (“Claims”), in which the Covered Person or former Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or that relates to or arises out of the Company or its formation, operation, dissolution or termination or its property, business or affairs. The Company may indemnify any employee, representative or agent of the Company when, as and if determined by the Board of Directors, to the same extent as provided to Covered Persons pursuant to this Section 10.3. A Covered Person or former Covered Person will not be entitled to indemnification under this Section 10.3 with respect to (a) any Claim that a court of competent jurisdiction has determined results from (i) any breach of such Covered Person’s duty of loyalty to the Company or its Shareholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) voting for or consenting to a distribution to a Shareholder in violation of Section 18-607 of the Act, or (iv) any transaction from which such Covered Person derived an improper personal benefit or (b) any Claim initiated by such Covered Person unless such Claim (or part thereof) (i) was brought to enforce such Covered Person’s rights to indemnification under this Agreement or (ii) was authorized or consented to by the Board. For purposes of this Section 10.3, “Affiliate of the Company” means any person or entity controlling, controlled by or under common control with the Company. For the purposes of this definition, “control” of a person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
     10.4 Survival. The indemnities under this Article 10 will survive dissolution or termination of the Company.
     10.5 Claim Against Company. Each Covered Person or former Covered Person will have a claim against the property and assets of the Company for payment of any indemnity amounts due under this Agreement, which amounts will be paid or properly reserved for prior to the making of distributions by the Company to Shareholders.
     10.6 Advancement of Expenses. Expenses incurred by a Covered Person or former Covered Person in defending any Claim will be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person or former Covered Person to repay such amount if it is ultimately determined that such Covered Person or former Covered Person is not entitled to be indemnified by the Company as authorized by this Article 10.
     10.7 Repeal or Modification. Any repeal or modification of this Article 10 will not adversely affect any rights of such Covered Person or former Covered Person pursuant to this Article 10, including the right to indemnification and to the advancement of expenses of a Covered Person or former Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
     10.8 Rights Not Exclusive. The rights to indemnification and to the advancement of expenses conferred in this Article 10 will not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Directors or otherwise.
     10.9 Insurance. The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Agreement or the Act.”

ITEM 16. Exhibits.
     (A) Exhibits:

Exhibits		Description

1.1	—	Form of Underwriting Agreement for the Notes.*

4.1	—	Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes.)*

4.2	—	Form of Amended and Restated Trust Agreement between the Depositor and the Owner Trustee.*

4.3	—	Amended and Restated Credit and Security Agreement among the Borrowers, the Administrative Agent, the Collateral Agent, the Lender and the Servicer.*

4.4	—	Form of Exchange Note Supplement among the Borrowers, the Administrative Agent, the Collateral Agent, the Lender and the Servicer.*

5.1	—	Opinion of Katten Muchin Rosenman LLP with respect to legality.***

8.1	—	Opinion of Katten Muchin Rosenman LLP with respect to federal income tax matters.*

10.1	—	Form of Interest Rate Hedge between the Trust and the Hedge Counterparty.*

10.2	—	Form of First-Tier Sale Agreement between the Seller and Depositor.*

10.3	—	Form of Second-Tier Sale Agreement between the Depositor and the Trust.*

10.4	—	Amended and Restated Servicing Agreement among the Servicer, the Lender, the Holders of the Collateral Specified Interest Certificates and the Collateral Agent.*

10.5	—	Form of Supplement to the Amended and Restated Servicing Agreement among the Servicer, the Lender, the Holders of the Collateral Specified Interest Certificates and the Collateral Agent.*

23.1	—	Consent of Katten Muchin Rosenman LLP (included as part of Exhibit 5.1).*

23.2	—	Consent of Katten Muchin Rosenman LLP (included as part of Exhibit 8.1).*

24.1	—	Powers of Attorney with respect to signatories for Ford Credit Auto Lease Two LLC.**

24.2	—	Powers of Attorney with respect to signatories for CAB East LLC.**

24.3	—	Powers of Attorney with respect to signatories for CAB West LLC.**

25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939.*

99.1	—	Form of Administration Agreement among the Trust, the Indenture Administrator and the Indenture Trustee.*

99.2	—	Amended and Restated Administration Agreement of HTD Leasing LLC.*

99.3	—
Intercreditor Agreement among the Titling Company Administrator, the Interest Holders, the Titling Companies, the Multiple-Use SPVs, the 2004-A Indenture Trustee and the other persons becoming party thereto from time to time pursuant to a Joinder Agreement.*

99.4	—	Form of Collateral Account Control Agreement between the Trust and the Indenture Trustee.*

99.5	—	Form of Titling Company Control Agreement between the Borrowers and the Indenture Trustee.*

*	Incorporated by reference to Registration Statement of the Co-Registrants on Amendment No. 1 to Form S-3 (Reg. Nos. 333-173928, 333-173928-01 and 333-173928-02) filed on June 9, 2011.

**	Incorporated by reference to Registration Statement of the Co-Registrants on Form S-3 (Reg. Nos. 333-173928, 333-173928-01 and 333-173928-02) filed on May 4, 2011.

***	Filed herewith.

ITEM 17. Undertakings.
(a) Each undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that:
(A)	[Not applicable].

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 (§ 239.13) or Form F-3 (§ 239.33) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)	Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S—1 (§ 239.11) or Form S—3 (§ 239.13), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) [Not applicable]

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is relying on Rule 430B (§ 230.430B):
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) (§ 230.415(a)(1)(i), (vii) or (x)) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii) If the registrant is subject to Rule 430C (§ 230.430C), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424);
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	Each undersigned co-registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such co-registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	[Not applicable]

(d)	[Not applicable]

(e)	[Not applicable]

(f)	[Not applicable]

(g)	[Not applicable]

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each co-registrant pursuant to the foregoing provisions, or otherwise, each co-registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the co-registrants of expenses incurred or paid by a director, officer or controlling person of the co-registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the co-registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	Each undersigned co-registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(j)	Each undersigned co-registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(k)	Each undersigned co-registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(l)	Each undersigned co-registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, each undersigned co-registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant Ford Credit Auto Lease Two LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized officer, in the City of Dearborn, State of Michigan on June 14, 2011.

FORD CREDIT AUTO LEASE TWO LLC (Registrant)
By:	/s/ Scott D. Krohn*
(Scott D. Krohn,
Chairman of the Board of Managers of Ford Credit Auto Lease Two LLC)

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following managers of FORD CREDIT AUTO LEASE TWO LLC in the capacities and on the date indicated.

Signature	Title	Date
/s/ Scott D. Krohn* (Scott D. Krohn)	Chairman of the Board of Managers and President (principal executive officer)	June 14, 2011
/s/ Michael L. Seneski* (Michael L. Seneski )	Chief Financial Officer and Treasurer (principal financial officer)	June 14, 2011
/s/ Jane L. Carnarvon* (Jane L. Carnarvon)	Manager and Controller (principal accounting officer)	June 14, 2011
/s/ Susan J. Thomas (Susan J. Thomas)	Manager and Secretary	June 14, 2011

*By:	/s/ Susan J. Thomas
(Susan J. Thomas, Attorney In Fact)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant CAB East LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized officer, in the City of Dearborn, State of Michigan on June 14, 2011.

CAB EAST LLC (Registrant)
By:	/s/ Scott D. Krohn*
(Scott D. Krohn,
Chairman of the Board of Managers of CAB East LLC)

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following managers of CAB EAST LLC in the capacities and on the date indicated.

Signature	Title	Date
/s/ Scott D. Krohn* (Scott D. Krohn)	Chairman of the Board of Managers and President (principal executive officer)	June 14, 2011
/s/ Michael L. Seneski* (Michael L. Seneski )	Chief Financial Officer and Treasurer (principal financial officer)	June 14, 2011
/s/ Jane L. Carnarvon* (Jane L. Carnarvon)	Manager and Controller (principal accounting officer)	June 14, 2011
/s/ Susan J. Thomas (Susan J. Thomas)	Manager and Secretary	June 14, 2011

*By:	/s/ Susan J. Thomas
(Susan J. Thomas, Attorney In Fact)

\

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant CAB West LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized officer, in the City of Dearborn, State of Michigan on June 14, 2011.

CAB WEST LLC (Registrant)
By:	/s/ Scott D. Krohn*
(Scott D. Krohn,
Chairman of the Board of Managers of CAB West LLC)

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following managers of CAB WEST LLC in the capacities and on the date indicated.

Signature	Title	Date
/s/ Scott D. Krohn* (Scott D. Krohn)	Chairman of the Board of Managers and President (principal executive officer)	June 14, 2011
/s/ Michael L. Seneski* (Michael L. Seneski )	Chief Financial Officer and Treasurer (principal financial officer)	June 14, 2011
/s/ Jane L. Carnarvon* (Jane L. Carnarvon)	Manager and Controller (principal accounting officer)	June 14, 2011
/s/ Susan J. Thomas (Susan J. Thomas)	Manager and Secretary	June 14, 2011

*By:	/s/ Susan J. Thomas
(Susan J. Thomas, Attorney In Fact)

EXHIBIT INDEX

Exhibits		Description

1.1	—	Form of Underwriting Agreement for the Notes.*

4.1	—	Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes.)*

4.2	—	Form of Amended and Restated Trust Agreement between the Depositor and the Owner Trustee.*

4.3	—	Amended and Restated Credit and Security Agreement among the Borrowers, the Administrative Agent, the Collateral Agent, the Lender and the Servicer.*

4.4	—	Form of Exchange Note Supplement among the Borrowers, the Administrative Agent, the Collateral Agent, the Lender and the Servicer.*

5.1	—	Opinion of Katten Muchin Rosenman LLP with respect to legality.***

8.1	—	Opinion of Katten Muchin Rosenman LLP with respect to federal income tax matters.*

10.1	—	Form of Interest Rate Hedge between the Trust and the Hedge Counterparty.*

10.2	—	Form of First-Tier Sale Agreement between the Seller and Depositor.*

10.3	—	Form of Second-Tier Sale Agreement between the Depositor and the Trust.*

10.4	—	Amended and Restated Servicing Agreement among the Servicer, the Lender, the Holders of the Collateral Specified Interest Certificates and the Collateral Agent.*

10.5	—	Form of Supplement to the Amended and Restated Servicing Agreement among the Servicer, the Lender, the Holders of the Collateral Specified Interest Certificates and the Collateral Agent.*

23.1	—	Consent of Katten Muchin Rosenman LLP (included as part of Exhibit 5.1).*

23.2	—	Consent of Katten Muchin Rosenman LLP (included as part of Exhibit 8.1).*

24.1	—	Powers of Attorney with respect to signatories for Ford Credit Auto Lease Two LLC.**

24.2	—	Powers of Attorney with respect to signatories for CAB East LLC.**

24.3	—	Powers of Attorney with respect to signatories for CAB West LLC.**

25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939.*

99.1	—	Form of Administration Agreement among the Trust, the Indenture Administrator and the Indenture Trustee.*

99.2	—	Amended and Restated Administration Agreement of HTD Leasing LLC.*

99.3	—
Intercreditor Agreement among the Titling Company Administrator, the Interest Holders, the Titling Companies, the Multiple-Use SPVs, the 2004-A Indenture Trustee and the other persons becoming party thereto from time to time pursuant to a Joinder Agreement.*

99.4	—	Form of Collateral Account Control Agreement between the Trust and the Indenture Trustee.*

99.5	—	Form of Titling Company Control Agreement between the Borrowers and the Indenture Trustee.*

*	Incorporated by reference to Registration Statement of the Co-Registrants on Amendment No. 1 to Form S-3 (Reg. Nos. 333-173928, 333-173928-01 and 333-173928-02) filed on June 9, 2011.

**	Incorporated by reference to Registration Statement of the Co-Registrants on Form S-3 (Reg. Nos. 333-173928, 333-173928-01 and 333-173928-02) filed on May 4, 2011.

***	Filed herewith.